UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.          )

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☒	Definitive Proxy Statement
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PERRIGO COMPANY PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2026 Proxy Statement —

2026 Proxy Statement	i
Notice of 2026
Annual General Meeting
Thursday, April 30, 2026 8:30 a.m. (Irish Time)

The 2026 Annual General Meeting (“AGM”) of Shareholders of
Perrigo Company plc (“Company” or “Perrigo”) will be held on
Thursday, April 30, 2026, at 8:30 a.m. (Irish Time) at 25 North Wall
Quay, Dublin 1, D01 H104, Ireland.

Meeting Agenda

1	To elect, by separate resolutions, nine director nominees to serve until the 2027 Annual General Meeting of Shareholders;
2
To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the
Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor;

3	To provide advisory approval of the Company’s executive compensation;
4	To approve the Company’s 2026 Long-Term Incentive Plan;
5	To renew the Board’s authority to issue shares under Irish law;
6	To renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law; and
7	To transact any other business that may properly come before the meeting.
Proposals 1 – 5 are ordinary resolutions requiring the approval of a simple majority of the votes cast at the meeting. Proposal 6 is a special resolution requiring the approval of not less than 75% of the votes cast.
All proposals are more fully described in this Proxy Statement.
In addition to the above proposals, the business of the AGM shall include the consideration of the Company’s Irish Statutory Financial Statements
for the fiscal year ended December 31, 2025, along with the related directors’ and auditor’s reports and a review of the Company’s affairs.

Meeting Date

Thursday, April 30th, 2026

Meeting Time

8:30 a.m. (Irish Time)

Meeting Location

25 North Wall Quay, Dublin 1, D01 H104, Ireland

ii	Perrigo Company
Admission to the Annual General Meeting
If you wish to attend the AGM, you must be a shareholder as of the record date, March 2, 2026. If you plan on attending the meeting, you may obtain admission tickets at the registration desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker, bank or other nominee should bring proof or a certificate of ownership to the meeting.
Your vote is important. Please consider the issues presented in this Proxy
Statement and vote your shares as soon as possible. To do so, you should promptly sign, date and return the enclosed proxy card or proxy voting instruction form or vote by telephone or Internet following the instructions on the proxy card or instruction form.
A shareholder entitled to attend and vote at the AGM is entitled, using the form provided (or the form in section 184 of the Irish Companies Act
2014), to appoint one or more proxies to attend, speak and vote instead of the shareholder at the AGM. A proxy need not be a shareholder of record.
By order of the Board of Directors
Charles Atkinson
Executive Vice President, General Counsel and Company Secretary
March 20, 2026
This Proxy Statement and the Annual Report on Form 10-K are available at www.materials.proxyvote.com/G97822. To vote, you will need to use the 16-digit control number provided to you.
The Irish Statutory Financial Statements for the fiscal year ended
December 31, 2025 will be available on our Proxy Statement website at
www.materials.proxyvote.com/G97822 on or before April 8, 2026.

We are once again pleased to
take advantage of the Securities
and Exchange Commission rule
allowing companies to furnish
proxy materials to their
shareholders over the Internet.
This e-proxy process expedites
shareholders’ receipt of proxy
materials while reducing the costs
and the environmental impact of
our AGM. On or about March 20,
2026, we mailed to our beneficial
owners and consenting
shareholders of record, a notice
of internet availability of proxy
materials containing instructions
on how to access our proxy
statement, Annual Report and
Irish Statutory Financial
Statements and how to vote
online. All other shareholders will
receive a paper copy of the proxy
statement, proxy card, and
Annual Report by mail unless
otherwise notified by us or our
transfer agent.
The notice of internet availability
contains instructions on how you
can (i) receive a paper copy of
the proxy statement, proxy card,
Annual Report and Irish Statutory
Financial Statements if you only
received a notice by mail or (ii)
elect to receive your proxy
statement, Annual Report and
Irish Statutory Financial
Statements over the Internet if
you received them by mail this
year.

2026 Proxy Statement	iii

iv	Perrigo Company

Page
Talent & Compensation Committee Report	85
Equity Compensation Plan Information	85
CEO Pay Ratio	86
Pay Versus Performance	87
Pay Versus Performance Disclosure	87
Audit Committee Report	93
Proposals to be Voted on:	94
1. Elect nine (9) director nominees to serve until the 2027 Annual General Meeting of Shareholders	95
2. Ratification, in a Non-Binding Advisory Vote, of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor and Authorization, in a Binding Vote, of the Board of Directors, Acting Through the Audit Committee, to Fix the Remuneration of the Auditor	96
3. Advisory vote on the Company’s executive compensation	98
4. Approve the Company’s 2026 Long-Term Incentive Plan	100
5. Renew the Board’s authority to issue shares under Irish law	111
6. Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	112
Presentation of Irish Statutory Financial Statements	114
Annual Report on Form 10-K	115
Questions and Answers and Voting Information	116
Appendix A	A-1
Appendix B	B-1
The proxy statement, form of proxy and voting instructions are being mailed to shareholders starting on or about
March 20, 2026.
Proxy Summary

2	Proposals

4	Executive Transition / Succession Planning

8	Questions and Answers and Voting Information

2	Governance

4	2025 Performance Update

3	Board Refreshment

6	Executive Compensation

1

2	Perrigo Company

Proxy Summary
Here are highlights of important information you will find in this proxy statement. As this is only a summary, we encourage you to review the complete proxy statement before you vote.
Proposals

Resolutions Proposed for Shareholder Vote		Board Vote Recommendation	Page Reference for Additional Details

1	Election of directors	FOR each nominee	95
2	Advisory vote on ratification of independent auditor and binding vote on authorization of Board (through Audit Committee) to fix remuneration of auditor	FOR	96
3	Advisory vote on executive compensation	FOR	98
4	Approve the 2026 Long-Term Incentive Plan	FOR	100
5	Renew the Board’s authority to issue shares under Irish law	FOR	111
6	Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	FOR	112
Governance

Annual director elections	Robust share ownership guidelines

8 of 9 director nominees are independent	Majority voting for directors election

All committee members are independent	No shareholder rights plan

Regular Board refreshment	Board level risk oversight

Independent directors regularly meet in executive session	Anti-hedging and anti-pledging policies

Annual Board and committee assessments	Regular shareholder engagement

Separate independent Chair and Chief Executive Officer roles	Board represents a robust mix of experience and skills

Meeting Date and Time

April 30thth, 2026 at 8:30 a.m.

Meeting Location

25 North Wall Quay, Dublin 1, D01 H104, Ireland

2026 Proxy Statement	3

Proxy Summary
Board Refreshment
The Nominating & Governance Committee (“NGC”) recommends individuals as director nominees based on various criteria, including their business and professional background, integrity, understanding of our business, demonstrated ability to make independent analytical inquiries and the willingness and ability to devote the necessary time to Board and committee duties. A director’s qualifications in meeting these criteria are considered at least each time the director is recommended for Board membership. Should a new director be needed to satisfy specific criteria or to fill a vacancy, the NGC will initiate a search for potential director nominees, and it will seek input from other Board members, including the Chief Executive Officer (“CEO”), and
Chair of the Board, as well as any outside advisers assisting in identifying and evaluating candidates.
Four of Perrigo’s eight non-employee director nominees have been appointed in the last five years, with Jonas
Samuelson appointed to the Board in January 2025 and Kevin Egan appointed in May 2025. As of the date of the AGM, the average tenure of our non-employee director nominees will be approximately 5 years. The following table provides summary information about our nominees for election to the Board of Directors. For more information on our director nominees, see the ‘Election of Directors’ section beginning on page 22.

Director Nominees
Name	Director Since	Primary Occupation[1]	Independent	Number of Other Public Company Boards

Bradley A. Alford	2017	Former Executive	Yes	Two
Orlando D. Ashford	2020	Executive	Yes	One
Julia M. Brown	2023	Former Executive	Yes	One
Kevin Egan	2025	Former Executive	Yes	None
Patrick Lockwood-Taylor	2023	President & CEO	No	None
Albert A. Manzone	2022	Executive	Yes	Two
Donal O'Connor	2014	Former Executive	Yes	One
Geoffrey M. Parker	2016	Executive[2]	Yes	None
Jonas Samuelson	2025	Former Executive	Yes	Two
1.Other than Patrick Lockwood-Taylor, all director nominees are independent and their Executive / Former Executive title indicates current or former positions with other companies.
2.Mr. Parker is Chief Financial Officer of Allogene Therapeutics, and was formerly Chief Financial Officer of Tricida, Inc., a biotechnology company that filed for bankruptcy in 2023 after its investigational drug candidate failed to reach the primary endpoint of its clinical trial.
1. See Appendix A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

4	Perrigo Company

Proxy Summary
Executive Transition / Succession Planning
The Company is led by an Executive Leadership Team (“ELT”) which consists of the CEO and his direct reports.
Perrigo and its Board of Directors have long-partnered on a robust ELT Talent Review and Succession planning process.
Since joining Perrigo in 2023, Patrick Lockwood-Taylor has continued his focus on ensuring we have the right leadership team in place for success. Effective June 23, 2025, Matt Winterman was appointed Executive Vice
President (“EVP”), Product Supply, Operations Strategy and Transformation Officer replacing Ronald Janish, who continued in an advisory capacity until his exit from the Company on September 30, 2025. On June 30,
2025, Catherine “Triona” Schmelter exited Perrigo as EVP and President, Consumer Self-Care Americas due to
the elimination of her position as part of the Company’s Stabilize, Streamline and Strengthen plan, our ‘3-S’ plan.
As part of this initiative, on July 1, 2025 Roberto Khoury was appointed EVP and Chief Commercial Officer.
2025 Performance Update1
We made substantial progress on our ‘3-S’ plan in 2025 by advancing our Enterprise Strategy, which outlines a tangible roadmap to drive performance and Total Shareholder Return (“TSR”) on our journey to become 'One
Perrigo’. We clearly defined our Business Model to deliver a focused portfolio of consumer health solutions that delight consumers and, in partnership with our customers, improve access and accelerate category growth.
Now, we are laser-focused on scaling more molecules, at more price points, to more consumers, in support of
Our Purpose: Making Lives Better Through Trusted Health and Wellness Solutions, Accessible to All.
We anchored our strategic plan around three clear steps:

1. Stabilize	2. Streamline	3. Strengthen

We stabilized our store brand
business evidenced by solid
share and distribution gains. We
also stabilized supply in Infant
Formula, recovering service
levels above 90%, even as
demand recovery slowed and
competition intensified.

We simplified our portfolio and
implemented a new commercial operating
model; completed and delivered
meaningful benefits from our Project
Energize and Supply Chain Reinvention
programs, and announced the divestitures
of Dermacosmetics & strategic reviews for
Infant Formula and Oral Care.
We strengthened our innovation pipeline vs. prior year, prioritized our key brands, bolstered capabilities and are directing resources where they impact the most.

In addition to these advancements, the Company achieved its full-year 2025 adjusted EPS within its updated guidance range, delivered low-single-digit adjusted operating income growth and expanded adjusted operating margin, due in part to accretive initiatives and new products. These successes were achieved despite challenging market conditions.

2026 Proxy Statement	5

Proxy Summary
Other strategic and operational highlights include:

Grew Market Share in both store brands and key brands: in the U.S., Perrigo store brand volume share gained 60 basis points[1], and Perrigo key brands dollar share gained 10 basis points[2].

Strengthened our Innovation Pipeline with a potential unadjusted dollar value 3X greater than 2024.

Customer service levels have strengthened and we consistently achieved greater than 90% with top customers.

Successfully completed 'Project Energize' streamlining efforts, which achieved gross annualized pre-tax savings gross of approximately $163 million, towards the high-end of the Company's estimated range of $140 million to $170 million.

Further streamlined the portfolio by announcing the agreement to divest our Dermacosmetics business for up to €327 Million;
separately announced strategic reviews for the Infant Formula and Oral Care businesses.

Announced the scaling and optimizing of our growth model—anchored in global Category Leadership and Market Activation—
across the organization to enhance agility, accelerate innovation and drive long-term sustainable growth.

Successfully completed our Supply Chain Reinvention program, which was initiated in 2022, and achieved gross annualized pre-
tax benefits of $157 million, within the Company's estimated range of $150 million to $200 million by the end of 2025.

Successfully introduced our ‘3-S’ plan to Stabilize, Streamline and Strengthen the organization at our February 2025 Investor Day.

Grew adjusted earnings per share amid challenging market conditions.
1.Share gains according to Circana 13-weeks and/or 52-weeks ending 12/28/25 vs. prior year period in the categories where Perrigo participates in cough cold, allergy, digestive health, pain, nicotine replacement, skin care and women’s health.
2.Consolidation of various data sources (IQVIA, IRI, Nielsen, Openhealth, Newline, HMR, reddata, Farmastat) latest data available, ending
November 2025.

6	Perrigo Company

Proxy Summary
Financial highlights of fiscal year 2025 results from continuing operations include1:

$4.3B Reported net sales	$622M Adjusted operating income	14.6% Adjusted operating margin

Reported net sales were $4.3 billion compared to $4.4 billion in the prior year, due primarily to businesses under strategic review and divestitures and exited products.	Adjusted operating income increased $14 million, higher by 2% compared to the prior year.	Adjusted operating margin of 14.6% expanded 70 basis points compared to the prior year.

$2.75 Adjusted EPS	$239M Operating cash flow	4.0x Adjusted EBITDA

Adjusted earnings per share of $2.75,
increased $0.18 or 7.0%, compared to
the prior year, including a tailwind of
$0.10 from favorable currency translation
and an unfavorable impact of $0.12 from
divestitures and exited products.
	Operating cash flow was $239 million, leading to end of year cash and cash equivalents on the balance sheet of $532 million.	Maintained a strong balance sheet as net leverage to adjusted EBITDA was 4.0x at the end of 2025, flat compared to the prior year-end.

1.See Appendix A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).
Executive Compensation
Executive Compensation Principles
As a Consumer Self-Care market leader, the Company is focused on our new corporate vision, purpose statement and blueprint to build 'One Perrigo'. Our ability to successfully execute our business strategies will depend in large part on continuing to have the right executive leadership team to guide Perrigo and ensure the long-term success of the company.
For this reason, our executive compensation program is designed to attract, inspire and retain the highest level of executive talent. Further, our programs are structured to closely align with our business objectives and commitment to shareholder value creation by having the vast majority of our executives' compensation being at risk, not guaranteed, and linked to performance in order to be realized.

2026 Proxy Statement	7

Proxy Summary

What We Do

Pay-for-Performance philosophy that emphasizes variable, at-risk, performance based, equitable pay

Directly align executive compensation with shareholder returns through long-term operational, financial and share price performance

Mitigate risk by conducting independent annual risk assessments

Incorporate plan design features that cap maximum level of payouts, use multiple performance metrics and include claw back provisions

Have rigorous share ownership guidelines

Use an independent compensation consultant

Regularly review annual share utilization and potential dilution from equity compensation plans

What We Don’t Do

Permit hedging or pledging of Perrigo stock

Provide significant perquisites

Provide “single trigger” change in control cash severance benefits

Provide excise tax gross-up on any change in control payments

Program Design
•The primary elements of executive compensation consist of base salary, annual incentive and long-term equity incentive compensation.
•The vast majority (87% for our CEO and 76%, on average, for our other Named Executive Officers or
“NEOs”) of our ongoing target executive compensation opportunity is performance-based and/or at-risk (i.e., not guaranteed).
•Compensation is weighted toward long-term equity awards rather than short-term cash compensation to directly align the interests of executive leadership and our shareholders.

8	Perrigo Company

Proxy Summary
CEO Compensation
Other NEOs Compensation

■ Base Salary	■ FCF/NS PSU
■ RSU	■ AIP
■ rTSR PSU
2025 Compensation Highlights

For 2025, base salaries for all named executive officers were increased in line with the Company’s overall salary increase budget of 3%.

Consistent with our pay for performance philosophy, payouts under our Annual Incentive Plans (“AIP”) are below target due to our performance on Net Sales, Adjusted Operating Income and Operating Cash flow.

The three-year cumulative payout for the 2023-2025 currency-neutral Adjusted Operating Income used for Performance Share
Units (“PSU OI”) was 91.2% of target. Please see detailed explanation beginning on page 62. The three-year cumulative payout for the 2023-2025 Relative Total Shareholder Return Performance Share Units (“rTSR-PSUs”) was 0% of target.

In 2025, the Talent & Compensation Committee (“TCC”) replaced the PSU OI component of the LTIP grant mix with PSUs tied to
Free Cash Flow Return as a percentage of Net Sales (“FCF/NS PSUs”). FCF/NS goals were established for 2025, 2026 and 2027, and at the end of the three-year period the payout will be based on the average of the payouts resulting from actual performance each year versus the pre-established goals. In 2025, NEOs were granted annual LTIP awards allocated 50% to FCF/NS PSUs,
20% to rTSR-PSUs earned based on three-year TSR performance relative to the constituents of Perrigo’s TSR comparator group, and 30% to Restricted Stock Units (“RSUs”) vesting over three years—meaning that 70% of our Executives’ Target Long-Term
Incentive (“LTI”) compensation is subject to performance hurdles in order to vest.

Questions and Answers and Voting Information
Please see the Questions and Answers and Voting Information section beginning on page 116 for important information about voting, the proxy materials and deadlines for submitting shareholder proposals and director nominees for the 2027 Annual General Meeting of Shareholders. Additional questions may be directed to Perrigo
Company plc, Attn: General Counsel, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or
GeneralMeeting@perrigo.com.

Compare to Zyrtec®
active ingredient
Perrigo®
45802-919-87
Purpose
Antihistamine

Corporate Governance

10	General

14	Audit Committee

18	Executive Sessions of Independent Directors

10	Corporate Governance Guidelines

14	Talent & Compensation Committee

18	Board and Committee Self-Assessments

10	Code of Conduct

15	Nominating & Governance Committee

18	Shareholder Communications with Directors

10	Director Independence

15	Shareholder Engagement

18	Director Nominations

11	Board Oversight of Risk

15	Insider Trading, Anti-Hedging and Anti-Pledging Policies

19	Proxy Access

13	Board Leadership

16	Political Activities and Expenditures

19	Board Refreshment

13	Chairman of the Board

16	Board Oversight of Global Cybersecurity and Information Security Risk

19	Share Ownership

13	Board of Directors and Committees

17	Cybersecurity and Information Security Risk Governance

20	Certain Relationships and Related-Party Transactions

9

10	Perrigo Company

Corporate Governance
General
We manage our business under the direction of our Board of Directors. The CEO is a member of, and reports directly to, our Board, and members of our ELT regularly advise our Board on those business segments for which each executive has management responsibility. Our Board is kept informed through discussions with our
CEO and other officers, by reviewing materials provided to them, by visiting our facilities and by participating in
Board and committee meetings.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines that are available on our website
(www.Perrigo.com) under the heading Investors – Corporate Governance. The Board may review and amend these guidelines from time to time. We will mail a copy of these guidelines to any shareholder upon written request to our Company Secretary, Charles Atkinson, at Sharp Building, Hogan Place, Dublin 2, D02 TY74,
Ireland, or by email at GeneralMeeting@perrigo.com. As part of our ongoing commitment to corporate governance, we periodically review our corporate governance policies and practices for compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of both the U.S. Securities and
Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).
Code of Conduct
Our Code of Conduct acknowledges that a reputation for ethical, moral and legal business conduct is one of
Perrigo’s most valuable assets. In addition to acknowledging ethical and legal obligations for financial reporting, the Code of Conduct requires that our employees, officers and directors comply with laws and other legal requirements, adhere to our policies and procedures, avoid conflicts of interest, protect corporate opportunities and confidential information, conduct business in an honest and ethical manner and otherwise act with integrity and in Perrigo’s best interest. Our Code of Conduct is available on our website (www.Perrigo.com) under the heading – Corporate Responsibility - Policies & Practices, and we will promptly post any amendments to or waivers of the Code of Conduct on our website. We will mail a copy of our Code of Conduct to any shareholder upon request to our Company Secretary, Charles Atkinson, at Sharp Building, Hogan Place, Dublin 2, D02 TY74,
Ireland, or at GeneralMeeting@perrigo.com.
Director Independence
Our Corporate Governance Guidelines provide that a substantial majority of our directors should meet NYSE independence requirements. A director will not be considered independent unless the Board of Directors determines that the director meets the NYSE independence requirements and has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its most recent annual review of director independence, the Board of
Directors has determined that eight of our nine director nominees are independent, including Bradley A. Alford,
Orlando D. Ashford, Julia M. Brown, Kevin Egan, Albert A. Manzone, Donal O’Connor, Geoffrey M. Parker and
Jonas Samuelson, as well as current directors Adriana Karaboutis and Jeffrey Kindler who are not standing for re-election. Patrick Lockwood-Taylor is not independent under these standards because he is currently serving as an officer of Perrigo.

2026 Proxy Statement	11

Corporate Governance
In making its independence determination, the Board of Directors has broadly considered all relevant facts and circumstances and concluded that there are no material relationships that would impair these directors’
independence.
Board Oversight of Risk
While management is responsible for day-to-day risk management, the Board of Directors is responsible for the overall risk oversight, including cybersecurity and Sustainability & Environmental, Social & Governance
(“Sustainability & ESG”) risks, and the Audit Committee is responsible for the overall framework for the risk assessment and enterprise risk management (“ERM”) process for the Company. The Board’s committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements; the TCC is primarily responsible for risk oversight relating to executive compensation and the Company’s compensation policies and practices, along with corporate culture; and the NGC is primarily responsible for risk oversight relating to corporate governance and cybersecurity, along with Sustainability & ESG matters. These committees report to the Board of Directors on risk management matters.
Management periodically presents to the Board of Directors its view of the major risks facing the Company, which may include a dedicated ERM presentation. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is regularly addressed in a wide range of Board discussions, including those related to segment or business unit activities, specific corporate functions (such as treasury, intellectual property, capital allocation and taxation matters), acquisitions, divestitures and consideration of other extraordinary transactions. As part of these discussions, our directors ask questions, offer insights and challenge management to continually improve its risk assessment and management of identified risks.
Additionally, independent directors have the opportunity to meet in executive sessions with management and compliance leaders. The Board has full access to management as well as the ability to engage advisors to assist the Board in its risk oversight role.

12	Perrigo Company

Corporate Governance
The following chart provides a summary overview of key areas of risk oversight for the Board and management.

Board of Directors Oversees Major Risks

Strategic and Competitiveness	Financial	Brand and Reputational	Legal and Regulatory

Operational	Cybersecurity	Sustainability & Environmental, Social, & Governance	Organizational Succession Planning

Management Key Risk Responsibilities

Business units identify and manage business risks	Central functions design risk framework, including setting boundaries and monitoring risk appetite	Internal Audit provides independent assurance on design and effectiveness of internal controls and governance practices

2026 Proxy Statement	13

Corporate Governance
Board Leadership
Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders.
Our current leadership structure consists of a separate Chairman of the Board and CEO, and strong, active independent directors. The Board believes that the Company and its shareholders are well-served by this leadership structure at this time. In addition, having three independent Board Committees chaired by independent directors provides a formal structure for strong, independent oversight of the President and CEO and the rest of the Company’s management team.
Chairman of the Board
We have had a separate, independent Chairman of the Board since 2016, and Mr. Ashford has held the position since May 2022. The role of the Chairman includes:
•presiding at all Board meetings, including executive sessions of the independent directors;
•serving as a liaison between the CEO and the independent directors, including being responsible for communicating with the CEO regarding CEO performance evaluations and providing feedback from the independent director sessions;
•having the authority to call meetings of the independent directors; and
•approving Board meeting agendas and schedules to ensure there is sufficient time for discussion of all agenda items.
The Chairman is selected from those Perrigo directors who are independent and who have not been a former executive officer of Perrigo. The Chairman position is for an initial term of three years, subject to annual reviews by our NGC, annual re-election of that director at the intervening Annual General Meetings and an annual appointment by the independent directors.
Board of Directors and Committees
Perrigo’s Board of Directors met 6 times during 2025. The Board of Directors has standing Audit (“AC”), Talent &
Compensation (“TCC”) and Nominating & Governance Committees (“NGC”), and there were a total of 17 formal committee meetings during 2025. Each director attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which he or she served during 2025.
We encourage all of our directors to attend our Annual General Meetings, and all continuing directors then serving participated in the AGM in 2025.
The Board has adopted a charter for each of the AC, TCC and NGC that specifies the composition and responsibilities of each committee. Copies of the charters are available on our website (www.Perrigo.com) under
Investors – Corporate Governance and are available in print to shareholders upon request to our Company
Secretary, Charles Atkinson, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or
GeneralMeeting@perrigo.com.

14	Perrigo Company

Corporate Governance
Audit Committee
During 2025, the AC met formally 6 times. The AC currently consists of the following independent directors:
Donal O’Connor (Chair), Kevin Egan, Adriana Karaboutis (who will not stand for re-election at the AGM), Albert
Manzone, Geoffrey M. Parker and Jonas Samuelson. On February 18, 2026, the Board selected Kevin Egan to be the next Audit Committee Chair, to take effect upon his re-election at the AGM.
The AC monitors our accounting and financial reporting principles, policies and internal controls. It is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm in the preparation and issuance of audit reports and related work, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting. It is also responsible for overseeing the work of our internal audit function. Additional information on the committee and its activities is set forth in the Audit Committee Report on page 93.
The Board of Directors has determined that each member of the AC (1) meets the audit committee independence requirements of the NYSE listing standards and the rules and regulations of the SEC and (2) is able to read and understand fundamental financial statements as required by the NYSE listing standards. The
Board has also determined that Kevin Egan, Adriana Karaboutis, Albert Manzone, Donal O’Connor, Geoffrey M.
Parker and Jonas Samuelson have the requisite attributes of an “Audit Committee Financial Expert” under the
SEC’s rules and that such attributes were acquired through relevant education and work experience.
Talent & Compensation Committee
During 2025, the TCC met formally 6 times. The TCC currently consists of the following independent directors:
Jeffrey B. Kindler (Chair) (who will not stand for re-election at the AGM), Bradley A. Alford, Orlando Ashford and
Julia Brown. On February 18, 2026, the Board selected Jonas Samuelson to be the next TCC Chair, to take effect upon his re-election at the AGM.
The TCC reviews and recommends to the Board compensation arrangements for the CEO and non-employee directors. It also reviews and approves the annual compensation for executive officers, including salaries, annual incentives and long-term incentive compensation. The TCC administers Perrigo’s annual incentive and long-term incentive plans. The TCC also reviews and makes recommendations to the Board regarding succession planning and corporate culture programs and initiatives.
The TCC engaged Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent consultant to provide independent, outside perspective and consulting services on Perrigo’s executive compensation and non-
employee director compensation programs. Additionally, FW Cook assists the TCC in considering and analyzing market practices, trends and management’s compensation recommendations. Perrigo did not retain FW Cook to perform any other compensation-related or consulting services for the Company. Interactions between FW Cook and management were generally limited to discussions on behalf of the TCC or as required to compile information at the TCC’s direction. Based on these factors, its own evaluation of FW Cook’s independence pursuant to the requirements approved and adopted by the SEC and the NYSE, and information provided by
FW Cook, the TCC has determined that the work performed by FW Cook did not raise any conflicts of interest.
Additional information regarding the processes and procedures of the TCC is presented in the Compensation
Discussion and Analysis, beginning on page 44.

2026 Proxy Statement	15

Corporate Governance
Nominating & Governance Committee
During 2025, the NGC met formally 5 times. In addition, members of the NGC met together with advisors regularly in connection with board refreshment planning. The NGC currently consists of the following independent directors: Adriana Karaboutis (Chair) (who will not stand for re-election at the AGM), Orlando D.
Ashford, Julia Brown, and Jonas Samuelson. On February 18, 2026, the Board selected Julia Brown to be the next NGC Chair, to take effect upon her re-election at the AGM.
The NGC identifies and recommends to the Board qualified director nominees. This committee also oversees succession planning for the President and Chief Executive Officer and oversees the Company’s key cybersecurity, sustainability and environmental policies, objectives, risks and related matters. The Committee also develops and recommends to the Board the Corporate Governance Guidelines, leads the Board’s annual performance review, and makes recommendations on director assignments to Board committees and Board succession planning.
Shareholder Engagement
We believe that ongoing, transparent communication with our shareholders is critical to our long-term success.
We have a robust shareholder engagement program, and we maintain active, year-round communication with our shareholders and prospective shareholders through a number of forums, including quarterly earnings presentations, investor conferences, securities filings, phone calls, correspondence and individual meetings.
These meetings enable two-way dialogue between our shareholders and the Company and provide a forum for our leadership to listen to our shareholders’ perspectives, answer any questions and engage in dialogue on any feedback they may have.
We were able to conduct meaningful dialogue with many of our top shareholders, as well as numerous other current and prospective shareholders, on topics such as our business performance and overall corporate strategy, capital allocation, industry and market trends, corporate governance, mergers and acquisitions
(“M&A”) strategy, Sustainability & ESG, human capital and executive compensation. Throughout 2025, senior management and the investor relations team met with many representatives of current and potential institutional investors representing trillions of dollars in assets under management.
In addition to our regular ongoing shareholder engagement program, we have engaged the proxy solicitation firm, Okapi Partners, to assist with outreach to discuss overall business strategy, executive compensation, governance and sustainability and ESG matters. Between this engagement exercise in late 2025 and our investor relations program, we reached out to our top 25 investors, representing 77.5% of shares outstanding.
Company participants included members from investor relations, legal, human resources, sustainability and ESG and finance. We also solicited engagement with the two top proxy advisory firms to discuss their perspectives around best practices of executive compensation programs.
Our shareholders have provided us with valuable feedback and external viewpoints that inform the way we think about our business and strategy, and we are committed to a continuing transparent dialogue.
Insider Trading, Anti-Hedging and Anti-Pledging Policies
The Company has adopted an insider trading policy and procedures governing the purchase, sale and other dispositions of its securities by directors, officers and employees of the Company itself. We believe this policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our Insider Trading Policy prohibits executive officers and directors of the Company from trading in options, warrants, puts and calls or similar instruments on Company securities and holding Company securities in margin accounts, as well as from pledging Company securities as collateral

16	Perrigo Company

Corporate Governance
for a loan. In addition, the Policy prohibits Company directors and all employees, including executive officers, from selling Company securities “short”, engaging in “short sales against the box” and entering into hedging or monetization transactions or similar arrangements with respect to Company securities. The Company also follows procedures for the repurchase of its securities. A copy of our Insider Trading Policy was filed as an
Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Political Activities and Expenditures
Perrigo recognizes that investors and other stakeholders may be interested in our political activities and expenditures. With this in mind, we provide the following information:
•We have a written policy regarding political contributions and activities. This Policy on Political Contributions and Activities is available on our website (www.Perrigo.com) under Corporate Responsibility - Policies &
Practices. As explained in this Policy, the use of company funds, assets or resources for political parties, candidates or campaigns is prohibited unless permitted by applicable law and approved in advance by the
General Counsel. We do not contribute corporate funds to federal candidates, federal political committees or most Section 527 organizations.
•Perrigo’s Political Contributions and Activities Policy also requires compliance with all lobbying-related registration and reporting laws, including the Irish Lobbying Act. As an Irish domiciled company, we are required to report any lobbying activity in Ireland and have not reported any such activity in the last several years.
•As explained in our Code of Conduct available on our website (www.Perrigo.com) under Corporate
Responsibility - Policies & Practices, we are committed to ethical behavior and accountability in all engagements relating to governmental affairs. We comply with all local laws and regulations in our political actions and ensure that political advocacy conducted on Perrigo’s behalf is consistent with our values.
•Perrigo engaged in political advocacy during the reporting period. This included expenditures relating to political advocacy in connection with our infant formula and women's health businesses. We expect this political advocacy to continue in the current reporting period.
Board Oversight of Global Cybersecurity and Information Security Risk
The NGC meets regularly to discuss cybersecurity and information security risks and will convene additionally if a specific incident occurs. The Chair of the NGC regularly reports to the Board on key matters considered by the
Committee.
Cybersecurity is an important part of our risk management program and an area of increasing focus for our
Board and management. We use a risk-based approach to identify, assess, protect, detect, respond to and recover from cybersecurity threats. The Company’s cybersecurity policies, standards and processes are designed and implemented in light of the requirements of the National Institute of Standards and Technology
(“NIST”) frameworks for cybersecurity and privacy.
Recognizing that no single technology, process or business control can effectively prevent or mitigate all risks, we employ multiple technologies, processes and controls all working as part of a cohesive strategy to minimize risk including the following:
•We emphasize security and resiliency through business assurance capabilities and incident response plans designed to identify, evaluate and remediate incidents when they occur. We regularly review and update our

2026 Proxy Statement	17

Corporate Governance
plans, policies and technologies and conduct regular training exercises and crisis management preparedness activities to test their effectiveness.
•Perrigo leverages the NIST cybersecurity framework to measure the capability of its cybersecurity program and we conduct third party assessments to measure the NIST ratings.
•We maintain a cybersecurity risk register which is reviewed periodically with relevant stakeholders. Risks that are higher in impact are included within our Enterprise Risk Register which is reviewed with ELT and
Perrigo Board of Directors.
•Our process used to identify, assess, protect, detect, respond to and recover from cybersecurity threats is regularly tested by external parties through penetration testing and other exercises designed to assess and test our cybersecurity health, resiliency and the effectiveness of our program.
•Management invests in organization capability and technology to manage and identify cybersecurity and information security risks. Our Company has information security employees across the globe, enabling us to monitor and promptly respond to threats and incidents, identify and maintain oversight of cybersecurity risks associated with third parties, evaluate and deploy cybersecurity technologies and educate associates on cybersecurity risks.
•We maintain cyber insurance coverage to help mitigate possible costs associated with a potential incident.
•We have implemented an information and cybersecurity awareness program designed to educate and test employee maturity at least annually, and regularly throughout the year employees receive training regarding phishing and other threat actor schemes, the inherent risks involved in human interaction with information and operational technology and new and emerging technologies.
We have processes in place designed to allow us to oversee and identify risks from cybersecurity threats associated with our use of third-party service providers and suppliers through our Supplier Cyber Risk
Assessment process, which assesses third-party cybersecurity controls through a combination of risk assessment questionnaires, commercially available risk data and security rating platforms. We also include cybersecurity and information security language in our contracts where applicable. We require our suppliers and partners to report cybersecurity incidents to us so that we can assess the impact of such an incident on us and have dedicated processes to respond to cybersecurity incidents at third parties. We have established processes to contain the impact of potential security incidents on Perrigo's third party service providers.
Cybersecurity and Information Security Risk Governance
Our overall information security efforts are led by the Chief Information Security Officer (“CISO”). The CISO has
substantial experience in cybersecurity, including knowledge, skills, certifications and background in the field.
The CISO holds several key certifications including Certified Information Systems Security Professional
(“CISSP”), Certified Secure Software Lifecycle Professional (“CSSLP”) and Certified Ethical Hacker (“CeH”).
While management is responsible for day-to-day risk management, the Board is responsible for the Company’s overall risk oversight function, including cybersecurity risks, and includes oversight by several committees. The
NGC, comprised solely of independent directors, supports the Board by overseeing cybersecurity risks, policies and objectives. As a part of its duties, the NGC regularly provides reports to the full Board of Directors.
The NGC routinely engages with the Chief Financial Officer (“CFO”), the CISO and Chief Technology Officer
(“CTO”) on a range of cybersecurity-related topics, including threats to the environment and vulnerability assessments, policies and practices, technology trends and regulatory developments.

18	Perrigo Company

Corporate Governance
Perrigo has an incident response team comprised of the CISO and senior leadership from Legal, Human
Resources and Finance. We have a formalized breach management protocol and playbooks that are tested periodically. Perrigo uses a panel of forensic and industry leading third-party service providers to assist the
Company with its response in the event of a cybersecurity incident. This collaborative approach, working with a wide range of key stakeholders to manage risk, allows us to effectively share and respond to threat intelligence.
We employ escalation procedures designed to notify management of certain specific cybersecurity threats or incidents. If deemed appropriate, management will notify the NGC, which may convene to discuss the cybersecurity threat before reporting to the Board on the matter.
Executive Sessions of Independent Directors
The independent members of the Board of Directors hold regularly scheduled meetings in executive session without management, and they also meet in executive session with the CEO on a regular basis.
Board and Committee Self-Assessments
The Board and the AC, TCC and NGC have historically conducted annual self-assessments, either through the use of extensive internal questionnaires or third parties. Through this process, directors evaluate the composition, effectiveness, processes and skills of the Board and individual Committees and identify areas that may merit further focus or consideration. The results of the assessments are reviewed and discussed by members of the NGC, which then reports to and leads a discussion with the full Board.
Shareholder Communications with Directors
Shareholders and other interested parties may communicate with any of our directors or with the independent directors as a group by writing to them in care of our Company Secretary, Charles Atkinson, at Sharp Building,
Hogan Place, Dublin 2, D02 TY74, Ireland. Relevant communications will be distributed to the appropriate directors depending on the facts and circumstances outlined in the communication. In accordance with the policy adopted by our independent directors, any communications that allege or report significant or material fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters will be immediately sent to the Chair of the Audit Committee and, after consultation with the Chair, may be sent to the other members of the Audit Committee. In addition, the Chairman of the Board will be advised promptly of any communications that allege misconduct on the part of Perrigo management or that raise legal or ethical concerns about Perrigo’s practices or compliance concerns about Perrigo’s policies. The General Counsel maintains a log of all such communications, which is available for review by any Board member upon his or her request.
Director Nominations
The NGC is responsible for screening and recommending candidates for service as a director and considering recommendations offered by shareholders in accordance with our Articles of Association. The Board as a whole is responsible for approving nominees. The NGC recommends individuals as director nominees based on various criteria, including their business and professional background, integrity, understanding of our business, demonstrated ability to make independent analytical inquiries and the willingness and ability to devote the necessary time to Board and committee duties. In assessing a director’s ability to devote the necessary time to
Perrigo Board and committee duties, the NGC considers our Corporate Governance Guidelines which provide that “directors should not serve on more than three other boards of public companies in addition to the
Company’s Board,” and a “director may exceed this limit if the Board consents after receiving the recommendation of the [NGC], which shall have considered relevant facts and circumstances.”

2026 Proxy Statement	19

Corporate Governance
A director’s qualifications in meeting these criteria are considered at least each time the director is recommended for Board membership. Should a new director be needed to satisfy specific criteria or to fill a vacancy, the NGC will initiate a search for potential director nominees, and it will seek input from other Board members, including the CEO, and Chairman of the Board, as well as any senior management or outside advisers assisting in identifying and evaluating candidates.
Shareholders may nominate candidates for consideration at an Annual General Meeting by following the process described in the Articles of Association and summarized in this proxy statement under “Voting Information – How do I submit a shareholder proposal or director nomination for the next AGM?”.
Upon a material change in a director’s job responsibility, including retirement, our Corporate Governance
Guidelines require the director to tender his or her resignation from the Board. The NGC will consider the change in circumstance and make a recommendation to the Board to accept or reject the offer of resignation.
Proxy Access
Proxy access has been a part of Perrigo since 2017 and allows eligible shareholders to include their own director nominees in Perrigo’s proxy materials along with the candidates nominated by the Board. This right is summarized in this proxy statement under “Voting Information – How do I use proxy access to nominate a director candidate for the next AGM?”.
Board Refreshment
As set out within the 'Director Nominations' section, the Board is committed to thoughtful board refreshment and ongoing board succession planning. Four of Perrigo’s eight non-employee director nominees have been appointed in the last five years, with Jonas Samuelson appointed to the Board in January 2025 and Kevin Egan appointed in May 2025. As of the date of the AGM, the average tenure of our non-employee director nominees will be approximately 5 years. For more information on our director nominees, see the ‘Election of Directors’
section beginning on page 22.
Share Ownership
Under our Share Ownership Guidelines, each director who is not a Perrigo employee is required to attain share ownership at a level equal to six times their annual cash retainer. Non-employee directors are subject to the same definition of share ownership and retention requirements as executive officers. The Share Ownership
Guidelines are described in the Compensation Discussion and Analysis – Other Policies, Practices and
Guidelines – Executive Share Ownership Guidelines section on page 63 and are available on our website
(www.Perrigo.com) under Investors – Corporate Governance. All of our non-employee directors and named executive officers are in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.

20	Perrigo Company

Corporate Governance
Certain Relationships and Related-Party Transactions
Our Code of Conduct precludes our directors, officers and employees from engaging in any type of activity, such as related-party transactions, that might create an actual or perceived conflict of interest. In addition, our Board of Directors adopted a Related-Party Transaction Policy that requires all covered related-party transactions be approved or ratified by the NGC. Under that policy, each executive officer, director or director nominee must promptly notify the Chair of the NGC and our General Counsel of any actual or prospective related-party transaction covered by the policy. The NGC, with input from our Legal Department, reviews the relevant facts and approves or disapproves the transaction. In reaching its decision, the NGC considers the factors outlined in the Policy, a copy of which is available on our website (www.Perrigo.com) under the heading Investors – Corporate Governance – Global Policies – Related-Party Transaction Policy.
In addition, on an annual basis, each director and executive officer completes a directors’ and officers’
questionnaire that requires disclosure of any transactions with Perrigo in which he or she, or any member of his or her immediate family, has a direct or indirect material interest in Perrigo. The NGC reviews the information provided in response to these questionnaires.
Based on its review of applicable materials, the NGC has determined that there are no transactions that require disclosure in this proxy statement.
Election of Directors

23	Director Skills Matrix

25	Our Expectations for Directors

31	Proposal 1 - Election of Directors

24	Election of Directors

25	Director Experience

24	About the Nominated Directors

26	Nominees for Election to the Board of Directors at the Annual General Meeting

21

22	Perrigo Company

Election of Directors
Under the Company’s Articles of Association, the Board of Directors must consist of between two and twelve directors, with the exact number determined by the Board of Directors. Eleven directors currently serve on our
Board of Directors. Adriana Karaboutis and Jeffrey Kindler, two current directors, will not stand for re-election at the Annual General Meeting. In connection with Ms. Karaboutis and Mr. Kindler not standing for re-election, in accordance with our Articles of Association and if all standing director nominees are re-elected, our Board of
Directors has resolved to reduce the number of directors from eleven to nine, effective as of the conclusion of the Annual General Meeting.
All directors who are elected will serve until the 2027 Annual General Meeting.
Based upon the recommendation of the Nominating & Governance Committee, the Board of Directors has
nominated Bradley A. Alford, Orlando D. Ashford, Julia M. Brown, Kevin Egan, Patrick Lockwood-Taylor, Albert
A. Manzone, Donal O’Connor, Geoffrey M. Parker and Jonas Samuelson for election as directors to serve until the 2027 Annual General Meeting.
Shareholders are entitled to one vote per share for each of the nine nominees. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy.
If a director nominee does not receive this majority vote, he or she is not elected.
Information about each nominee is set forth below is based on information provided to us as of March 2, 2026.
All Director nominees exhibit:
•High integrity
•A proven record of success
•An appreciation of multiple cultures
•Knowledge of corporate governance requirements and practices
Our Director nominees bring a balance of relevant skills, experiences and perspectives to our boardroom:
•Global perspective
•Consumer and pharmaceutical industry experience
•CEO experience
•Regulatory and governmental experience
•Financial expertise
•Public company board experience
Our Director nominees embody a robust mix of backgrounds1:
•Average age: 62 years
•Average tenure: approximately 5 years
•Active versus former executives: 4:5
•Countries of origin: Ireland, Monaco, Sweden, United Kingdom and United States of America
•Female: 11%
•Racial or Ethnic Minority: 22%
1.The demographic information included above is based on voluntary self‑identification by directors and is disclosed for informational purposes only.

2026 Proxy Statement	23

Election of Directors
Director Skills Matrix

Skills and Expertise	Alford	Ashford	Brown	Egan	Lockwood-Taylor	Manzone	O’Connor	Parker	Samuelson

Senior Leadership Leadership or senior advisory position	■	■	■	■	■	■	■	■	■
Financial Expertise Significant experience in positions requiring financial knowledge and analysis	■	■	■	■	■	■	■	■	■
Industry Management level experience in a regulated healthcare, OTC or consumer selfcare company		■	■		■	■		■
Manufacturing / Supply Chain Experience managing manufacturing operations, facilities, and processes including supply chain logistics	■	■	■		■	■			■
International Business / Strategy Management of or responsibility for large, complex global operations and strategic direction and growth	■	■	■	■	■	■	■	■	■
Information Technology / Cyber Security Expertise and experience in cybersecurity, information technology and/or data protection				■		■
Governance / Regulatory Experience in regulatory compliance and policy matters, legal or regulatory affairs background				■	■		■	■
Marketing / Sales Experience managing or overseeing sales and marketing in a global company	■				■	■			■

Sustainability & Environmental, Social & Governance (Sustainability & ESG)
Experience as a senior executive with responsibility for Sustainability &
ESG, or membership of a board committee with Sustainability & ESG oversight
	■	■	■		■	■	■		■
Public Company Board Experience as a board member of a publicly traded company	■	■	■	■	■	■	■	■	■
Merger & Acquisition / Corporate Development Experience or expertise in structuring financing and executing strategic acquisitions, partnerships, and other corporate development activities	■	■	■	■	■	■	■	■	■
Human Capital Experience leading large teams and human capital management initiatives.	■	■	■	■	■	■	■	■	■
BACKGROUND
Independent	■	■	■	■		■	■	■	■
Tenure	9	6	2	1	3	4	12	10	1

24	Perrigo Company

Election of Directors
Election of Directors
The following table provides summary information about our nominees for election to the Board of Directors.
Additional information for all of our director nominees may be found on pages 26-30.

Name	Director Since	Primary Occupation[1]	Independent	Number of Other Public Company Boards

Bradley A. Alford	2017	Former Executive	Yes	Two
Orlando D. Ashford	2020	Executive	Yes	One
Julia M. Brown	2023	Former Executive	Yes	One
Kevin Egan	2025	Former Executive	Yes	None
Patrick Lockwood-Taylor	2023	President & CEO	No	None
Albert A. Manzone	2022	Executive	Yes	Two
Donal O'Connor	2014	Former Executive	Yes	One
Geoffrey M. Parker	2016	Executive[2]	Yes	None
Jonas Samuelson	2025	Former Executive	Yes	Two
1.Other than Patrick Lockwood-Taylor, all director nominees are independent and their Executive / Former Executive title indicates current or former positions with other companies.
2.Mr. Parker is Chief Financial Officer of Allogene Therapeutics, and was formerly Chief Financial Officer of Tricida, Inc., a biotechnology company that filed for bankruptcy in 2023 after its investigational drug candidate failed to reach the primary endpoint of its clinical trial.
Each director will serve for a term expiring at the 2027 Annual General Meeting, until a qualified successor has been elected, or until his or her death, resignation, retirement or removal by the shareholders for cause.
About the Nominated Directors
Our goal is to assemble a Board that operates cohesively and challenges and questions management in a constructive way. When assessing directors for the Board, we consider:
•the directors’ overall mix of skills and experience;
•the director’s understanding of our business;
•how active they are in participating in Board, committee and annual general meetings; and
•their character, integrity, judgment, record of achievement, backgrounds and independence.
We also look at a director’s ability to contribute to the Board, his or her available time and his or her participation on other boards. We believe these are important factors that impact the quality of the Board’s decision-making and its overall oversight of management and our business.
The NGC recognizes that some institutional investors and institutional shareholder advisory firms have policies regarding “overboarding,” which refers to a director who sits on an excessive number of boards, due to concerns that overboarded directors face excessive time commitments and challenges in fulfilling their duties.
Perrigo’s Corporate Governance Guidelines also address this topic and provide that “directors should not serve

2026 Proxy Statement	25

Election of Directors
on more than three other boards of public companies in addition to the Company’s Board,” and a “director may exceed this limit if the Board consents after receiving the recommendation of the [NGC], which shall have considered relevant facts and circumstances.” In recommending that each nominee should continue to serve on the Board, the NGC carefully considered the number of other boards on which each director serves as part of its process, evaluating the level of engagement, skill set, expertise, perspective and other qualities of each director against any overboarding concerns. All of our directors satisfy this policy.
In particular, we note that current director Albert Manzone is Deputy Chief Executive Officer of Monte‑Carlo
Société des Bains de Mer, a public company (traded on Euronext Paris), in addition to his directorships of
Perrigo, Syntec Optics Holding, Inc., and Banijay Entertainment, making him an executive officer of a public company and sitting on three outside boards.
After consideration of shareholder feedback, the voting policies of other large Company shareholders and a variety of other considerations, the NGC recommended to the Board that Mr. Manzone be re-nominated to the
Board for election at the Annual General Meeting. In making this recommendation, the NGC noted Mr.
Manzone’s perfect attendance record at Perrigo’s Board and Audit Committee meetings in 2025 and high levels of participation at meetings of the Board and its committees. Mr. Manzone has demonstrated commitment to the
Company and has been fully engaged during his tenure, providing valuable guidance and oversight to the
Board and management.
Our Expectations for Directors
We expect each member of our Board of Directors to act honestly and in good faith and to exercise business judgment with a view to the best interests of Perrigo overall. Each director is expected to:
•comply with our Code of Conduct, including conflict of interest disclosure requirements;
•develop an understanding of our strategy, our business environment and operations, the markets in which we operate and our financial position and performance;
•diligently prepare for each Board, committee and annual general meeting by reviewing all of the materials he or she receives in advance;
•actively and constructively participate in each Board meeting and seek clarification from management and outside advisors when necessary to fully understand the issues being considered;
•participate in continuing education programs, as appropriate; and
•participate in the Board and committee self-assessment process.
Director Experience
Our Board represents a cross-section of business, industry and financial experience. All of our directors bring to the Board of Directors significant leadership experience derived from their professional experience, as well as their service as executives or board members of other corporations or businesses. The process undertaken by the Nominating & Governance Committee in recommending qualified director candidates is described in the
‘Director Nominations’ section on page 18. Certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board of Directors as a whole are described below.
All of the nominees for this year are current Perrigo directors. We will vote your shares as you specify on the enclosed proxy card or through telephone or Internet voting. If you return a proxy card and do not specify how you want your shares voted, we will vote them FOR the election of each of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another

26	Perrigo Company

Election of Directors
person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.
Nominees for Election to the Board of Directors at the Annual General Meeting

Bradley A. Alford
Independent
Experience
•2016 – 2021: Operating Partner, Advent International Corporation, a global private equity firm
•2014 – 2016: Industry Advisor, Advent International Corporation
•2006 – 2013: Chairman / CEO, Nestlé USA, a multinational food and beverage company
Other Public Company Directorships
•July 2025 – Present: Lamb Weston Holdings Inc. (NYSE: LW) Lead Independent Director (previously
Chairman from July 2025 to February 2026)
•2010 – Present: Avery Dennison Corporation (NYSE: AVY)
•2015 – 2018: Conagra Brands Inc. (NYSE: CAG)
•2006 – 2013: Nestlé USA (OTCM: NSRGY)
Notable Experience and Key Skill Sets
•Mr. Alford has current and previous executive leadership roles within the private and public sectors.
•His experience includes serving on the board of directors of public, private and non-profit entities.
•Mr. Alford has extensive industry knowledge and experience in management, operations and supply chain as well as the development and marketing of consumer products.

2026 Proxy Statement	27

Election of Directors

Orlando D. Ashford
Independent
Experience
•February 2025 – Present: Interim CEO, National Black MBA Association
•October 2025 – Present: Operating Advisor, 65 Equity Partners, a global, entrepreneur-led, investment firm
•2022 – January 2025: Chief People Officer, Fanatics Holdings Inc, a global sporting company
•2021 – 2022: Executive Chairman, Azamara Cruise Lines, a worldwide cruise line company
•2014 – 2020: President, Holland America Line, a worldwide cruise line company
•2020 – 2021: Strategic Advisor, Sycamore Partners, a private equity firm
Other Public Company Directorships
•2020 – Present: Array Technologies Inc. (NASDAQ: ARRY)
•2011 – 2022: ITT, Inc. (NYSE: ITT)
Notable Experience and Key Skill Sets
•Mr. Ashford has extensive expertise from his various leadership roles in various private and public companies.
•He has over 30 years of global experience in executive management, talent management, organizational development, change management and corporate human resources.
•Mr. Ashford has vast experience planning and executing change initiatives and enabling successful strategy execution for organizations.

Julia M. Brown
Independent
Experience
•2020 – 2021: Chief Procurement & Sustainability Officer, Mars Wrigley, a world leading manufacturer of chocolate and confectionery
•2015 – 2020: Chief Procurement Officer, Carnival Corporation & plc, the world’s largest global cruising company with nine major brands
Other Public Company Directorships
•2023 – Present: Ocado plc (LSE: OCDO)
•2021 – May 2025: Molson Coors Beverage Company (NYSE: TAP)
•2021 – January 2025: Solo Brands Inc. (NYSE: DTC)
•2022 – 2023: Honest Company Inc. (NASDAQ: HNST)
Notable Experience and Key Skill Sets
•Ms. Brown has extensive management experience across the consumer and hospitality sectors having led large global multinational teams across some of the most well-known and global brands including
Procter & Gamble, Gillette, Diageo, Kraft, Mondelez and Carnival Corporation & plc.
•She has deep expertise in the areas of organizational and business transformation, sourcing, supply chain, external manufacturing, operations optimization, enterprise risk management, sustainability and mergers and acquisitions.
•Ms. Brown has extensive public company board and advisory experience to provide beneficial insight on matters of global executive management, governance, risk management and human capital.

*On February 18, 2026, the Board selected Julia Brown to be the next NGC Chair, to take effect upon her re-election at the AGM.

28	Perrigo Company

Election of Directors

Kevin Egan
Independent
Experience
•1998 – 2024: Partner, Audit and Assurance, PwC Ireland, a multinational provider of audit, assurance, advisory and tax services worldwide
•2007 – 2015: Head of Audit and Assurance, PwC Ireland
•2021 – Present: Member of the Audit Committee of the National University of Ireland
Notable Experience and Key Skill Sets
•Mr. Egan is the former Head of Audit and Assurance and a former Partner at PwC Ireland, with 37 years’ experience in public auditing and related disciplines. During this period, he served as a member of PwC Ireland’s senior leadership team.
•As the former auditor of various US-listed and other regulated companies, he has extensive financial management, accounting and auditing expertise, as well as valuable experience in working with regulators and Government.
•Mr. Egan also has deep experience in supporting former clients in external regulatory inspections and investigations, internal investigations into false accounting and fraud incidents and in dealing with the consequences of, and recovery from, cyber-attack.

*On February 18, 2026, the Board selected Kevin Egan to be the next AC Chair, to take effect upon his re-election at the AGM.

Patrick Lockwood-Taylor
Experience
•2023 – Present: President & Chief Executive Officer, Perrigo
•2019 – Present: Non-executive board member Bush Bros, LLC
•2020 – 2023: President, Bayer USA, the US subsidiary of Bayer AG
•2018 – 2020: Regional President of Consumer Health North America, Bayer AG, a multinational pharmaceutical and biotechnology company
•2016 – 2018: President & Chief Executive Officer, The Oneida Group Inc., the largest supplier of dinnerware to the food service industry in North America
•1991 – 2016: Multiple international leadership roles within Procter & Gamble, an American multi-
national consumer good corporation
Notable Experience and Key Skill Sets
•Mr. Lockwood-Taylor has current and previous executive leadership roles within the private and public sectors.
•He has more than 25 years’ experience in global leadership roles, including positions in operations management, sales, marketing, country management, brand franchise leadership and general management.
•Mr. Lockwood-Taylor has extensive experience in strategic planning and direction, brand-building and customer relationships within the public and private sectors.

2026 Proxy Statement	29

Election of Directors

Albert A. Manzone
Independent
Experience
•2023 – Present: Deputy Chief Executive Officer, Monte-Carlo Société des Bains de Mer, a leader in luxury hospitality
•2016 – 2023: Chief Executive Officer, Director, Whole Earth Brands, a global food company
•2012 – 2016: President Europe, Oettinger Davidoff AG, a luxury goods company
•1993 – 2012: Multiple US and international executive and leadership roles at Haleon (fka Novartis
Consumer Health) (2 years), W.M. Wrigley Jr. Company (2 years), PepsiCo (11 years) and McKinsey &
Company (3 years)
Other Public Company Directorships
•2023 – Present: Syntec Optics (NASDAQ: OPTX)
•2023 – Present: Banijay Group (formerly FL Entertainment) (Amsterdam: FLE.AS)
Notable Experience and Key Skill Sets
•Mr. Manzone has over 30 years’ experience creating value in global branded CPG companies in food
& beverage, consumer health, luxury sectors and service businesses in hospitality, retail and entertainment.
•He has a proven track record developing private and public companies into top performers through strategic vision, operational excellence, M&A, and building teams including taking Whole Earth Brands public on the NASDAQ.
•Mr. Manzone has strong executive leadership skills and has extensive global experience across all continents.

Donal O’Connor
Independent
Experience
•2011 – Present: Chairman, Huttonread
•2010 – Jan. 2026: Chairman, Galco Steel Ltd, Ireland's leading steel galvanizing company
•1983 – 2007: Partner, Partner in Charge, Leader, Senior Partner, PwC Ireland, Ireland’s largest assurance, advisory and tax services network of firms
Other Public Company Directorships
•2015 – Present: Theravance Biopharma Inc (NASDAQ: TBPH)
•2017 – 2018: Malin Corporation plc (ISE: MLC)
•2008 – 2013: Elan Corporation plc (prior to Perrigo’s acquisition of Elan)
Notable Experience and Key Skill Sets
•Mr. O’Connor has extensive financial management, accounting and auditing expertise, as well as valuable experience in working with regulators and Government.
•He was previously a member of the Irish Auditing and Accounting Supervisory Board and the PwC
Global Board.  Mr. O'Connor has chaired the PwC Eurofirms Board as well as being the named
Territory Senior Partner of PwC Ireland.
•Mr. O’Connor provides executive leadership experience from serving as director and Chairperson in various public and private corporations.

30	Perrigo Company

Election of Directors

Geoffrey M. Parker
Independent
Experience
•2023 – Present: Executive Vice President & Chief Financial Officer, Allogene Therapeutics, Inc, a
biotechnology company
•2017 – 2023: Chief Operating Officer & Chief Financial Officer, Tricida, Inc, a biotechnology company
•2010 – 2015: Chief Financial Officer, Anacor Pharmaceuticals, Inc., a biotechnology company
•1997 – 2009: Managing Director and Partner, Healthcare Investment Banking, Goldman Sachs, a
multinational investment bank and financial service company
Other Public Company Directorships
•2021 – March 2024: Better Therapeutics (NASDAQ: BTTX)
•2009 – 2022: ChemoCentryx (NASDAQ: CCXI)
•2016 – 2019: Genomic Health (NASDAQ: GHDX)
•2016 – 2017: Sunesis Pharmaceuticals (NASDAQ: SNSS)
Notable Experience and Key Skill Sets
•Mr. Parker has developed expertise across the healthcare sector through his extensive experience as a senior executive at multiple biotechnology companies, as a board member at multiple healthcare companies and as an investment banker to the healthcare industry.
•He brings a unique understanding of trends in the healthcare industry including experience with emerging technologies and regulatory strategies.
•Mr. Parker also provides valuable perspective on areas of financial management and capital allocation. He has extensive capital markets and M&A experience as an experienced chief financial officer across three companies and over twenty years as an investment banker.

Jonas Samuelson
Independent
Experience
•2016 – January 2025: President & CEO, AB Electrolux (XSTO: ELUX A), one of the world’s largest home appliance manufacturers
•2011 – 2016: CEO, Major Appliances, Electrolux Europe, Middle East and Africa
•2008 – 2011: CFO, Electrolux Group
•2005 – 2008: CFO and EVP, Munters AB, a temperature, humidity and air quality technologies and systems provider
Other Public Company Directorships
•March 2026 – Present: Ansell Ltd. (ASX: ANN)
•August 2020 – Present: AB Volvo (NASDAQ Stockholm: VOLV)
•2016 – January 2025: AB, Electrolux (XSTO: ELUX A)
Notable Experience and Key Skill Sets
•Mr. Samuelson has broad leadership experience in developing global branded, consumer focused and highly competitive product and service businesses both as a CEO and a CFO.
•He brings extensive strategic and financial expertise relevant to international corporations.
•Mr. Samuelson also provides strong insight and experience in general management, strategy, finance, capital markets, mergers & acquisitions, sales & marketing, industrial operations and sustainable consumer focused innovation.

*On February 18, 2026, the Board selected Jonas Samuelson to be the next TCC Chair, to take effect upon his re-election at the AGM.

2026 Proxy Statement	31

Election of Directors
Proposal 1 – Elect nine director nominees to serve until the 2027 Annual General
Meeting of Shareholders
At the upcoming Annual General Meeting, shareholders will be asked to consider and approve a series of
Ordinary Resolutions related to the election of the Company’s directors.  The following individuals have been nominated for re‑appointment to the Board, each bringing valuable experience and leadership to support the
Company’s strategic direction:
•Bradley A. Alford
•Orlando D. Ashford
•Julia M. Brown
•Kevin Egan
•Patrick Lockwood-Taylor
•Albert A. Manzone
•Donal O’Connor
•Geoffrey M. Parker
•Jonas Samuelson
For more on Proposal 1, including voting recommendations, see the ‘Proposals to be Voted On’ section beginning on page 94.
Sustainability
& Environmental,
Social & Governance

33	Our Approach to Sustainability & ESG

35	Total Rewards

37	Continuous Learning

33	Sustainability & Environmental, Social & Governance

36	Well-being

35	Building a Winning Culture through Belonging

36	Health and Safety

35	Human Capital Management

36	Growth and Engagement

32

2026 Proxy Statement	33

Sustainability & Environmental,
Social & Governance
Our Approach to Sustainability & Environmental, Social & Governance
(“Sustainability & ESG”)
Our mission is to make self-care accessible through high-quality, affordable products. Sustainability supports that mission by helping us address the issues that matter most to our stakeholders and to the communities where we operate. Our approach is focused on practical actions that reduce environmental impact and strengthen social outcomes, so we can move forward responsibly and transparently.
Sustainability & ESG
Perrigo's governance structure forms the foundation of our daily operations, promoting integrity in all our actions and upholding the highest ethical standards for our business. As an integral part of our business strategy, sustainability management is integrated into our global organizational structure, following uniform standards and clearly defined responsibilities.

Board Oversight

Board of Directors	Nominating and Governance Committee	Talent and Compensation Committee

As a publicly traded company,
our Board of Directors oversee our
business operations. They set the
strategic direction and establish
corporate guidelines and policies that
guide our management team’s day-to-
day operations.

The Nominating and Governance
Committee provides primary risk
oversight of Perrigo’s sustainability and
environmental, social and governance
initiatives and progress, advising the
Board on corporate governance, cyber
security, sustainability, and
environmental risks.

The Talent and Compensation
Committee oversees compensation
policies, practices, general human
resource policies and practices and
corporate culture and ensures they are
competitive and effectively designed to
attract, retain, and motivate highly
qualified personnel.

Executive Leadership Team
Effective governance requires both board-level oversight and cross-functional management.
The management team at Perrigo, known as the Executive Leadership Team (“ELT”), is predominantly comprised of our President & CEO, and his direct reports, who lead various business functions and regions.
General Counsel

Corporate Management
Our corporate sustainability management is led by our Vice President, Compliance, Privacy & ESG, in
partnership with leaders and experts across Perrigo’s categories and corporate functions. The team manages the strategy, reporting, and implementation support of our global ESG and sustainability initiatives, including climate change and human rights. It communicates regularly with internal and external stakeholders who provide valuable perspectives on our strategies, program decisions, and focus areas.
VP Compliance, Privacy & ESG

34	Perrigo Company

Sustainability & ESG
Sustainability & ESG Highlights
Perrigo's sustainability strategy focuses on our four core sustainability business priorities: Climate, Packaging,
People and Communities and Responsible Sourcing. These focus areas reflect our dedication to mitigating our business' impacts. Accordingly, we have established goals with complementary metrics to measure our progress along the way. While some of these goals are aspirational in nature, such as becoming net zero by
2040, the majority are measured as annual performance indicators.

Acting on Climate
Our strategy goals are ambitious and science-based. Perrigo's goal is to reach net zero greenhouse gas emissions from owned operations by 2040. Our plan involves reducing our direct and indirect emissions by minimizing our production footprint, buying renewable energy and switching to electric vehicle fleets for our international business.

People & Communities
We are dedicated to promoting a culture of inclusivity and teamwork in the workplace and in the communities around us. In recent years, Perrigo has made significant progress in creating an engaging and inclusive work environment to reflect the communities where we serve our consumers.

Reduce and Redesign Waste & Packaging
Better products and packaging help our consumers and our planet. By reducing packaging and transitioning to reusable, recyclable and compostable packaging, we are contributing to the circular economy. In 2025, we have removed 657 metric tons of virgin packaging from our global product portfolio. In the last 3 years, we have reduced over 3.5 million lbs. worth of virgin packaging.

Responsible Sourcing
We are committed to upholding human rights, ensuring fair working conditions and protecting the environment in our supply chain. We implement our strong dedication to upholding human rights and environmental standards through rigorous monitoring programs. We intend to collaborate with suppliers with responsible practices to impact our value chain positively.

2026 Proxy Statement	35

Sustainability & ESG
Building a Winning Culture through Belonging

Where all colleagues feel welcomed, valued, respected and heard and part of a thriving global community.
In early 2023, Perrigo announced our 3-year strategy and introduced the concept of belonging to the organization. Higher levels of belonging lead to significant increases in engagement, satisfaction, performance, how we handle adversity, well-being and more. We believe that building a winning culture through belonging helps us do our best work for ourselves, each other and the consumers we serve.
2025 Strategy Focused Action Examples:

Strategy Focus	Build Inclusive Mindsets	Manage Talent Equitably	Enable Leaders & Embed Accountability

Intended Outcome (long-term)	All colleagues clearly understand what a culture of belonging looks like and can recognize characteristics within their own team.	All colleagues can thrive because our talent systems & processes drive decisions and achieve results that are equitable.	All leaders clearly understand how to make strategic decisions that influence belonging.

Action Examples	Education •Quarterly ELT presentations on strategic importance of Belonging & Inclusion	Talent Systems & Processes •Behavior-based interviewing to ensure consistency and fairness of hiring practices	Embed Accountability •Board level review of success measures, risk profile and ELT accountability

Human Capital Management
Our vision is clear, "To Provide the Best Self-Care for Everyone" and its purpose to "Make Lives Better Through
Trusted Health and Wellness Solutions, Accessible to All". We are passionate about making lives better. At
Perrigo, we believe that the support and development of our global colleagues is an important component enabling us to attract, retain and engage the talent needed to deliver on our self-care strategy. Our global workforce consists of more than 8,199 full time and part time employees spread across 32 countries, of which approximately 20% were covered by collective agreements as of December 31, 2025. And at Perrigo, our success is not just about reaching these goals; it is about how we get there. The way we work together is foundational. Our Core Values ensure that every decision we each make supports our vision and strengthen our collective impact as One Perrigo. Each global colleague is responsible for upholding Perrigo’s three Core Values of: We Care Deeply, We Do the Right Thing and We Play to Win as well as live our Core Behaviors.
Total Rewards
Our Total Rewards philosophy is to continuously attract, retain, and engage our people by designing Total
Rewards that reinforce ‘belonging’ at Perrigo and align with our values and winning culture, helping to drive top tier performance and fulfill Perrigo's Vision. Our Total Rewards package delivers competitive pay, cash-based incentives, broad-based stock grants, retirement benefits, leading healthcare, paid time off and on-site services, amongst other benefits.

36	Perrigo Company

Sustainability & ESG
Well-being
Perrigo is pleased to offer all colleagues and their household members well-being programs including mindfulness training, life coaching, free counseling services, legal & financial guidance and referrals, education resources and more.
We continue to enhance our global well-being offering to include a global Employee Assistance Program
(“EAP”) to further empower the emotional self-care and well-being of our people and their families at no cost to them. The EAP focuses on providing resources and professional support in the areas of physical, emotional, financial, work-life, community and educational well-being.
Additionally, we are proud to continue our 'HEALTHYyou' well-being program that supports our colleagues and their families in maintaining and improving their health as they navigate their own self-care and well-being journeys. This program is highly valued by our colleagues.
Health and Safety
Perrigo’s commitment to self-care starts with our own team. We are dedicated to maintaining a safe and secure workplace for our team members. As a multi-national company, we are subject to a broad range of local and international laws and regulations relating to occupational safety and health, and our safety program is designed to meet these compliance requirements at a minimum. We also set specific safety standards to proactively identify and manage critical risks to eliminate significant injury and fatality potential in our operations. We continuously evaluate all applicable opportunities to reduce risk and provide a safe and secure environment and our goal is to create a 100% safe workplace for our team members.
Growth and Engagement
One Perrigo culture is our ambition to unlock the potential of our organization and our people. It will improve our ability to anticipate and create globally consistent and competitive organizational capabilities, attractive career opportunities, challenging work and personal growth. As Perrigo grows, we want to ensure our people grow with it.
Our One Perrigo culture is a strategic enabler of business performance. By strengthening organizational capability and accelerating talent development, we are building the workforce needed to deliver sustainable growth. This year, we advanced our global framework of core behaviors defining “Perrigo at Our Best” and embedded them across the organization. These behaviors, supported by five developmental levels, provide clear progression pathways and enable data-driven decisions in hiring, onboarding, and development. This approach ensures equity and transparency while aligning talent growth with business priorities.
Employee engagement remains central to our strategy. We have implemented more structured communications and feedback mechanisms and tools to support leaders to connect individuals to our strategy. We enhanced our development philosophy by deepening the partnership between colleagues and managers supported by annual career conversations to match individual aspirations to organizational needs. Our robust talent identification process now better matches high-potential colleagues with critical roles, allowing us to have the right capabilities in place to execute our strategy. These initiatives are designed to strengthen our culture, improve engagement and retention, and create a pipeline of leaders who will drive long-term value for shareholders.
We also empower colleagues to take control of their own development by providing access to our 'GROWyou'
personal development curriculum. This curriculum is supplemented by offering colleagues 24/7 access to on-
demand self-study content. Personal development and learning are guided by ongoing conversations and feedback as part of our performance management philosophy.

2026 Proxy Statement	37

Sustainability & ESG
We continue to invest in our leadership capability at all levels in the organization so they can provide the right environment within our culture to engage, grow and develop our colleagues.
We also want to ensure that colleagues can connect their daily work to our vision, purpose and strategy. We do this through regular global, functional and local townhalls and regular round table discussions with senior leaders. This gives colleagues an opportunity to stay up to date, share their views and to get their questions answered. We also run regular engagement surveys to take feedback from the organization and convert that feedback into meaningful action to build a winning culture.
Continuous Learning
One of our core behaviors is "Becoming our Best" by pursuing continuous growth. We start this process with our new colleagues who are all given a structured orientation and onboarding for faster integration. We also empower colleagues to take control of their own development by providing access to our GROWyou personal development curriculum. We expanded access to personal and professional skill development by continuing to partner with LinkedIn Learning. This platform supplements our curriculum by offering colleagues 24/7 access to over 18,000 on-demand self-study courses. Growing our colleagues through ongoing challenging work opportunities and feedback relies on continually improving the quality of our leadership. We offer a portfolio of leadership development programs for front line, mid-level and senior leaders. We have a robust talent review process that helps us to identify our future leaders and provide development for them through our Leadership in
Action development program. Last year, 260 leaders completed development programming. These efforts support succession readiness and future ready capabilities to drive our business strategy.

Perrigo
Perrigo
631273
Perrigo
Allegan, MI
USDOT 115823

Director and Executive
Compensation

Director Compensation

48	What Guides Our Executive Compensation Program

62	Relative TSR PSUs

40	Ownership of Perrigo Ordinary Shares

49	The Decision-Making Process

63	LTI Program Changes for 2025

43	Delinquent Section 16(a) Reports

52	Annual Incentive Award Opportunities

63	Other Policies, Practices and Guidelines

Executive Compensation

56	2025 AIP Payouts

69	Summary Compensation Table

44	Compensation Discussion and Analysis

57	Long-Term Incentive Award Opportunities

71	Grants of Plan-Based Awards for 2024

46	Our Named Executive Officers for 2025

59	LTIP and Pay-for-Performance

73	Outstanding Equity Awards at 2025 Year End

46	2025 Say-on-Pay Voting Results

59	Free Cash Flow Return on Net Sales PSUs

75	Option Exercises and Stock Vested in 2024

47	Best Compensation Governance and Practices

60	Currency-Neutral Adjusted Operating Income PSUs

76	Non-Qualified Deferred Compensation in 2025

38

2026 Proxy Statement	39

Director Compensation
The TCC reviews and makes recommendations to the Board regarding non-employee director compensation.
In determining the level and mix of compensation for non-employee directors, the TCC considers the practices of our executive compensation peer group and other market data and trends as well as information and analyses provided by FW Cook, its independent consultant.
In 2025, all of our non-employee directors were paid an annual cash retainer and a supplemental annual cash retainer was also paid to committee chairs, the Chairman, and non-chair committee members all as described below. In 2025, we also introduced the option for non-employee directors to receive restricted stock units in lieu of cash retainers.

2025 ($)

Chairman Annual Cash Retainer: (in lieu of director retainer)	187,500
Director Annual Cash Retainer	100,000
Committee Member Retainer:
Audit	12,500
Talent & Compensation	12,500
Nominating & Governance	8,000
Committee Chair Retainer: (in lieu of member retainer)
Audit	37,500
Talent & Compensation	32,500
Nominating & Governance	23,000
For 2025, our Independent Directors of the Board approved reducing the annual equity retainer from $300,000 to $190,000 to better align with market median. The Chairman of the Board and other non-employee directors received annual equity awards in the form of RSUs having a value of approximately $277,500 and $190,000, respectively. These awards vest one year from the grant date and are intended to directly link the majority of director compensation to shareholders’ interests. For directors who are appointed mid-year, we routinely provide a pro-rated grant.
Directors who are Perrigo employees receive no compensation for their service as directors.

40	Perrigo Company

Director Compensation
The following table summarizes the 2025 compensation of our non-employee directors who served during the year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Bradley Alford(2)	104,127	190,003	294,130
Orlando Ashford	194,892	277,501	472,393
Julia Brown	112,127	190,003	302,130
Katherine Doyle(3)	31,724	—	31,724
Kevin Egan	75,051	190,003	265,054
Adriana Karaboutis	124,786	190,003	314,789
Jeffrey Kindler	121,613	190,003	311,616
Albert Manzone	104,127	190,003	294,130
Donal O'Connor	124,949	190,003	314,952
Geoffrey Parker(2)	104,127	190,003	294,130
Jonas Samuelson	108,137	190,003	298,140
1. Represents the grant date fair value of 7,305 service-based RSUs granted to each non-employee director on May 14, 2025, calculated in accordance with U.S. GAAP. As Chair of the Board, Mr. Ashford received 10,669 service-based RSUs. The shares vest one year after the grant date. The grant date fair value is based on the closing price of Perrigo Company plc ordinary shares on the NYSE on the grant date which was $26.01 per share. The directors hold the following unvested equity shares: Mr. Alford, 11,684; Mr. Ashford, 10,669; Ms. Brown,
7,305; Mr. Egan, 7,305; Ms. Karaboutis, 7,305; Mr. Kindler, 7,305; Mr. Manzone, 7,305; Mr. O'Connor, 7,305; Mr. Parker, 11,684; Mr.
Samuelson, 10,371.
2.The value of Messrs. Alford and Parker’s Stock Awards excludes 4,379 RSUs issued in lieu of cash retainers, which are reported as fees earned in cash.
3.Ms. Doyle, a former director, did not stand for reelection at the 2025 AGM and ceased to be a director on May 1, 2025. She did not receive an annual equity retainer.
Ownership of Perrigo Ordinary Shares
Directors, Nominees and Executive Officers
The following table shows how many Perrigo ordinary shares the directors, nominees and named executive officers, individually and collectively, beneficially owned as of March 2, 2026. The percent of class owned is based on Perrigo ordinary shares outstanding as of that date. The named executive officers are the individuals listed on page 46.
Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and stock options and restricted stock units that are vested currently or become vested within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

2026 Proxy Statement	41

Director Compensation

	Ordinary Shares Beneficially Owned (#)	Shares Acquirable Within 60 Days of Record Date (#)(1)	Total (#)	Percent of Class (%)

Director
Bradley Alford	41,160	—	41,160	*
Orlando Ashford	22,170	—	22,170	*
Julia Brown	8,034	—	8,034	*
Kevin Egan	—	—	—	*
Adriana Karaboutis(2)	27,629	—	27,629	*
Jeffrey Kindler	10,559	—	10,559	*
Patrick Lockwood-Taylor	85,812	43,407	129,219	*
Albert Manzone	12,555	—	12,555	*
Donal O’Connor(3)	31,835	—	31,835	*
Geoffrey Parker(4)	72,166	—	72,166	*
Jonas Samuelson	—	3,066	3,066	*
Named Executive Officers Other Than Directors
Eduardo Bezerra	48,949	38,439	87,388	*
Roberto Khoury	5,205	—	5,205	*
Abbie Lennox	2,780	3,185	5,965	*
Charles Atkinson	1,000	—	1,000	*
Ronald Janish	35,558	33,316	68,874	*
Triona Schmelter	6,670	17,990	24,660
Directors and Executive Officers as a Group (18 Persons)(5)	416,710	110,395	527,105	0.40%
*    Less than 1%.
1.Includes stock options that are exercisable within 60 days of the record date as well as restricted stock units and performance shares that may vest within 60 days of the record date.
2.Shares owned by Ms. Karaboutis are held in a revocable trust, of which Ms. Karaboutis is the trustee.
3.Shares owned include 1,198 shares in a retirement fund.
4.Shares owned include 25,879 shares in a revocable trust, of which Mr. Parker and his spouse are the trustees, and 22,875 shares in the
Geoffrey Parker Roth IRA.
5.See footnotes 1 through 4. Includes directors and executive officers as of March 2, 2026.

42	Perrigo Company

Director Compensation
Other Principal Shareholders
The following table shows all shareholders other than directors, nominees and named executive officers that we know to be beneficial owners of more than 5% of Perrigo’s ordinary shares. The percent of class owned is based on 137,649,352 Perrigo ordinary shares outstanding as of March 2, 2026.

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned (#)	Percent of Class (%)

The Vanguard Group(1) 100 Vanguard Blvd., Malvern, PA 19355	14,994,309	10.9
BlackRock, Inc.(2) 50 Hudson Yards, New York, NY 10001	15,941,915	11.6
T. Rowe Price Associates, Inc.(3) 1307 Point Street, Baltimore, MD 21231	16,920,302	12.3
Fuller & Thaler Asset Management, Inc.(4) 411 Borel Avenue, Suite 300, San Mateo, CA 94402	7,824,759	5.7
Neuberger Berman Group LLC(5) 1290 Avenue of the Americas, New York, NY 10104	7,535,309	5.5
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road, Building One, Austin, TX 78746	6,961,695	5.1
State Street Corporation(7) One Congress Street, Suite 1, Boston MA 02114	7,340,323	5.3
1.The Vanguard Group, Inc. has shared voting power with respect to 51,873 of the shares, sole dispositive power with respect to
14,798,290 of the shares and shared dispositive power with respect to 196,019 of the shares. This information is based on a Schedule
13G/A filed with the SEC on February 13, 2024.
2.BlackRock, Inc. has sole voting power with respect to 15,479,279 of the shares and sole dispositive power with respect to 15,941,915 shares. This information is based on a Schedule 13G/A filed with the SEC on January 8, 2026.
3.T. Rowe Price Associates, Inc. has sole voting power with respect to 16,856,660 of the shares and sole dispositive power with respect to
16,920,302 shares. This information is based on a Schedule 13G/A filed with the SEC on November 14, 2025.
4.Fuller & Thaler Asset Management, Inc. has sole voting power with respect to 7,708,574 of the shares and sole dispositive power with respect to 7,824,759 shares. This information is based on a Schedule 13G filed with the SEC on February 17, 2026.
5.Neuberger Berman Group LLC (“NBG”) has shared voting power with respect to 5,462,738 of the shares and shared dispositive power with respect to 7,535,309 shares. This information is based on a Schedule 13G filed jointly on February 5, 2026 by NBG and Neuberger
Berman Investment Advisers LLC.
6.Dimensional Fund Advisors LP has sole voting power with respect to all of the 6,784,553 shares. This information is based on a Schedule
13G filed with the SEC on October 31, 2024.
7.State Street Corporation has shared voting power with respect to 6,531,899 shares and shared dispositive power with respect to
7,340,323 shares. This information is based on a Schedule 13G/A filed with the SEC on August 8, 2025.

2026 Proxy Statement	43

Director Compensation
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires that Perrigo’s executive officers, directors and
10% shareholders file reports of ownership and changes of ownership of Perrigo ordinary shares with the SEC.
Based on a review of copies of these reports filed with the SEC and written representations from executive officers and directors, all filing requirements were met during 2025, such that there were no delinquent reports in 2025 with the exception of the following, which were due to administrative error or technology issues:
•a Form 3 and Form 4 was filed late to report a RSU grant for Jonas Samuelson on April 11, 2025;
•a Form 3 and Form 4 was filed late to report a RSU grant for Abbie Lennox on February 11, 2025 and April 8,
2025 respectively;
•a Form 3 and Form 4 was filed late to report a RSU grant for Kevin Egan on June 10, 2025; and
•a Form 3 and Form 4 was filed late to report a RSU grant for Matthew Winterman on August 22, 2025 and
September 16, 2025 respectively.
1. See Appendix A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

44	Perrigo Company

Executive Compensation
Compensation Discussion and Analysis
2025 Performance Update1
We made substantial progress on our ‘3-S’ plan in 2025 by advancing our Enterprise Strategy, which outlines a tangible roadmap to drive performance and Total Shareholder Return (“TSR”) on our journey to become 'One
Perrigo’. We clearly defined our Business Model to deliver a focused portfolio of consumer health solutions that delight consumers and, in partnership with our customers, improve access and accelerate category growth.
Now, we are laser-focused on scaling more molecules, at more price points, to more consumers, in support of
Our Purpose: Making Lives Better Through Trusted Health and Wellness Solutions, Accessible to All.
We anchored our strategic plan around three clear steps:

1. Stabilize	2. Streamline	3. Strengthen

We stabilized our store brand
business evidenced by solid
share and distribution gains. We
also stabilized supply in Infant
Formula, recovering service
levels above 90%, even as
demand recovery slowed and
competition intensified.

We simplified our portfolio and
implemented a new commercial operating
model, completed and delivered
meaningful benefits from our Project
Energize and Supply Chain Reinvention
programs and announced the divestitures
of Dermacosmetics & strategic reviews for
Infant Formula and Oral Care.
We strengthened our innovation pipeline vs. prior year, prioritized our key brands, bolstered capabilities and are directing resources where they impact the most.

In addition to these advancements, the Company achieved its full-year 2025 adjusted EPS within its updated guidance range, delivered low-single-digit adjusted operating income growth and expanded adjusted operating margin, due in part to accretive initiatives and new products. These successes were achieved despite challenging market conditions.
Other strategic and operational highlights include:

Grew Market Share in both Store Brands and Key Brands: in the U.S., Perrigo store brand volume share gained 60 basis points[1], and Perrigo key brands dollar share gained 10 basis points[2].

Strengthened our Innovation Pipeline with a potential unadjusted dollar value 3X greater than 2024.

Customer service levels have strengthened and we consistently achieved greater than 90% with top customers.

2026 Proxy Statement	45

Executive Compensation

Successfully completed 'Project Energize' streamlining efforts, which achieved gross annualized pre-tax savings of approximately
$163 million, towards the high-end of the Company's estimated range of $140 million to $170 million.

Further streamlined the portfolio by announcing the agreement to divest our Dermacosmetics business for up to €327 Million;
separately announced strategic reviews for the Infant Formula and Oral Care businesses.

Announced the scaling and optimizing of our growth model—anchored in global Category Leadership and Market Activation—
across the organization to enhance agility, accelerate innovation and drive long-term sustainable growth.

Successfully completed our Supply Chain Reinvention program, which was initiated in 2022, and achieved gross annualized pre-
tax benefits of $157 million, within the Company's estimated range of $150 million to $200 million by the end of 2025.

Successfully introduced its ‘3-S’ plan to Stabilize, Streamline and Strengthen the organization at our February 2025 Investor Day.

Grew adjusted earnings per share amid challenging market conditions.
1.Share gains according to Circana 13-weeks and/or 52-weeks ending 12/28/25 vs. prior year period in the categories where Perrigo participates in cough cold, allergy, digestive health, pain, nicotine replacement, skin care and women’s health.
2.Consolidation of latest data available from various data sources (IQVIA, IRI, Nielsen, Openhealth, Newline, HMR, reddata, Farmastat)
ending November 2025.
Financial highlights of fiscal year 2025 results from continuing operations include1:

$4.3B Reported net sales	$622M Adjusted operating income	14.6% Adjusted operating margin

Reported net sales were $4.3 billion compared to $4.4 billion in the prior year, due primarily to businesses under strategic review and divestitures and exited products.	Adjusted operating income increased $14 million, higher by 2% compared to the prior year.	Adjusted operating margin of 14.6% expanded 70 basis points compared to the prior year.

$2.75 Adjusted EPS	$239M Operating cash flow	4.0x Adjusted EBITDA

Adjusted earnings per share of $2.75,
increased $0.18 or 7.0%, compared to
the prior year, including a tailwind of
$0.10 from favorable currency translation
and an unfavorable impact of $0.12 from
divestitures and exited products.
	Operating cash flow was $239 million, leading to end of year cash and cash equivalents on the balance sheet of $532 million.	Maintained a strong net leverage as adjusted EBITDA was 4.0x at the end of 2025, flat from 4.0x at the prior year end.

1.See Appendix A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

46	Perrigo Company

Executive Compensation
Our Named Executive Officers for 2025
Perrigo’s named executive officers (“NEOs”) for 2025 were:

Named Executive Officer	Position

Patrick Lockwood-Taylor	President and Chief Executive Officer
Eduardo Bezerra	Executive Vice President and Chief Financial Officer
Roberto Khoury	Executive Vice President and Chief Commercial Officer
Abbie Lennox	Executive Vice President and Chief Scientific Officer
Charles Atkinson	Executive Vice President, General Counsel and Secretary
Ronald Janish(1)	Former Executive Vice President, Global Operations & Supply Chain Chief Transformation Officer
Triona Schmelter(2)	Former Executive Vice President and President, Consumer Self-Care Americas
1.Mr. Janish’s last day with the Company was September 30, 2025.
2.Ms. Schmelter’s last day with the Company was October 31, 2025.
This Compensation Discussion and Analysis provides information about our executive compensation program, factors that were considered in making compensation decisions for our NEOs, and details on our programs designed to drive Perrigo’s performance into the future.
2025 Say-on-Pay Voting Results
At our 2025 AGM, our shareholders approved our executive compensation, with over 98% of the votes cast voting in favor of the say-on-pay proposal. We believe this favorable result indicates strong support for our executive compensation programs that reflect evolving best practices and linkage of pay-for-performance.
The TCC and our management are committed to continued engagement with shareholders to ensure that compensation programs remain aligned with shareholders' interests.
Consistent with prior years, in 2025, we reached out to our top 25 investors representing 77.5% of shares outstanding. Company participants for these meetings included members from Investor Relations, Legal, HR,
Sustainability & ESG and Finance. We also reached out to two top proxy advisors to discuss their perspectives on best practices for executive compensation programs.
During these calls we took the opportunity to discuss our executive compensation program. Additional topics were discussed including, but not limited to, our consumer self-care strategy, business operations and long-term outlook, corporate governance and sustainability initiatives.

2026 Proxy Statement	47

Executive Compensation
Best Compensation Governance and Practices
Our executive compensation program continues to be grounded in the following policies and practices, promoting sound compensation governance, enhancing alignment of our pay-for-performance philosophy and furthering our NEOs’ interests with those of our shareholders:

What We Do

Pay-for-Performance philosophy that emphasizes variable, at-risk, performance based, equitable pay

Directly align executive compensation with shareholder returns through long-term operational, financial and share price performance

Mitigate risk by conducting independent annual risk assessments

Incorporate plan design features that cap maximum level of payouts, use multiple performance metrics and include claw back provisions

Have rigorous share ownership guidelines

Use an independent compensation consultant

Regularly review annual share utilization and potential dilution from equity compensation plans

What We Don’t Do

Permit hedging or pledging of Perrigo stock

Provide significant perquisites

Provide “single trigger” change in control cash severance benefits

Provide excise tax gross-up on any change in control payments

48	Perrigo Company

Executive Compensation
2025 Compensation Decisions
The TCC’s key compensation decisions, based on the Company’s results in 2025, were aligned with actual performance in the year:

Program Element	Talent & Compensation Committee Decisions

Annual Base Salary
Based on the TCC's review of the compensation market data and assessment of individual performance in the prior year, as well as Perrigo’s business priorities and strategy, Annual base salaries for all named executive officers were increased in line with the Company’s overall salary increase budget of 3%.

AIP	The AIP eligible NEOs received annual incentive awards based on corporate and individual performance against financial and strategic objectives, which ranged from 30.1% to 52.5% of target for NEOs.
LTIP
In 2025, all of the then-serving NEOs were granted annual LTIP awards, which were allocated 50% to
FCF/NS PSU  that may be earned based on achievement of three-year average results versus pre-
established FCF/NS goals, 20% to rTSR PSUs that may be earned based on our three-year TSR performance relative to versus the companies in Perrigo’s TSR comparator group, and 30% to Service-
Based RSUs ratably vesting over three years.

What Guides Our Executive Compensation Program
Our Executive Compensation Principles
Perrigo’s executive compensation program is designed to attract, engage and inspire our entire executive team, including our named executive officers, who are critical to the execution of Perrigo’s Self-Care strategy and the long-term success of the Company. Perrigo’s executive compensation program reflects our core principles:
Pay is linked to performance: A significant portion of total compensation should be performance-based (at-
risk) and linked to the attainment of specific, measurable objectives, including the delivery of our strategic plan.
Pay opportunities are market-competitive: Compensation opportunities and program design should attract, engage and inspire the highest level of executive talent who can effectively deliver our strategies and are focused on the long-term interests of our shareholders.
Pay is shareholder-aligned: Compensation should be provided through multiple pay elements (base salaries, annual and long-term incentives) designed to drive sustainable business performance, build a strong internal culture of company ownership and create long-term value for all our shareholders.
The core elements of our executive compensation program are summarized in the table below.

Element	Form	What It Does

Base Salary	Cash (Fixed)	Provides a competitive rate of fixed compensation relative to similar positions at relevant peer companies that enables us to attract and retain critical executive talent.
AIP	Cash (Variable)	Focuses executives on achieving measurable, annual financial, operational and strategic goals that, in the aggregate, create long-term, sustainable shareholder value.
LTIP	Equity (Variable)	Provides incentives for executives to execute on long-term financial/strategic growth goals that drive shareholder value creation and support our long-range talent development and retention strategy.

2026 Proxy Statement	49

Executive Compensation
The charts below show the target compensation of our CEO and NEOs for fiscal year 2025. These charts illustrate that a majority of NEO compensation is performance-based and/or variable (87% for our CEO and an average of 76% for our other NEOs). The weighting of these pay elements is consistent with the market and best practices and puts a substantial majority of the NEOs’ total direct compensation at risk if performance goals are not achieved or if Perrigo performance declines.
CEO Compensation
Other NEOs Compensation

■ Base Salary	■ FCF/NS PSU
■ RSU	■ AIP
■ rTSR PSU
The Decision-Making Process
The Role of the Talent & Compensation Committee
The TCC, composed entirely of independent directors, oversees our executive compensation program. The TCC works very closely with FW Cook, its independent executive compensation consultant, and management to examine the efficacy of Perrigo’s executive compensation program. Details of the TCC’s authority and responsibilities are specified in the TCC’s charter, which may be accessed on our website (www.Perrigo.com)
under the heading Investors - Corporate Governance - Committees.
Each year, the TCC reviews and approves the elements of compensation for all executive officers, including the
NEOs. The TCC submits its recommendations regarding the CEO’s compensation to the independent directors of the Board for approval.
To assist it in making compensation decisions, the TCC annually reviews comprehensive historical, current and projected data on the total compensation and benefits package for each of our NEOs. As needed, additional analyses for various termination events are provided (including terminations with and without cause and for death, disability, retirement or following a change in control) so that the TCC can consider and understand the nature and magnitude of potential payouts and obligations under the various circumstances. The information is prepared by management and reviewed by FW Cook, generally containing data that are substantially similar to that contained in the tables presented below.

50	Perrigo Company

Executive Compensation
The Role of Management
The CEO makes recommendations to the TCC regarding the compensation of all other executive officers for the
TCC’s approval. The CEO does not participate in the deliberations of the TCC regarding his own compensation.
Management is responsible for implementing the executive compensation program as approved by the TCC and the Board.
The Role of the Independent Consultant
For 2025, the TCC continued to engage FW Cook as its independent compensation consultant to provide advice on various aspects of our executive and non-employee director compensation programs. Other than the support that it provided to the TCC, FW Cook provided no other services to the Company or Perrigo management.
The Role of Market Comparison Data
The TCC uses information provided by FW Cook regarding the compensation practices of select companies (the
“Peer Group”), in addition to applicable broader market data, as an element in evaluating both the structure of our executive compensation program and target levels of compensation. Management also periodically reviews survey and industry data from Mercer Human Resource Consulting, Willis Towers Watson, Aon and others regarding the market positioning for base salary, annual and long-term incentive target levels for all employees, including executives. The TCC considers this information, together with the factors described above under
“Executive Compensation Principles” on page 6, in determining executive compensation.
Each year, with assistance from FW Cook, the TCC reviews the composition of our Peer Group with the goal to ensure its alignment with our consumer self-care strategy and core business focus. As part of such reviews, the TCC considers specific criteria and recommendations regarding companies to add or remove from the Peer Group. The primary criteria used in determining peer companies are similarity in strategic focus, business operations and/or regulatory environment, company size (revenue and/or market cap) and industry, as well as evaluating companies that consider Perrigo to be a peer, and/or peer networks as determined by other external parties.
The Peer Group used to inform the TCC’s evaluation and determination of executive compensation opportunities for 2025 was established in the second quarter of 2024. The table below shows the full list of 18 publicly traded companies that were included in the Peer Group used to inform the TCC’s decisions for fiscal year 2025 executive compensation.

Bausch Health Companies Inc	Hain Celestial Group, Inc.	Nu Skin Enterprises, Inc.
Campbell Soup Company	Haleon plc	Post Holdings, Inc.
Church & Dwight Co., Inc.	Helen of Troy Ltd.	Prestige Consumer Healthcare, Inc.
Clorox Company	Herbalife Nutrition Ltd.	Reckitt Benckiser Group plc
Coty Inc.	Kenvue Inc.	Spectrum Brands Holdings, Inc
Edgewell Personal Care Company	McCormick & Co. Inc	TreeHouse Foods, Inc.
We routinely evaluate our peers based on business "fit" and similarly situated revenues and market cap. The decision was made in Q2 2024 that our Peer Group continued to be appropriate for 2025 executive compensation decisions. Having completed a thorough review of the Peer Group in late 2023 and making appropriate changes at that time, which aligned Perrigo with several Self Care Companies (e.g. Haleon, Kenvue)
and consumer products companies of similar scale to Perrigo, we decided not to change the Peer Group for
2025 executive compensation decisions.

2026 Proxy Statement	51

Executive Compensation
The TCC considers the 50th percentile of market data to be a salient indication of what is competitive in the market. However, the TCC does not focus exclusively on market benchmarking data when making compensation decisions for the NEOs. Instead, market data is one of many contributing factors and reference points that the TCC uses when determining appropriate compensation levels for each element of our program
(salary, annual and long-term incentives) and for the combined sum of these elements (total direct compensation).
In addition to market comparison data, the TCC also considers an individual’s competencies, experience and overall performance against measurable objectives; Company, segment and divisional financial and strategic performance; and the aggregate return on investment of executive rewards to Perrigo. Consideration of market comparison data in setting compensation levels is ultimately intended to ensure that our compensation practices are competitive in terms of attracting, motivating, rewarding and retaining executive leaders who can, and do, drive Perrigo’s long-term performance.
2025 Executive Compensation Program in Detail
Base Salaries

Name	FY2024 Base Salary ($)	FY2025 Base Salary ($)

Patrick Lockwood-Taylor	1,200,000	1,240,000
Eduardo Bezerra	764,400	787,332
Roberto Khoury(2)	557,258	683,654
Abbie Lennox(1)(2)	N/A	652,220
Charles Atkinson(1)	N/A	760,000
Ronald Janish(2)	595,361	688,865
Triona Schmelter	750,000	765,000
1.Executive was not an NEO in 2024.
2.Amounts paid in Euros were converted to U.S. dollars based on foreign exchange rates on the last day of the respective fiscal year.
The TCC approves base salaries for the NEOs other than the CEO. For the CEO's base salary, the TCC submits its recommendation to the independent directors of the Board for approval. In approving an NEOs base salary, the TCC may consider comparisons among positions internally and externally, proxy and survey data, performance against measurable financial and strategic objectives, hire date/time in role, job experience and unique role responsibilities (in addition to any other data points determined to be relevant). To assist the TCC in this process, each year the CEO provides the TCC with base salary recommendations for each of the other
NEOs, as well as summaries of such NEOs individual performance.
For 2025, base salary increases varied between 2-3% for all NEOs, in line with the Company’s overall salary increase budget of 3%.

52	Perrigo Company

Executive Compensation
Annual Incentive Award Opportunities
The Perrigo AIP is designed to motivate and reward employees for achieving and exceeding specific, measurable, strategic and financial goals that support our objective of sustainably creating and increasing long-
term shareholder value. Most colleagues participate in the discretionary AIP, including executives, management and individual contributors. AIP awards are paid in cash following completion of the performance year.
Near the beginning of each annual performance period, and in connection with the Board’s approval of the financial plan for the year, the TCC determines and approves the performance goals and payout schedules of the AIP. The payout schedules for the corporate goals reflect a range of potential award opportunities around the target performance goals, which align with the Board-approved financial plan for the year. Additionally, the
Board determines and approves the individual annual incentive targets of executives, which are stated as a percentage of base salary. Finally, the Board reviews and approves the individual strategic objectives of executive officers to ensure strong alignment of their AIP with Perrigo’s business priorities. These individual strategic objectives are articulated with clearly measurable success criteria focused on the execution of our
3-S strategy in addition to other critical objectives. However, to ensure that awards reflect a named executive officer’s contribution to our results, the TCC has, or in the case of the CEO, the independent directors have, the discretion to adjust any executive officer’s actual award down to as low as 0% payout based on overall individual performance. The maximum incentive award payout for any individual executive is capped at 200%
of the target award opportunity.
2025 AIP Performance Measures
The TCC determined the core financial measures of Total Perrigo Adjusted Operating Income (“AIP OI”), Total
Perrigo Net Sales (“AIP Net Sales”) and Total Perrigo Operating Cash Flow (“AIP Operating Cash Flow”) were still the critical metrics aligned with Perrigo’s business strategy and key metrics in the 2025 AIP. In order to put more focus on these metrics, they chose not to include Total Perrigo Gross Margin, included in the 2024 AIP, in the 2025 plan. The weighting of AIP OI increased to 50% and AIP Net Sales to 30%, and the weighting on AIP
Operating Cash Flow remained at 20%. AIP Net Sales and AIP OI exclude the impact of currency fluctuations as well as acquisitions and divestitures that were not included in our annual plan.

2026 Proxy Statement	53

Executive Compensation
2025 AIP Financial Targets and Actual Results

In $Millions	Metric	Target	Actual(1)	Payout (% of Target)

Corporate	AIP Net Sales	$4,458.8	$4,170.9	67.7%
	AIP OI	$670.5	$562.2	59.6%
	AIP Operating Cash Flow	$412.0	$238.5	0%
AIP Net Sales Threshold/Max is 90% / 110% of target performance for 50% / 200% of target payout; AIP OI Threshold/Max is 80% / 120% of target performance for 50% / 200% of target payout; AIP Operating Cash Flow Threshold/Max is 90% / 120% of target performance for 50% /
200% of target payout. Payout for performance between levels is interpolated on a straight line basis; payout for performance below the threshold level on any metric would result in no payout for that metric.
1.Adjusted Net sales and Adjusted Operating Income are non-GAAP measures. Pursuant to pre-approved guidelines, items such as currency and the impact of acquisitions or divestitures not in the plan are excluded from our calculation of these metrics. For 2025, the
TCC approved additional exclusions related to portions of the Adjusted Operating Income and Adjusted Net Sales contingencies benefiting AIP OI and AIP NS results as well as the removal of the benefit of paying bonuses below target from Adjusted Operating
Income. The TCC feels that the lower incentive plan result after the removal of these items is more reflective of overall company performance. See Appendix A for reconciliation of AIP Adjustments.
Perrigo’s AIP Net Sales performance for 2025 of $4,171 million consisted of:
•$4,253 million of sales as reported in our financial statements; and
•$(82) million of adjustments were made, $(41) million related to currency fluctuations and $(41) million of Net
Sales contingencies.
Perrigo’s AIP OI performance for 2025 of $562 million consisted of:
•$(1,122) million of operating loss as reported in our financial statements; and
•$1,745 million of non-GAAP adjustments reviewed and approved by the Audit Committee of the Board.
These adjustments primarily consisted of $1,363 million of impairment charges, $224 million of amortization expense and $72 million of restructuring charges.
•$(23) million in contingency and $(24) million related to the benefit of paying incentives at a lower level were also removed.

54	Perrigo Company

Executive Compensation
In the 2025 plan each NEO’s AIP payout funded by the financial measures above may be modified by performance against pre-established, measurable individual strategic objectives. The independent directors in the case of the
CEO, and the TCC in the case of the other NEOs, assessed each NEO against their individual goals.

NEO	2025 Performance Goals	2025 Evaluation

Patrick Lockwood - Taylor	•Stabilize Core portions of the Organization •Strengthen Growth Strategy •Streamline Organization and Operating Model •Deliver the 2025 Financial Plan •Focus on Quality Culture and ESG strategy
In determining Mr. Lockwood-Taylor’s individual strategic objectives performance multiplier, the TCC along with the Board’s Chairman considered Mr. Lockwood-Taylor’s performance in relation to his pre-established goals, noting the following accomplishments:
•Delivered Supply Chain Reinvention targets to ensure consistency and reliability
•Achieved volume share for the first time in years across all categories
•Delivered on portfolio and Advertising and Promotions investment strategy driving growth of contribution margin
•Finalized a clear list of priority categories, brands and geographies where we have the right to win and accelerate growth
•Aligned teams around strategy and One Perrigo best behaviors to drive success
•Despite falling short of some financial targets, grew EPS and Improved Operating
Margin
•Continued to engage with over 70% of shareholders
•Demonstrated a strong commitment to quality at all levels and fostered a culture where quality is integrated into everyday activities within all functions
•Reduced virgin packaging material by 658 Metric Tons
•Advanced strategy with inclusion and belonging

Eduardo Bezerra	•Stabilize Core Portions of the Organization •Streamline Organization and Operating Model •Strengthen Growth Strategy •Deliver the 2025 Financial Plan •Build a Highly Capable Finance and BTS Organization
In determining Mr. Bezerra’s individual strategic objectives performance multiplier, the
TCC considered Mr. Bezerra’s performance in relation to his pre-established goals, noting the following accomplishments:
•Delivered Supply Chain Reinvention targets to ensure consistency and reliability
•Delivered on portfolio and Advertising and Promotions investment strategy driving growth of contribution margin
•Re-aligned Finance Org to support strengthened category led model
•Strengthened Cybersecurity Environment
•Despite falling short of some financial targets, grew EPS and Improved Operating
Margin
•Continued to engage with over 70% of shareholders
•Significant progress made with organizational changes, however more work to be completed

2026 Proxy Statement	55

Executive Compensation

NEO	2025 Performance Goals	2025 Evaluation

Roberto Khoury	•Stabilize Organization •Streamline Operating Model •Strengthen Strategic direction •Deliver the 2025 financial plan
In determining Mr. Khoury’s individual strategic objectives performance multiplier, the
TCC considered Mr. Khoury’s performance in relation to his pre-established goals, noting the following accomplishments:
•Created a Long-term operating model and ways of working across the organization
•Advanced Category Led Business Strategy
•Won Market Share while maintaining OTC Store Brand volume
•Delivered incremental sales from innovation across international business
•Exceeded organizational optimization targets
•Delivered and operationalized Strategy for the next 3 years, aligned with One
Perrigo
•Despite falling short of segment financial targets, met and exceeded on forecast accuracy improvements

Charles Atkinson
•Deliver cost avoidance
and risk mitigation to
support organizational
improvements
•Establish new capabilities
to support key areas of the
organization
•Streamline support of
innovation and competitive
excellence
•Strengthen legal &
governance structure and
operations in support of
One Perrigo model

In determining Mr. Atkinson’s individual strategic objectives performance multiplier, the
TCC considered Mr. Atkinson’s performance in relation to his pre-established goals, noting the following accomplishments:
•Delivered litigation resolution, data management and security strategies
•Delivered new capabilities in Government affairs, M&A and contracts
•Supported strategy for Drive and Explode Brands
•Established global copy, advertising and claims substantiation and development framework
•Re-configured support of One Perrigo Category model driving value
•Co led the strategic review of organizational Belonging and Inclusion programs and policies
•Completed transition of Board Partnership

Abbie Lennox	•Strengthen value accretive growth through innovation pipeline •Stabilize Core areas of the business •Transform Scientific Office Culture •Evolve Operating model and capabilities
In determining Ms. Lennox’s individual strategic objectives performance multiplier, the
TCC considered Ms. Lennox’s performance in relation to her pre-established goals, noting the following accomplishments:
•Enabled new and refreshed product launches and ensured continued pipeline health and improvement for 2025 and beyond
•Assessed product stewardship needs and established a short-term and long-term programs
•Strengthened culture of quality & Compliance in partnership with supply chain across the operating network
•Rolled out One Perrigo Operating model and drove enterprise mindset
•Revised Scientific Office Leadership team structure
•Proposed and implemented organizational design and strategic plan ensuring buy-in and effective execution

In order to ensure that awards reflect a named executive officer's contribution to our results, the TCC has, or in the case of the CEO, the independent directors have, the discretion to adjust any executive officer's actual award down to as low as 0%. For AIP eligible NEOs where Individual Performance acted as a modifier, 2025 AIP payouts ranged from 30.1%-50.4% of annual targets.

56	Perrigo Company

Executive Compensation
2025 AIP Target Award Opportunities and Actual Payouts
The 2025 target AIP award opportunities (as a percentage of base salary) and actual payouts (as a percentage of target) for the NEOs are shown in the table below. The range of award opportunities is listed in the Grants of
Plan-Based Awards for 2025 table on page 71.
2025 AIP Payouts

Named Executive Officer	2025 Target AIP (as % of Salary)	2025 Actual AIP Payout (as % of Target)

Patrick Lockwood-Taylor	125%	44.3%
Eduardo Bezerra	80%	42.1%
Roberto Khoury	85%	43.7%
Abbie Lennox	65%	47.8%
Charles Atkinson	70%	50.4%
Ronald Janish(1)	65%	0.0%
Triona Schmelter(2)	85%	30.1%
1.Mr. Janish's separation arrangements included an ex gratia payment based on annual base salary and annual AIP at 100% target consistent with the terms of the Employee Severance Programme, Ireland. He was therefore not eligible for an additional discretionary AIP payment.
2.Consistent with the terms of the Perrigo Company plc U.S. Severance Policy Amended and Restated Effective February 13, 2019 and her
Waiver and Release Agreement, Ms. Schmelter receives a 2025 AIP bonus prorated for the portion of the year she worked.
2026 AIP Design
As it does each year, the TCC reviewed the design of the AIP to ensure it continued to best align with the strategic direction of the organization. For the 2026 AIP, all NEOs will continue to be measured on AIP OI, AIP
Net Sales and AIP Operating Cash Flow. The TCC chose to increase the weighting on AIP Net Sales to 40% to put greater focus on top-line growth, decrease the weighting on AIP OI to 40% and maintain the weighting on
AIP Operating Cash Flow at 20%. Individual strategic performance will continue to modify up or down the funded amounts from the financial measures.

2026 Proxy Statement	57

Executive Compensation
Long-Term Incentive Award Opportunities
Long-term stock-based compensation, awarded under our shareholder-approved LTIP, is intended to motivate and reward Perrigo employees, including the NEOs, for creating sustainable, long-term value, as reflected in the total shareholder return of Perrigo stock. Awards under the LTIP may be in the form of incentive stock options, non-statutory stock options, stock appreciation rights or stock awards, including restricted shares or RSUs, or performance stock or PSUs. We provide long-term incentive opportunities to all eligible employees solely through stock-based awards.
As a variable component of compensation, the amount realized from stock-based compensation will vary based on the long-term performance of Perrigo’s shares. In addition to share price performance, PSUs are only earned if specific, measurable financial and/or market-based performance-conditioned goals are achieved over the applicable performance periods.
The TCC sets stock-based award levels after consideration of an NEO’s position, review of market competitive reward and grant practices and the aggregate expense to Perrigo.
Equity Award Practices
During our regularly scheduled meetings in the first quarter of the calendar year, the independent directors approve all regular annual stock-based awards for the CEO, and the TCC approves all stock-based awards for the other NEOs, as well as the maximum potential total grants for other participating employees. All regular annual stock-based awards are granted on, and priced upon, the closing price of Perrigo stock on the fifth trading day after Perrigo publicly releases its year-end earnings or if delayed for business needs, the fifth trading day of the next appropriate month.
Off-cycle stock-based awards may be granted at various times during the year to new hires or to existing non-
executive employees under special circumstances (e.g., promotions, retention, performance, etc.) through the shareholder-approved LTIP. Though they rarely occur, off-cycle stock-based awards may also be granted during the year to the executive officers other than the CEO with the approval of the TCC and to the CEO with the approval of the independent directors as permitted under the LTIP. Such awards are priced at the closing price of Perrigo’s shares on the day the awards are granted. No such off-cycle awards were granted to the CEO or NEOs in 2025 other than a sign-on grant to Ms. Lennox and a promotional grant to Mr. Khoury. Ms. Lennox’s grant consisted of $235,000 RSUs expressly intended to offset compensation forfeited from her prior employer.
Mr. Khoury’s grant consisted of $140,000 in PSUs and $60,000 in RSUs. The TCC determined this additional award was appropriate to recognize the increased scope of his role upon his appointment as EVP and Chief
Commercial Officer in July 2025.

58	Perrigo Company

Executive Compensation
2025 – 2027 Annual LTIP Awards
All of the NEOs received their annual LTIP award for 2025, which consisted of 50% PSUs that may be earned based on achievement of 2025-2027 FCF/NS goals, 20% rTSR-PSUs that may be earned based on our
2025-2027 rTSR performance versus the companies in Perrigo’s TSR comparator group, and 30% RSUs vesting ratably over 3 years. The table and chart below show the LTIP award values granted in fiscal 2024 for each of the NEOs.

	2025 – 2027 Awards ($)

Named Executive Officer	FCF/NS-PSUs 50%	rTSR-PSUs 20%	RSUs(1) 30%	Total Grant Value(2) 100%

Patrick Lockwood-Taylor	3,300,006	1,710,560	1,979,998	6,990,564
Eduardo Bezerra	1,200,012	622,031	720,002	2,542,044
Roberto Khoury	1,020,006	526,840	612,009	2,158,854
Abbie Lennox(3)	499,996	259,166	535,007	1,294,168
Charles Atkinson	875,000	453,548	525,005	1,853,553
Ronald Janish	424,995	220,282	255,008	900,285
Triona Schmelter	950,000	492,431	570,000	2,012,432
1.The grants awarded on March 6, 2025 have been excluded from these totals since they were awarded as a portion of AIP for 2024.
2.Award amounts were calculated in accordance with ASC 718. The rTSR PSUs are valued using a Monte Carlo simulation; the value shown in the table above may not be exactly equal to 20% of each executive target LTI due to differences between the per-target-share
Monte Carlo value and the closing stock price on the grant date.
3.Ms. Lennox’s RSU amount includes a one-time sign-on equity grant with grant-date fair value of $235,000.

2026 Proxy Statement	59

Executive Compensation
LTIP and Pay-for-Performance
The LTIP is designed to align executive rewards with Perrigo performance and investor expectations, and we believe it is working. When Perrigo’s performance did not meet our targets, LTIP awards paid below target. As outlined in the chart below, taking into account the change in market value of our ordinary shares, only 31% of the 2023 – 2025 regular LTIP award value to our NEOs was realized.
*  Target amounts were valued using the closing market price of our ordinary shares on the date of grant ($36.96 on March 6, 2023). For
RSUs, realized amounts were valued using the closing market price of our ordinary shares on the dates of vest ($28.09 on March 6, 2024;
$28.68 on March 6, 2025; $10.72 on March 6, 2026). For PSUs, realized amounts were valued using the closing market price of our ordinary shares on the date of vest ($10.72 on March 6, 2026 and the payout percentage of target shares based on our actual performance (91.2% for OI PSUs and 0% for rTSR PSUs). Analysis reflects awards under our ongoing annual LTI program for 2023 and exclude off-cycle and new-hire awards.
Free Cash Flow Return on Net Sales PSUs
Fifty percent of each executive’s 2025 target annual grant value was in the form of PSUs that may be earned based on Free Cash Flow Return on Net Sales (“FCF/NS”) over a 3-year performance period. The TCC determined that FCF/NS optimally supported our business strategy by holding management accountable for the conversion of net sales into free cash flow, which should ultimately drive shareholder value creation. This metric underscores the importance of driving profitable sales growth while focusing on cash flow.
FCF/NS goals at threshold, target and maximum for each of fiscal years 2025, 2026, and 2027 were established at the start of the performance period, reflecting our objective of continuous improvement in this return metric over time. At the end of the 3-year period, and subject to the participants’ continued service through the 3-year performance period, the payout will be based on the average of the payouts resulting from actual performance each year versus the pre-established goals.
The following tables summarize the 3-year FCF/NS goals for the 2025-2027 performance period:

60	Perrigo Company

Executive Compensation
2025-2027 FCF/NS PSU

CY2025 FCF/NS PSU	Year 1 (CY25)	Year 2 (CY26)	Year 3 (CY27)

Maximum (>=100 bps above target performance pays 200% of Target PSUs)	6.9%	7.5%	8.7%
Target (100% of metric target performance pays 100% of Target PSUs)	5.9%	6.5%	7.7%
Threshold (50 bps below target performance pays 50% of Target PSUs)	5.4%	6.0%	7.2%
Adjusted FCF/Net Sales Attainment	3.2%	TBD	TBD
Performance of Metric Target	(270)bps	TBD	TBD
Payout as % of Target	—%	TBD	TBD
Projected Payout (3 year average of Payout as % of Target)			TBD
1.FCF/NS PSU attainment for FY2025 reflects actual FY2025 operating cash flow attainment adjusted for items not included in Perrigo's original financial plan, including a currency impact of $3M versus plan, $40M litigation costs and $32M in restructuring costs, FY2025 actual net sales attainment was adjusted for a currency impact of $41M versus plan.
Currency-Neutral Adjusted Operating Income PSUs
2023-2025 PSU OI Award
For the 2023 PSU OI awards, goals for the 3-year period were set up front as follows: the target goal for the 1st year of the 3-year performance period is based on the Board-approved annual financial plan, and the target goals for the 2nd and 3rd years of the 3-year performance period are determined by applying a pre-determined
5% growth rate to the prior year’s actual PSU OI. Earned PSUs are based on the average of the vesting credit for each year in the 3-year performance period.
The following table summarizes the 2023-2025 PSU OI goals and actual results for the year, the corresponding payout for each year, and the resulting 3-year average payout for the full performance period.

CY2023 PSU OI	Year 1 (CY23)	Year 2 (CY24)	Year 3 (CY25)

Maximum (>=120% of metric target performance pays 200% of Target PSUs)	$756.0	$723.6	$766.7
Target (100% of metric target performance pays 100% of Target PSUs)	$630.0	$603.0	$638.9
Threshold (80% of metric target performance pays 50% of Target PSUs)	$504.0	$482.4	$511.1
Actual Attainment Baseline for 5% Growth Goal	$574.3	$608.5	622.3
PSU OI Attainment	$573.8	$612.6	608.5
Performance as % Metric Target	91%	102%	95%
Payout as % of Target	78%	108%	88%
Projected Payout (3 year average of Payout as % of Target)			91%
1.PSU OI attainment for FY2023 reflects actual FY2023 Adjusted Operating Income attainment adjusted for a currency impact of $.5M versus plan. FY2023 target goal was set at 5% growth over FY2022 Actual Attainment Baseline.

2026 Proxy Statement	61

Executive Compensation
2.PSU OI Attainment for FY2024 reflects actual FY 2024 Adjusted Operating Income attainment adjusted for a currency impact of $4.1M versus 2023 actuals.
3.PSU OI Attainment for FY2025 reflects actual FY 2025 Adjusted Operating Income attainment adjusted for a currency impact of $13.8M versus 2024 actuals.
2024-2026 PSU OI Award
For the 2024 grant cycle, the TCC changed the PSU OI program design to further align with investor preference to measure 3-year cumulative PSU OI. Instead of measuring year-over-year growth separately for each year of the 3-year performance period, the 2024-2026 PSU OI awards will be earned based on cumulative PSU OI dollars generated over the 3 fiscal years 2024, 2025 and 2026.
Target PSU OI will be the sum of:
•Adjusted Operating Income included in the 2024 Annual Financial Plan (“2024 Plan OI”); and
•2024 Plan OI x 1.05; and
•2024 Plan OI x 1.05 x 1.05.
The threshold goal was then set at 80% of this target PSI OI value, which would result in 50% of the target PSUs being earned. No PSUs will be earned if performance is below the threshold goal. The maximum goal was set at
120% of the target PSU OI value, which would result in 200% of the target PSUs being earned. Payout is linearly interpolated for performance between levels.
The following tables summarize the 3-year cumulative PSU OI goals for the 2024-2026 performance period:

CY2024 PSU OI	Target Cumulative for CY24-CY26

Maximum (>=120% of metric target performance pays 200% of Target PSUs)	$2,370.8
Target (100% of metric target performance pays 100% of Target PSUs)	$1,975.7
Threshold (80% of metric target performance pays 50% of Target PSUs)	$1,580.5
PSU OI Attainment	TBD
Performance as % Metric Target	TBD
Payout (Cumulative three- year performance as % of Target)	TBD
1.PSU OI attainment for 2024-2026 PSU OI to be available with 2026 year-end financial results and definitive proxy statement.

62	Perrigo Company

Executive Compensation
Relative TSR PSUs
20% of each executive’s target annual grant value is in the form of Relative TSR PSUs ("rTSR PSUs"). The TCC selected rTSR as the applicable long-term performance measure for these PSUs to directly align the interests of the executive team with the long-term market performance of Perrigo’s shares. The inclusion of rTSR-PSUs in the overall LTIP mix also provides a relative external performance metric to balance the internal performance metric of FCF/NS and for prior PSU cycles, PSU OI growth.
The number of rTSR PSUs earned can be 0 if the threshold goal is not achieved, or can range from 50% to 200%
of the target number of rTSR PSUs based on Perrigo’s TSR performance relative to the companies in TSR comparator group over the three-year performance period, according to the following table:

Relative TSR Percentile Rank	Payout (% of Target Shares)

≥ 80th Percentile	200
55th Percentile	100
30th Percentile	50
<30th Percentile	—
Total shareholder return for Perrigo and the peer companies is calculated using an average of adjusted closing prices for the 20-trading day periods starting on the first and ending on the last day of the performance period.
Payout for performance between levels is linearly interpolated. If our absolute TSR is negative, the maximum number of shares that may be earned is 100% of target, regardless of our relative performance. In addition, the overall earned value is capped at 500% of the target value.
2023-2025 rTSR PSUs
The performance period for the 2023-2025 rTSR PSUs ended December 31, 2025. The Company’s relative TSR was below the 30th percentile versus the constituents of the S&P 500 (the rTSR comparison group for the
2023-2025 rTSR PSUs), and therefore no shares were earned under this award.

2026 Proxy Statement	63

Executive Compensation
2025-2027 rTSR PSUs
During the review of the rTSR PSU program, the TCC reviewed our comparison group for rTSR performance to ensure it included companies in similar or related industries that would be subject to similar macroeconomic factors as Perrigo. Previously, Perrigo used the full constituents of the S&P 500. For the 2025-2027 rTSR PSUs, the Committee determined that the comparator group would consist of Perrigo's current executive compensation peer companies plus any other members of the S&P 1500 Consumer Staples Index that are categorized in the
Personal Care, Packaged Food & Meat or Household Products sub-industries and that have annual revenues between $1 Billion - $20 Billion. For the 2025-2027 performance period, these companies are:

B&G Foods, Inc.	General Mills, Inc.	Pilgrim's Pride Corporation
Bausch Health Companies Inc.	Haleon plc	Post Holdings, Inc.
BellRing Brands, Inc.	Helen of Troy Limited	Prestige Consumer Healthcare Inc.
Cal-Maine Foods, Inc.	Herbalife Ltd.	Reckitt Benckiser Group plc
Campbell Soup Company	Hormel Foods Corporation	Spectrum Brands Holdings, Inc.
Central Garden & Pet Company	Inter Parfums, Inc.	The Clorox Company
Church & Dwight Co., Inc.	J&J Snack Foods Corp.	The Estée Lauder Companies Inc.
Colgate-Palmolive Company	John B. Sanfilippo & Son, Inc.	The Hain Celestial Group, Inc.
Conagra Brands, Inc.	Kellanova	The Hershey Company
Coty Inc.	Kenvue Inc.	The J. M. Smucker Company
e.l.f. Beauty, Inc.	Lamb Weston Holdings, Inc.	The Simply Good Foods Company
Edgewell Personal Care Company	Lancaster Colony Corporation	TreeHouse Foods, Inc.
Energizer Holdings, Inc.	McCormick & Company, Inc.	WK Kellogg Co
Flowers Foods, Inc.	Nu Skin Enterprises, Inc.
Other Policies, Practices and Guidelines
Executive Share Ownership Guidelines
Consistent with our compensation philosophy of tying a significant portion of total compensation to performance, our executive compensation program facilitates and encourages long-term ownership of Perrigo stock. Our
Share Ownership Guidelines reinforce that philosophy by requiring executive officers to maintain specific levels of share ownership.
Each executive officer is required to attain certain target levels of stock ownership. These ownership guidelines are expressed in terms of a multiple of base salary. The current ownership guidelines are as follows:
Chief Executive Officer: 6 times base salary
Executive Vice President: 3 times base salary
Senior Vice President (only if designated as Section 16 Officer): 2 times base salary

64	Perrigo Company

Executive Compensation
For purposes of determining an executive officer’s share ownership, at least fifty percent (50%) must consist of
(i) shares purchased on the open market, (ii) shares owned jointly with a spouse and/or children, (iii) shares acquired through the exercise of stock options or vesting of restricted shares or RSUs, or (iv) shares held through the Perrigo Company Profit-Sharing and Investment Plan. The balance of an executive officer’s share ownership may be satisfied through (a) unvested but earned PSUs or RSUs that have not been forfeited, and (b)
unvested service-based restricted shares or RSUs that have not been forfeited. Unearned PSUs and unexercised stock options do not count toward an executive’s ownership when measured against the requirement.
Until each executive officer attains the applicable target stock ownership level, he or she is required to retain a stated percentage of shares received through our incentive plans, including shares obtained through the exercise of stock options, vesting of restricted shares or RSUs, payout of PSUs and any other vehicle through which the individual acquires shares. At any time that an executive’s direct stock ownership is below the required levels set forth above, such executive may not sell any shares they already hold, and (i) with respect to restricted shares and units, he or she is restricted from selling more than 50% of the net shares received following the vesting of any PSUs or RSUs under any of the Company’s compensation plans, and (ii) with respect to stock options, he or she is restricted from selling more than 50% of the net value received upon the exercise of any stock option (i.e. after the cost of the option and taxes are remitted), such that at least 50% of the net value received upon the exercise of any stock option must be converted to directly owned shares.
As of the end of 2025, all of our executive officers, including our NEOs, were in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.
Clawback Policy
Our Compensation Recovery Policy provides that in the event Perrigo is required to restate its results due to material noncompliance with financial reporting requirements, the Board will recover certain Incentive-Based
Compensation paid to any current or former executive officer.  Under the Policy, “Incentive-Based
Compensation” includes both cash and equity awards, including both time-based and performance based equity awards. Furthermore, our AIP and Current Plan (including in the LTIP grant documents), and Non-
Qualified Deferred Compensation policies include clawback provisions that require Perrigo to recover certain incentive compensation paid to an executive if Perrigo’s financial results are later restated due to the individual’s misconduct, including, without limitation, fraud or knowing illegal conduct. Incentive compensation under these plans and award agreements includes both cash and equity awards, including both time-based and performance based equity awards.
Insider Trading, Anti-Hedging and Anti-Pledging Policy
The Company has adopted an Insider Trading Policy and procedures governing the purchase, sale and other dispositions of its securities by directors, officers and employees of the Company. We believe this policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our Insider Trading Policy prohibits executive officers and directors from trading in options, warrants, puts and calls or similar instruments on Perrigo securities and holding Perrigo securities in margin accounts, as well as from pledging Perrigo securities as collateral for a loan. In addition, the
Insider Trading Policy prohibits our directors and all employees, including executive officers, from selling Perrigo securities “short,” engaging in “short sales against the box,” and entering into hedging or monetization transactions or similar arrangements with respect to Perrigo securities. A copy of our Insider Trading Policy was filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement	65

Executive Compensation
Compensation Risk Assessment
At the TCC's request, FW Cook conducted an assessment of Perrigo’s compensation policies and practices for
2025 to determine whether any practices might encourage excessive risk taking on the part of executives. This assessment included a review of Perrigo’s pay philosophy, competitive position, annual incentive arrangements
(including broad-based incentive plans, based on an inventory of such plans that management provided to FW
Cook) and long-term incentive arrangements (including RSU and PSU design, as well as potential mitigating factors such as share ownership requirements, caps on incentive plan payouts and recoupment policies).
After considering FW Cook’s assessment, the TCC concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and are not designed in such a way to encourage executives and employees to take unnecessary risks that would be reasonably likely to have a material adverse effect on Perrigo.
Benefits and Perquisites
Retirement Benefits for US Employees: We offer retirement benefit plans to provide financial security and to facilitate employees’ saving for their retirement. We make annual contributions under our Perrigo Profit-Sharing and Investment Plan for employees, including the executive officers. We also make matching contributions up to the limits as defined in the applicable regulations under our 401(k) Plan to certain of our employees, including the NEOs.
Executive Benefits: We provide a limited number of perquisites to our NEOs. Benefits may include executive physical exams, relocation benefits, retirement benefits and financial counseling/tax advice.
Non-Qualified Deferred Compensation Plan for US Employees: We maintain a Non-Qualified Deferred
Compensation Plan (“Deferred Compensation Plan”) that allows certain executives, including the NEOs, and other management level personnel to voluntarily elect to defer base salary and earned annual incentive awards.
Under that plan, we provide annual profit-sharing contributions and matching contributions that cannot be provided under Perrigo’s Profit-Sharing and Investment Plan (“Tax-Qualified Plan”) because of the limitations of
Sections 415 and 401(a)(17) of the Code. Code Section 415 limits the total annual additions to a participant’s account under the Tax-Qualified Plan to a specified dollar amount, which was $70,000 for 2025. Code Section
401(a)(17) limits total compensation that can be considered under the Tax-Qualified Plan. This limit was
$350,000 for 2025. Due to these limits, certain Perrigo employees would not receive profit-sharing contributions and matching contributions under the Tax-Qualified Plan on their full compensation. Therefore, we provide affected employees who contribute to the Deferred Compensation Plan, including the NEOs, a company match and a profit-sharing contribution under the Deferred Compensation Plan that they would have been eligible for under the Tax-Qualified Plan but for the limitations under the Code.
Employment Agreements (Severance Benefits): We typically do not enter into employment agreements with our executives other than our CEO and non-U.S. executives, such as Mr. Khoury, Ms. Lennox, and former employee Mr. Janish, where local laws require it. We entered into an employment agreement with Mr. Lockwood-
Taylor when he was appointed as President and CEO in June 2023. In March 2023, based on Mr. Janish's move to Ireland and based on Irish law, we entered into an Irish Employment Agreement with Mr. Janish. When Ms.
Lennox joined the Company in 2024, and based on Irish law, we entered into an Irish Employment Agreement, which was amended in December 2024. In May 2024, Mr. Khoury joined the Company, and based on Irish law, we entered into an Irish Employment Agreement with him, which was amended in June 2025. The key compensation terms of these agreements are summarized below.
Post-employment payments under employment agreements, as applicable, and the U.S. Severance Policy, and our Change in Control Severance Policy for U.S. Employees and the Perrigo Employee Severance Programme,

66	Perrigo Company

Executive Compensation
Ireland are presented in the section entitled “Potential Payments Upon Termination or Change in Control”
beginning on page 77.
All other NEOs, except Mr. Lockwood-Taylor, Ms. Lennox, Mr. Khoury and Mr. Janish, are not party to individual employment agreements and instead are subject to our general severance policy.
Mr. Lockwood-Taylor
Mr. Lockwood-Taylor's employment agreement became effective on June 30, 2023. Consistent with our emphasis on performance-based pay, the majority of Mr. Lockwood-Taylor's annual compensation is stock-
based with the ultimate value realized based on Perrigo’s stock price performance. In accordance with his employment agreement, Mr. Lockwood-Taylor's compensation includes: a base salary; participation in the AIP;
annual grants of equity under the LTIP; and participation in Perrigo’s other employee benefit plans.
Mr. Lockwood-Taylor did not receive a 2023 annual grant under the LTIP. The agreement outlines one-time Buy-
Out Compensation offered in the form of $2,800,000 RSUs and $1,500,000 in Equity Performance Stock Units
expressly intended to offset the approximately $4,300,000 in unvested equity which was forfeited upon exiting his previous organization. The Independent Directors were intentional to ensure that a significant portion of this was performance based, subject to performance of PSU OI and aligned with the interest of shareholders.
In addition, the employment agreement offered initial benefits related to relocation to Grand Rapids, Michigan and payment of legal fees related to negotiation of his employment agreement.
The employment agreement provides for an initial term of 2 years, subject to automatic renewal thereafter for
2-year periods unless either party provides 90 days’ prior notice of non-renewal. The agreement contains customary confidentiality obligations, non-competition restrictions for 2 years from the date of termination of employment and non-solicitation restrictions for 2 years from the date of termination of employment.
If Mr. Lockwood-Taylor were involuntarily terminated by us without cause or voluntarily terminated for good reason (as defined in the agreement), he would receive cash severance benefits and continued vesting of certain stock-based awards. The circumstances under which severance benefits are triggered and the resulting payouts are generally consistent with market practices and are described in the section entitled “Potential
Payments Upon Termination or Change in Control” beginning on page 77.
In September of 2023, an amendment to Mr. Lockwood-Taylor's agreement was issued changing his place of employment from Grand Rapids, Michigan to Morristown, New Jersey negating the need for additional standard relocation support.
On February 21, 2024, the Company and Patrick Lockwood-Taylor entered into Amendment No. 2 to his
Employment Agreement, which modified Mr. Lockwood-Taylor’s AIP target bonus opportunity for 2024 only from 120% of annual base salary to 40% of annual base salary. In consideration thereof, Mr. Lockwood-Taylor received an RSU grant under the LTIP in 2025 equal to 2 times the actual AIP bonus awarded for 2024 performance, plus 10% (the “RSU Grant”). The RSU Grant was granted in addition to any annual award under the LTIP and will vest in 2 equal installments on the 1st and 2nd anniversary of the grant date.
On February 26, 2025, Perrigo Company (a subsidiary of the Company) signed an Amended and Restated
Employment Agreement with Mr. Lockwood-Taylor to extend his term as President and CEO, and member of the
Board of Directors for an additional 3-year period through June 30, 2028, with automatic 1-year extension unless either party provides 90-days prior notice of non-renewal. The Amended Agreement provides a salary of
$1,240,000, an Annual Incentive Plan target bonus opportunity of 125% of base salary or $1,550,000 and a
Long-Term Incentive Plan award grant date fair value of $6,600,000.

2026 Proxy Statement	67

Executive Compensation
Mr. Khoury
Mr. Khoury's Irish Employment Agreement became effective in May 2024. In accordance with this employment agreement, Mr. Khoury's compensation includes a base salary; participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo's other employee benefit plans.
The employment agreement also provides one-time buy-out compensation to replace compensation forfeited from his previous employer in the form of $425,000 of RSUs subject to 2-year ratable vesting. He also received a 2024 pro-rata LTI grant in the amount of $758,333 which was a mix of RSUs and PSUs subject to 3-year ratable vesting.
The employment agreement is indefinite and provides for 3 months prior notice of termination by both parties.
If Mr. Khoury were involuntarily terminated by us without cause or voluntarily terminated for good reason (as defined in the Perrigo Employee Severance Programme, Ireland), he would receive cash severance benefits and continued vesting of stock-based awards for 24 months. The agreement contains confidentiality provisions.
The agreement also contains relocation support consistent with what is required to enable a standard international relocation.
On June 25, 2025 his Employment Agreement was amended when he became EVP and Chief Commercial
Officer. The Agreement provides for a 6 month probationary period, and a 10% salary increase with a 5%
increase on July 1, 2025 to €582,063, and an additional 5% increase on January 1, 2026 to €609,780.60. It provides for an increase in AIP target to 85% and an increase in his LTI annual target award to $1,800,000. It also provided a one-time promotional LTI award equal to $200,000 on the 5th trading day in July 2025.
Mr. Janish
Mr. Janish's Irish Employment Agreement became effective in March 2023. In accordance with this employment agreement, Mr. Janish's compensation includes a base salary; participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo's other employee benefit plans.
The Employment Agreement had a fixed term ending on December 31, 2025 and required 3 months' prior notice of termination by both parties. If Mr. Janish were involuntarily terminated by us without cause or voluntarily terminated for good reason (as defined in the Perrigo Employee Severance Programme, Ireland), he would receive cash severance benefits and continued vesting of stock-based awards for 36 months. The agreement contains confidentiality provisions.
The agreement also contains relocation support consistent with what is required to enable a standard international relocation on a fixed term basis.
Under the Compromise Waiver Agreement, dated June 2, 2025, we and Mr. Janish reached mutual agreement regarding his exit from the organization as a result of ending of his fixed term agreement. As agreed, Mr. Janish stepped down from his current position as EVP, Global Operations and Supply Chain of the Company, effective
June 23, 2025. Following such date, Mr. Janish continued in an advisory capacity until September 30, 2025.
Under the Compromise Waiver Agreement, Mr. Janish’s employment agreement terminated on August 31, 2025 and Mr. Janish received cash severance pay consistent with the Employee Severance Programme, Ireland and immediate and continued vesting of stock-based awards as he was eligible for retirement treatment per the terms of the LTIP.
Ms. Lennox
Ms. Lennox’s Irish Employment Agreement became effective in November 2024 and was amended in December
2024. In accordance with this employment agreement, Ms. Lennox’s compensation includes a base salary;

68	Perrigo Company

Executive Compensation
participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo's other employee benefits plans.
The Employment Agreement also provides one-time, make-whole compensation to offset compensation forfeited at her previous company in the form of $235,000 of RSUs subject to three ratable vesting. She also received a one-time cash make-whole payment in March 2025 in the amount of €288,756 ($312,490) which offsets the 2024 bonus she forfeited with her previous employer. She also received a one-time special cash hiring bonus in the amount of €156,618 ($169,500) to offset the repayment of funds to her former employer as well as a one-time special cash hiring bonus in the gross amount of €208,000 ($224,000) to help offset commuting costs to
Dublin, Ireland.
The term of the Employment Agreement is indefinite and requires 3 months' prior notice of termination by both parties. If Ms. Lennox were involuntarily terminated by us without cause or voluntarily terminated for good reason
(as defined in the Perrigo Employee Severance Programme, Ireland) she would receive cash severance benefits and continued vesting of stock-based awards for 24 months. The Agreement contains confidentiality provisions.
Ms. Schmelter
In connection with her separation due to the elimination of her role, the Company entered into a Waiver and
Release Agreement with Ms. Schmelter on June 30, 2025, pursuant to which Ms. Schmelter stepped down from her position as EVP & President, Consumer Self-Care Americas on June 30, 2025, and transitioned to an advisory role until October 31, 2025. The agreement provides that, subject to her execution of a supplemental release of claims, Ms. Schmelter will receive the severance benefits pursuant to the Perrigo Company plc U.S.
Severance Policy, as described in more detail below.

2026 Proxy Statement	69

Executive Compensation
Summary Compensation Table
The following table summarizes the compensation of our named executive officers for 2025, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Patrick Lockwood-Taylor CEO, President	2025	1,223,333	—	6,990,564		687,250	141,456	9,042,603
	2024	1,200,000	—	6,252,342	(6)	305,760	36,727	7,794,829
	2023	604,615	—	4,300,008		1,080,000	83,346	6,067,969
Eduardo Bezerra EVP, CFO	2025	777,777	—	2,542,044		265,000	84,794	3,669,615
	2024	755,300	—	2,278,391	(6)	129,846	76,259	3,239,796
	2023	721,000	—	1,854,825		436,800	38,767	3,051,392
Roberto Khoury(5) EVP, Chief Commercial Officer	2025	659,475	—	2,158,854		254,000	75,058	3,147,388
	2024	325,067	—	1,193,413		285,695	91,939	1,896,114
Abbie Lennox(5) EVP, Chief Scientific Officer	2025	648,039	767,411	1,294,168		200,000	79,463	2,989,082
Charles Atkinson EVP, General Counsel and Secretary	2025	760,000	—	1,853,553		268,000	20,300	2,901,853
Ronald Janish(5) Former EVP, Global Operations & Supply Chain & CTO	2025	507,866	—	900,285		—	3,228,823	4,636,974
	2024	595,361	—	1,040,632	(6)	88,055	768,863	2,492,912
	2023	622,913	—	875,904		294,824	439,078	2,232,720
Triona Schmelter Former EVP, President CSCA	2025	631,250	—	2,012,432		163,000	815,582	3,622,264
	2024	750,000	—	1,981,051	(6)	85,278	22,857	2,839,185
1. Excludes the Annual Bonus (captured in the column “Non-Equity Incentive Plan Compensation”). For Ms. Lennox, represents her sign-on bonuses of $767,411, in 2025.
2.Represents the full grant date fair value of stock awards granted in the years shown, calculated in accordance with U.S. GAAP. Stock awards include RSUs and PSUs. For the PSUs, the amounts reported for FCF/NS PSUs in 2025 and PSU OI in 2024 and 2023 were valued assuming payout at target performance of 100% (the probable outcome of the relevant performance conditions as of the grant date), and the amounts reported for rTSR PSUs was based on the Monte Carlo value of the awards as of the grant date. RSUs granted in
March 2025 as part of the AIP bonus earned for 2024 are reported here for 2024. See the Grants of Plan-Based Awards for 2025 table for additional information regarding the full grant date fair value for all stock awards. The value of the PSU awards for 2025 assuming the highest level of performance conditions will be achieved for each NEO is as follows: Mr. Lockwood-Taylor, $10,021,131; Mr. Bezerra,
$3,644,085; Mr. Khoury, $3,093,691; Ms. Lennox, $1,518,323; Mr. Atkinson, $2,657,096; Mr. Janish, $1,290,555; Ms. Schmelter,
$2,884,864. Additional weighted average valuation assumptions related to stock awards are included in the stockholders' equity note of the audited financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2025, December
31, 2024 and December 31, 2023. Award amounts were calculated in accordance with ASC 718.
3.The compensation amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the AIP bonus earned for the relevant fiscal year period as described in the Compensation Discussion and Analysis section entitled 2025 Executive Compensation
Program in Detail – Annual Incentive Award Opportunities. For 2024, one-third of these amounts was paid in cash and the remaining

70	Perrigo Company

Executive Compensation
two-thirds, plus a 10% premium, was paid in AIP Bonus RSU Award. The amount shown in the table above for 2024 reflects the cash equivalent value.
4.The 'All Other Compensation Detail' table below discloses the compensation amounts set forth in the “All Other Compensation” column of the Summary Compensation Table.
5.Amounts paid to Mr. Janish, Mr. Khoury and Ms. Lennox were converted to U.S. dollars based on foreign currency exchange rates on
December 31, 2025 of 0.8514.
6. For 2024, this amount includes the grant fair date value, calculated in accordance with ASC 718, of the AIP Bonus RSU Award issued to such executive in March 2025, which represented 2/3 of the earned AIP bonus amount for each executive, plus a 10% premium. The fair values of such awards were as follows: Mr. Lockwood-Taylor, $672,672; Mr. Bezerra, $285,661; Mr. Janish, $193,720; Ms. Schmelter,
$187,612.
All Other Compensation Detail

Name	Perquisites and Other Personal Benefits ($)(1)	Registrant Contributions to Defined Contribution Plans ($)(2)	Registrant Contributions to Non-Qualified Plans ($)	Tax Equalization ($)(3)	Severance Payment ($)(4)	Total ($)

Patrick Lockwood-Taylor	4,506	20,850	116,100	—	—	141,456
Eduardo Bezerra	13,118	20,850	50,826	—	—	84,794
Roberto Khoury(6)	22,300	52,758	—	—	—	75,058
Abbie Lennox(6)	28,189	51,275	—	—	—	79,463
Charles Atkinson	4,100	16,200	—	—	—	20,300
Ronald Janish(6)	237,275	1,628	—	109,172	2,880,748	3,228,823
Triona Schmelter	4,100	20,691	16,219	—	774,572(5)	815,582
1.For Mr. Lockwood-Taylor represents: $4,506 for financial services. For Mr. Bezerra represents: $9,018 for financial services, and $4,100 for an executive physical. For Mr. Atkinson represents: $4,100 for an executive physical. For Mr. Janish represents: $18,793 for car allowance per Irish policy, $196,166 for housing allowance, and $22,316 for relocation. For Mr. Khoury represents: $16,443 for car allowance per Irish policy, $5,437 for financial services, and $420 for nutritionist services. For Ms. Lennox represents: $28,189 for car allowance per Irish policy. For Ms. Schmelter represents: $4,100 for an executive physical.
2.Represents the Company's contributions to 401(k) and Profit-Sharing Plans, and Irish pension contributions.
3.For Mr. Janish, represents tax benefits used to equalize him to the relevant US tax rate while on an expatriate assignment in Dublin.
4.Represents a payment as outlined in their severance agreement depicting the portion received in 2025.
5.For Ms. Schmelter, represents severance payments of $95,625 in 2025 and $669,375 in 2026.
6.Amounts paid to Mr. Janish, Mr. Khoury and Ms. Lennox were converted to U.S. dollars based on foreign currency exchange rates on
December 31, 2025.

2026 Proxy Statement	71

Executive Compensation
Grants of Plan-Based Awards for 2025
The following table provides information regarding equity and non-equity awards granted to the named executive officers during 2025.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plans(4)			All Other Stock Awards # of units(5)	Grant Date Fair Value of Stock Awards ($)(6)

Name	Grant Date(1)		Award Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Patrick Lockwood- Taylor	—	—	—	775,000	1,550,000	3,100,000	—	—	—	—	—
	6/6/2025(7)		2/17/2025	—	—	—	25,230	50,459	100,918	—	1,710,560
	6/6/2025(8)		2/17/2025	—	—	—	63,074	126,147	252,294	—	3,300,006
	3/6/2025(9)		2/17/2025	—	—	—	—	—	—	23,454	672,661
	6/6/2025(10)		2/17/2025	—	—	—	—	—	—	75,688	1,979,998
Eduardo Bezerra	—	—	—	314,933	629,866	1,259,731	—	—	—	—	—
	6/6/2025(7)		2/17/2025	—	—	—	9,175	18,349	36,698	—	622,031
	6/6/2025(8)		2/17/2025	—	—	—	22,936	45,872	91,744	—	1,200,012
	3/6/2025(9)		2/17/2025	—	—	—	—	—	—	9,960	285,653
	6/6/2025(10)		2/17/2025	—	—	—	—	—	—	27,523	720,002
Roberto Khoury	—	—	—	290,553	581,106	1,162,212	—	—	—	—	—
	6/6/2025(7)		2/17/2025	—	—	—	7,034	14,067	28,134	—	476,871
	7/8/2025(7)		6/19/2025	—	—	—	737	1,474	2,948	—	49,969
	6/6/2025(8)		2/17/2025	—	—	—	17,584	35,168	70,336	—	919,995
	7/8/2025(8)		6/19/2025	—	—	—	1,843	3,685	7,370	—	100,011
	6/6/2025(10)		2/17/2025	—	—	—	—	—	—	21,101	552,002
	7/8/2025(10)		6/19/2025	—	—	—	—	—	—	2,211	60,007

72	Perrigo Company

Executive Compensation

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plans(4)			All Other Stock Awards # of units(5)	Grant Date Fair Value of Stock Awards ($)(6)

Name	Grant Date(1)		Award Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Abbie Lennox	—	—	—	211,971	423,943	847,886	—	—	—	—	—
	6/6/2025(7)		2/17/2025	—	—	—	3,823	7,645	15,290	—	259,166
	6/6/2025(8)		2/17/2025	—	—	—	9,557	19,113	38,226	—	499,996
	2/7/2025(11)		8/06/2024	—	—	—	—	—	—	9,553	235,004
	6/6/2025(10)		2/17/2025	—	—	—	—	—	—	11,468	300,003
Charles Atkinson	—	—	—	266,000	532,000	1,064,000	—	—	—	—	—
	6/6/2025(7)		2/17/2025	—	—	—	6,690	13,379	26,758	—	453,548
	6/6/2025(8)		2/17/2025	—	—	—	16,724	33,448	66,896	—	875,000
	6/6/2025(10)		2/17/2025	—	—	—	—	—	—	20,069	525,005
Ronald Janish	—	—	—	223,881	447,763	895,525	—	—	—	—	—
	6/6/2025(7)		2/17/2025	—	—	—	3,249	6,498	12,996	—	220,282
	6/6/2025(8)		2/17/2025	—	—	—	8,123	16,246	32,492	—	424,995
	3/6/2025(9)		2/17/2025	—	—	—	—	—	—	6,755	193,733
	6/6/2025(10)		2/17/2025	—	—	—	—	—	—	9,748	255,008
Triona Schmelter	—	—	—	325,125	650,250	1,300,500	—	—	—	—	—
	6/6/2025(7)		2/17/2025	—	—	—	7,263	14,526	29,052	—	492,431
	6/6/2025(8)		2/17/2025	—	—	—	18,158	36,315	72,630	—	950,000
	3/6/2025(9)		2/17/2025	—	—	—	—	—	—	6,542	187,625
	6/6/2025(10)		2/17/2025	—	—	—	—	—	—	21,789	570,000
1.Actual date of grant.
2.Date on which the TCC approved the award.
3.These columns show the dollar range of potential payout for fiscal 2025 performance under the Annual Incentive Bonus Plan as described in the section titled 2025 Executive Compensation Program in Detail - Annual Incentive Award Opportunities in the
Compensation Discussion and Analysis. The target values are based on a percentage of each executive's salary. The maximum incentive award opportunity for any individual participant was 200% of the target award. In addition, the TCC, or the Board in the case of the CEO, had the discretion to adjust any named executive officer's award up by as much as 50% or down by as much as 100% based on

2026 Proxy Statement	73

Executive Compensation
individual performance. The actual payments for fiscal 2025 non-equity incentive awards are shown in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation."
4.These columns show the range of performance-based restricted stock units that were granted in fiscal 2025 and that could be earned in fiscal 2028 under the LTIP, depending on whether specific performance goals are achieved over a three-year applicable performance period, as described in the section titled 2025 Executive Compensation Program in Detail - Long-term Incentive Award Opportunities in the Compensation Discussion and Analysis. Earned awards, if any, can range from 0% to 200% of the target number of shares.
5.This column shows the service-based RSUs granted during 2025.
6.Amounts are computed in accordance with U.S. GAAP and are included in the Summary Compensation Table in the applicable columns titled "Stock Awards". For the FCF/NS PSU awards, the amounts disclosed are computed based on a target performance of 100%, which is the probable outcome of the relevant performance conditions as of the June 6, 2025 grant date. The grant-date fair value of the FCF/NS
PSU awards was $26.16 per target share. For the rTSR PSUs, the amounts disclosed reflect the Monte Carlo value of the award as of the
June 6, 2025 grant date. The grant-date fair value of the rTSR PSU awards was $33.90 per target share.
7.Grant of rTSR PSU.
8.Grant of FCF/NS PSU.
9.Grant of RSUs as part of 2024 AIP payments, which were issued in March 2025 but were reported in the Summary Compensation Table for 2024. These awards vest in two equal installments on each grant anniversary.
10.Grant of RSUs as part of annual LTIP awards. These awards vest in three equal installments on each grant anniversary.
11.Grant of RSUs as part of one-time, make whole compensation to offset what was forfeited at her previous company. These awards vest in three equal installments on each grant anniversary.
Outstanding Equity Awards at 2025 Year End
The following table sets forth information detailing the outstanding equity awards held on December 31, 2025, by each of our NEOs.

		Option Awards				Stock Awards

Name	Option / Stock Award Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)(4)(5)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(3)

Patrick Lockwood- Taylor	7/10/2023	—	—	—	—	42,171	587,020	—	—
	4/5/2024	—	—	—	—	35,668	496,499	116,224	1,617,838
	3/6/2025(6)	—	—	—	—	23,454	326,480	—	—
	6/6/2025	—	—	—	—	75,688	1,053,577	134,557	1,873,033

74	Perrigo Company

Executive Compensation

		Option Awards				Stock Awards

Name	Option / Stock Award Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)(4)(5)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(3)

Eduardo Bezerra	3/6/2023	—	—	—	—	36,830	512,674	—	—
	4/5/2024	—	—	—	—	12,738	177,313	41,508	577,791
	3/6/2025(6)	—	—	—	—	9,960	138,643	—	—
	6/6/2025	—	—	—	—	27,523	383,120	48,930	681,106
Roberto Khoury	6/7/2024	—	—	—	—	13,847	192,750	19,418	270,299
	6/6/2025	—	—	—	—	21,101	293,726	37,512	522,167
	7/8/2025	—	—	—	—	2,211	30,777	3,931	54,720
Abbie Lennox	2/7/2025	—	—	—	—	9,553	132,978	—	—
	6/6/2025	—	—	—	—	11,468	159,635	20,387	283,787
Charles Atkinson	6/6/2025	—	—	—	—	20,069	279,360	35,678	496,638
Ronald Janish	2/26/2016	4,558	—	129.23	46,079	—	—	—	—
	6/6/2017	9,586	—	70.34	46,544	—	—	—	—
	3/8/2018	8,679	—	85.06	46,820	—	—	—	—
	3/6/2023	—	—	—	—	15,093	210,095	—	—
	4/5/2024	—	—	—	—	—	—	17,641	245,563
	6/6/2025	—	—	—	—	—	—	17,329	241,220
Triona Schmelter	10/6/2023	—	—	—	—	14,896	207,352	—	—
	4/5/2024	—	—	—	—	11,464	159,579	37,357	520,009
	3/6/2025(6)	—	—	—	—	6,542	91,065	—	—
	6/6/2025	—	—	—	—	21,789	303,303	38,736	539,205

2026 Proxy Statement	75

Executive Compensation
1.For better understanding of this table, this column has been added to show the grant date of all stock options and equity awards outstanding at fiscal year-end.
2.Includes performance shares issued in 2023 which have completed the performance-based portion of the vesting requirement but have not yet completed the time-based requirement.
3.The market value of these unvested awards was calculated using the closing price of our ordinary shares as of December 31, 2025, which was $13.92.
4. Service-based restricted stock units are earned and vest at each service vesting date. Performance-based restricted stock units are earned and vest, if at all, three years from the grant date, depending on our performance over three full years for the fiscal 2023, 2024, and 2025 grants, as more fully described in the section entitled 2025 Executive Compensation Program in Detail - Long-Term Incentive
Award Opportunities in the Compensation Discussion and Analysis. As of December 31, 2025, the number of unearned units for the 2023 award was calculated using vesting credits of 78%, 108%, and 88% for 2023, 2024, and 2025, respectively; the number of unearned units for the 2024 award was calculated using vesting credits 90% and 81% for 2024 and 2025, respectively, and assuming 100% for
2026; the number of unearned units for the 2025 award was calculated using a vesting credit of 0% for 2025, and assuming 100% for
2026 and 2027.
5.Unless otherwise indicated, all RSUs vest in three equal installments on each grant anniversary.
6.These RSU awards vest in two equal installments on each grant anniversary.
Option Exercises and Stock Vested in 2025
The following table provides information for each NEO concerning the vesting of restricted stock during 2025.
No NEO exercised options in 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Patrick Lockwood-Taylor	62,550	1,696,648
Eduardo Bezerra	42,509	1,168,044
Roberto Khoury	10,868	284,307
Abbie Lennox	—	—
Charles Atkinson	—	—
Ronald Janish	49,519	1,239,892
Triona Schmelter	7,703	194,274
1.Represents service-based RSUs and PSUs issued under the LTIP.
2.The value realized on vesting was calculated using the closing price of Perrigo shares on the day the awards vested.

76	Perrigo Company

Executive Compensation
Non-Qualified Deferred Compensation in 2025
The Deferred Compensation Plan allows participants to defer as much as 80% of base salary and 100% of incentive compensation with no dollar amount cap. Participation in the plan is limited to the executive officers
(including the NEOs) and other management level personnel. Amounts deferred under the Deferred
Compensation Plan earn a return based on measurement funds made available to participants, which are determined by the retirement plan committee. These measurement funds mirror several of the investment choices available in our 401(k) Plan, with the exception of Company stock and Target Date Funds, which are not an investment option in the Deferred Compensation Plan. There are also model portfolios in the Deferred
Compensation Plan that are not in the 401(k) Plan. Participants elect the form and timing of distributions of their
Deferred Compensation Plan deferrals prior to the year in which it is deferred. Participants may change their distribution elections, however, changes must be made 12 months in advance and are subject to a 5-year delay. Participants may elect in-service distributions to be paid in a lump sum up to 5 annual installments; in-
service deferrals must remain in the Deferred Compensation Plan for at least 3 years prior to distribution.
Participants may elect to receive their retirement/termination distributions in a lump sum or annual installments
(up to 15 years) upon separation from service. If a participant’s in-service distribution was not paid prior to a separation from service, the in-service distribution will be paid according to their retirement/termination distribution election. All participants with an account balance subject to Section 409A of the Internal Revenue
Code may not begin receiving retirement/termination distributions earlier than the first day of the 7th month following a separation from service.
The following table sets forth information relating to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Perrigo Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)*	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(3)

Patrick Lockwood-Taylor	343,839	116,100	1,438,260	—	1,919,482
Eduardo Bezerra	57,080	50,826	279,071	—	579,730
Roberto Khoury	—	—	—	—	—
Abbie Lennox	—	—	—	—	—
Charles Atkinson	—	—	—	—	—
Ronald Janish	—	—	536,343	—	1,658,426
Triona Schmelter	—	16,219	2,419	—	18,638
1.Of the total amounts shown in this column, the following amounts are included in the Summary Compensation Table as 2025 salary: Mr.
Lockwood-Taylor, $48,933; Mr. Bezerra, $31,111; and the following additional amounts are included for 2025 in the Summary
Compensation Table in the column titled Non-Equity Incentive Plan Compensation: Mr. Lockwood-Taylor, $294,906; Mr. Bezerra, $25,969.
2.These amounts are included in the Summary Compensation Table as All Other Compensation in the column “Registrant Contributions to
Non-Qualified Plans.”
3.In addition to the amounts in footnote 1, this column includes the following amounts included in the Summary Compensation Table in the columns titled (i) Salary (for fiscal year 2024): Mr. Lockwood-Taylor, $48,000; Mr. Bezerra, $30,212; (ii) Non-Equity Incentive Plan
Compensation (for fiscal year 2024): Mr. Lockwood-Taylor, $1,041,662; Mr. Bezerra, $87,360; (i) Salary (for fiscal year 2023): Mr.
Lockwood-Taylor, $20,000; Mr. Bezerra, $28,840; Mr. Janish, $8,671; (ii) Non-Equity Incentive Plan Compensation (for fiscal year 2023):
Mr. Bezerra, $109,995; Mr. Janish, $11,008.
*    We do not pay above-market or preferential interest or earnings on amounts deferred under the Deferred Compensation Plan.

2026 Proxy Statement	77

Potential Payments Upon
Termination or Change-in-Control
All of our current NEOs participate in our AIP and LTIP and all but Messrs. Janish and Khoury and Ms. Lennox
have the ability to participate in our Deferred Compensation Plan. In addition, all of our current NEOs, other than
Messrs. Lockwood-Taylor, Janish and Khoury and Ms. Lennox, are covered by our U.S. Severance Policy, and our Change in Control Severance Policy for U.S. Employees. These plans and policies may require us to provide compensation to these officers in the event of a termination of employment or a change-in-control of Perrigo. Mr.
Lockwood-Taylor's agreement provides that he would receive compensation under his respective employment agreement in the event of a termination of employment or a change-in-control of Perrigo; however, any severance benefits payable under his agreement will only occur in the event of a termination of employment that, when following a change-in-control of Perrigo, results in a “double trigger” for severance benefits. The TCC retains discretion to provide additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.
The following table sets forth the expected benefits to be received by each current NEO, in addition to the amounts shown in the Non-Qualified Deferred Compensation 2025 table on page 76 in the event of termination resulting from various scenarios and assuming a termination date of December 31, 2025, the last business day of 2025, and a stock price of $13.92, our closing stock price on that date. For Mr. Janish and Ms. Schmelter, this table shows actual benefits received upon the termination of their employment on September 30, 2025, and
October 31, 2025, respectively. Assumptions and explanations of the numbers included in the table below are set forth in the footnotes to, and in additional text following, the table. Assumptions and explanations of the numbers included in the table below are set forth in the footnotes of, and in additional text following, the table.

Name and Benefits	Change in Control(1) ($)	Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(4) ($)

Patrick Lockwood-Taylor
Cash	5,580,000	1,550,000	—	4,185,000	4,185,000
Equity Awards
Service-Based Restricted Stock	2,270,839	2,270,839	—	2,270,839	2,270,839
Performance-Based Restricted Stock	4,407,364	3,683,608	—	4,407,364	4,407,364
Stock Options	—	—	—	—	—
Other Benefits(5)	28,800	—	—	28,800	28,800
Total Estimated Incremental Value	12,287,004	7,504,447	—	10,892,004	10,892,004

78	Perrigo Company

Potential Payments Upon Termination or Change-in-Control

Name and Benefits	Change in Control(1) ($)	Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(4) ($)

Eduardo Bezerra
Cash	2,834,395	629,866	—	787,332	787,332
Equity Awards
Service-Based Restricted Stock	766,867	766,867	—	766,867	639,165
Performance-Based Restricted Stock	1,989,140	1,703,780	—	1,989,140	564,906
Stock Options	—	—	—	—	—
Other Benefits(5)	34,200	—	—	34,200	34,200
Total Estimated Incremental Value	5,624,602	3,100,512	—	3,577,539	2,025,603
Roberto Khoury
Cash	3,161,900	581,106	—	3,161,900	3,161,900
Equity Awards
Service-Based Restricted Stock	517,253	517,253	—	517,253	409,095
Performance-Based Restricted Stock	1,047,508	847,185	—	1,047,508	118,982
Stock Options	—	—	—	—	—
Other Benefits(5)	15,000	—	—	15,000	15,000
Total Estimated Incremental Value	4,741,661	1,945,544	—	4,741,661	3,704,977
Abbie Lennox
Cash	2,690,407	423,943	—	2,690,407	2,690,407
Equity Awards
Service-Based Restricted Stock	292,612	292,612	—	292,612	195,089
Performance-Based Restricted Stock	372,471	283,787	—	372,471	—
Stock Options	—	—	—	—	—
Other Benefits(5)	15,000	15,000	—	15,000	15,000
Total Estimated Incremental Value	3,370,491	1,015,342	—	3,370,491	2,900,496

2026 Proxy Statement	79

Potential Payments Upon Termination or Change-in-Control

Name and Benefits	Change in Control(1) ($)		Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(4) ($)

Charles Atkinson
Cash	2,584,000		532,000	—	760,000	760,000
Equity Awards
Service-Based Restricted Stock	279,360		279,360	—	279,360	186,250
Performance-Based Restricted Stock	651,832		496,638	—	651,832	—
Stock Options	—		—	—	—	—
Other Benefits(5)	34,200		34,200	—	34,200	34,200
Total Estimated Incremental Value	3,549,392		1,342,198	—	1,725,392	980,450
Ronald Janish
Cash	—	—	—	—	2,880,748	—
Equity Awards
Service-Based Restricted Stock	—	—	—	—	—	—
Performance-Based Restricted Stock	—	—	—	—	804,465	—
Stock Options	—	—	—	—	—	—
Other Benefits	—	—	—	—	237,275	—
Total Estimated Incremental Value	—	—	—	—	3,922,488	—
Triona Schmelter
Cash	—		—	—	774,572	—
Equity Awards
Service-Based Restricted Stock	—		—	—	581,355	—
Performance-Based Restricted Stock	—		—	—	1,458,217	—
Stock Options	—		—	—	—	—
Other Benefits	—		—	—	4,100	—
Total Estimated Incremental Value	—		—	—	2,818,244	—
1.In the event of termination in connection with a change in control, all currently serving NEOs will receive immediate vesting on all equity vehicles (value at target for PSUs). Additionally, Mr. Lockwood-Taylor, Mr. Bezerra and Mr. Atkinson will receive two times the sum of

80	Perrigo Company

Potential Payments Upon Termination or Change-in-Control
salary and annual bonus, plus a pro-rated bonus, if applicable; Mr. Khoury, and Ms. Lennox will receive the same amount as in the event of termination without cause or involuntary termination for economic reasons. PSUs vest immediately at 100% of target.
2.In the event of death, disability or retirement, all NEOs will receive immediate vesting on RSUs and NQSOs. PSUs will vest based on actual performance at the end of the original performance periods. PSU amounts calculated at 100% of target for incomplete future years.
3.In the event of termination without cause or for good reason, Mr. Lockwood-Taylor's severance treatment is determined by his respective agreement; Mr. Bezerra's, Mr. Atkinson’s and Ms. Schmelter's by the Perrigo Company plc U.S. Severance Policy Amended and
Restated Effective February 13, 2019; Ms. Lennox’s, Mr. Khoury's and Mr. Janish’s by the Perrigo Employee Severance Programme,
Ireland. RSUs and NQSOs will receive immediate vesting. PSUs vest immediately at 100% of target.
4.In the event of involuntary termination for economic reasons, Mr. Lockwood-Taylor's severance treatment is determined by his respective agreement; Mr. Bezerra's, Mr. Atkinson’s and Ms. Schmelter's by the Perrigo Company plc U.S. Severance Policy Amended and
Restated Effective February 13, 2019; Ms. Lennox’s, Mr. Khoury's and Mr. Janish’s by the Perrigo Employee Severance Programme,
Ireland. RSUs, PSUs and NQSOs will continue to vest for 24 months under their original vesting schedule. PSUs will vest based on actual performance at the end of the original performance periods. PSU amounts calculated at 100% of target for incomplete future years.
5.Other benefits include: continued COBRA coverage for Mr. Lockwood-Taylor, Mr. Atkinson and Mr. Bezerra; and career transition services for Mr. Lockwood-Taylor, Mr. Atkinson, Mr. Bezerra, Mr. Khoury and Ms. Lennox.
Employment Agreement with Chief Executive Officer
Mr. Lockwood-Taylor, President and CEO joined Perrigo in June 2023. We initially set Mr. Lockwood-Taylor's annual target Total Direct Compensation at a competitive rate of $8,240,000 situated between the 25th and the
50th percentile of our executive compensation peer companies.

Patrick Lockwood-Taylor 2025 Target Compensation ($)

Base	1,240,000
Annual Incentive Award	1,550,000
Long-Term Incentive Award	6,600,000
Total Direct Compensation	9,390,000
We amended and restated Mr. Lockwood-Taylor’s employment agreement on February 26, 2025 to extend his term as President, CEO and member of the Board of Directors for an additional three-year period through June
30, 2028, and amend certain compensation and other terms set forth therein. Mr. Lockwood-Taylor's amended and restated employment agreement provides that his employment may be terminated during the term of the agreement under the following circumstances:
•upon Mr. Lockwood-Taylor's death or disability;
•by Perrigo with or without cause (as defined in the agreement);
•by mutual agreement; or
•by Mr. Lockwood-Taylor with good reason (as defined in the agreement).
If during the term of this agreement Mr. Lockwood-Taylor's employment were terminated by us without cause or by him for good reason and he agrees to a release of claims against Perrigo, he would also be entitled to compensation and benefits earned to that date, as well as:

2026 Proxy Statement	81

Potential Payments Upon Termination or Change-in-Control
•a prorated annual bonus for the year of termination (determined based on actual performance);
•payment of an amount equal to 18 months of his then-current salary and target bonus, payable in a lump sum;
•a payment of health insurance premiums for 18 months, but only if Mr. Lockwood-Taylor is not entitled to health insurance coverage from another employer-provided plan; and
•For his 2023 one-time sign on LTI RSU and PSU grants only, continued vesting of any unvested RSUs and
PSUs related to those grants; and
•36 months continued vesting of all other unvested RSUs and PSUs and, in the case of PSUs, PSUs will vest or be forfeited based on the actual attainment of performance goals.
If any such termination without cause or for good reason were to occur within 24 months following a change in control, Mr. Lockwood-Taylor would be entitled to the same benefits as listed above, except he would be entitled to:
•a cash payment of an amount equal to 24 months of his then-current salary and target bonus rather than
18 months;
•a cash payment equal to the cost of health insurance premiums for 6 months; and
•immediate vesting of all equity incentive awards granted to him and, in the case of PSUs, based on “target”
levels of achievement.
If Mr. Lockwood-Taylor were terminated for cause, he would receive compensation and benefits earned to date.
If Mr. Lockwood-Taylor's employment were terminated for death or disability, he would receive compensation and benefits earned to date, including payment for unused vacation days, as well as a prorated annual bonus for the year of termination (determined based on actual performance).
Payments Under the Annual Incentive Plan
Generally, no portion of the payments under the AIP is considered earned or payable for a particular year unless the NEO is employed by us and in good standing on the incentive bonus payment date. The AIP, however, may require us to make payments to NEOs who are no longer employed by us on the incentive bonus payment date under the following circumstances:
•retirement at age 65 or older;
•retirement at age 60 or older with at least 10 years of service;
•early retirement of a named executive officer under an early retirement plan approved by the TCC;
•permanent disability as determined by the TCC; or
•death.
Under all circumstances listed above, the NEO, or the executive officer’s estate in the case of death, will be entitled to a pro rata portion of any payment based on actual performance under the AIP for that fiscal year, computed to the date of the termination.
An NEO eligible to receive a post-termination payment under the AIP will be paid in a lump sum within a reasonable time after the close of the fiscal year in which termination occurred.

82	Perrigo Company

Potential Payments Upon Termination or Change-in-Control
Payments Under the Long-Term Incentive Plan
If an NEO terminates employment with us due to death, disability or retirement, the executive officer’s (i)
outstanding options will immediately vest in full; (ii) RSUs will be free of any restriction period; and (iii) PSUs will vest or be forfeited based on the attainment of performance goals. The outstanding options may be exercised in whole or in part by the participant or his/her fiduciary, beneficiary or conservator, as applicable, at any time prior to their respective expiration dates. For LTIP awards granted prior to November 1, 2023, "Retirement" is defined as a termination occurring (i) pursuant to a voluntary early retirement program approved by the Board or TCC;
(ii) after attaining age 65; or (iii) after attaining age 60 with 10 or more years of service with the Company. For
LTIP awards after November 1, 2023, "Retirement" is defined as a termination occurring (i) pursuant to a voluntary early retirement program approved by the Board or TCC; (ii) after attaining age 65; or (iii) after attaining age 60 with 5 or more years of service with the Company.
If an NEO is involuntarily terminated for economic reasons, the executive officer may exercise the executive officer’s options, to the extent vested, at any time prior to the earlier of (i) the date that is 30 days after the date that is 24 months after the termination date; or (ii) their respective expiration dates. Any options, RSUs and PSUs that are not vested on the termination date but are scheduled to vest during the 24-month period following the termination date, according to the vesting schedule in effect before termination, will vest as if the participant had continued to provide services to us during the 24-month period. Any unvested options, RSUs and PSUs that are not scheduled to vest during that 24-month period will be forfeited on the termination date. If an NEO who is involuntarily terminated for economic reasons should die while the executive officer’s options remain exercisable, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options
(to the extent that those options were vested and exercisable prior to the named executive officer’s death) at any time prior to the later of the date that is (i) 30 days after the date that is 24 months after the NEO’s termination date, or (ii) 12 months after the date of death, but in no event later than the respective expiration dates of the options.
Upon an event of termination during the restriction period, restricted shares and restricted stock units still subject to restriction generally will be forfeited by the NEO and reacquired by Perrigo. Subject to the one-year minimum vesting requirements of the LTIP, we may in our sole discretion waive in whole or in part any or all remaining restrictions with regard to an NEO’s shares.
If an NEO is terminated for cause, any restricted shares or RSUs subject to a restriction period will be forfeited and the executive officer’s right to exercise the executive officer’s options will immediately terminate. If within 60 days after an NEO is terminated for any reason, we discover circumstances that would have permitted us to terminate an NEO for cause, any shares, cash or other property paid or delivered to the NEO within 60 days of such termination date will be forfeited and the NEO must repay those amounts to Perrigo.
If the NEO is terminated for any reason other than those described above, the NEO will have the right to exercise the executive officer’s options at any time prior to the earlier of (i) the date that is 3 months after the termination date, or (ii) their respective expiration dates, but only to the extent that those options were vested prior to the termination date. Any options or RSUs and PSUs that are not vested at the termination date will be forfeited on the termination date. If an NEO dies after the termination date while the executive officer’s options remain exercisable and the termination was not due to death, disability, retirement or an involuntary termination for cause or due to economic reasons, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options (to the extent that those options were vested and exercisable prior to the executive officer’s death) at any time prior to the earlier of (i) 12 months after the date of death, or (ii) their respective expiration dates.

2026 Proxy Statement	83

Potential Payments Upon Termination or Change-in-Control
Regardless of the vesting requirements that otherwise apply to an award under the LTIP as described above, if the NEO is terminated by reason of a termination without “cause” (as is defined in the applicable Award
Agreement) or a separation for “good reason” (as defined in the applicable Award Agreement) on or after a
Change in Control and prior to the two year anniversary of the Change in Control (as defined in the LTIP, which is a double trigger), options and RSUs outstanding under the LTIP as of the date of the change in control that have not vested will become vested and the options will become fully exercisable. The restrictions and deferral limitations applicable to any restricted shares and units will lapse and such restricted shares and service vesting
RSUs will become free of all restrictions and limitations and will become fully vested and transferable. In addition, upon a change in control, all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse, and the performance awards will be immediately settled and distributed. The restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and those other stock unit awards and other awards will become free of all restrictions, limitations or conditions and will become fully vested and transferable to the full extent of the original grant.
The above discussion described the default rules applicable to awards. The TCC has the discretion to establish different terms and conditions relating to the effect of the NEO’s termination date on awards under the LTIP.
Payments Under the Non-Qualified Deferred Compensation Plan
If an NEO is terminated for any reason other than death, the executive officer will receive a termination benefit under the Deferred Compensation Plan equal to the executive officer’s account balance. The Non-Qualified
Deferred Compensation in 2025 table on page 76 reflects account balances as of the end of 2025.
This termination benefit will be paid to the NEO in a lump sum or under an annual installment method of up to 15 years, based on the NEO’s choice when the executive officer began participation in the plan or as the executive officer subsequently changed the election. If the NEO did not make an election with respect to method of payment for a termination benefit, the executive officer will be deemed to have elected to be paid in a lump sum.
A lump sum payment of the termination benefit will be made, or annual installments will commence, as of the 1st day of the seventh month following the date the NEO terminates the executive officer’s employment with us.
An NEO’s beneficiary will receive a survivor benefit equal to the NEO’s account balance if the NEO dies before the executive officer commences payment under the Deferred Compensation Plan. The survivor benefit will be paid to the NEO’s beneficiary in a lump sum payment as soon as administratively practicable, but in no event later than the last day of the calendar year in which the NEO’s death occurs or, if later, by the 15th day of the third month following the NEO’s death.
Payments Under the Change-in-Control Severance Policy for U.S. Employees
Our board-based Change-in-Control Severance Policy for U.S. Employees provides that upon a qualifying termination of employment within 2 years following a change-in-control, a named executive officer (other than the
CEO and non-U.S. NEO), would receive a lump sum severance payment equal to 2 times the sum of the executive officer’s base salary and target bonus opportunity, and a prorated annual bonus for the year of termination, based on actual performance.
In addition, the NEO would receive payment of health insurance premiums for 18 months, followed by a cash payment equal to the cost of such premiums for another 6 months, but only if the executive officer is not otherwise entitled to health insurance coverage under another employer-provided plan and is enrolled in the
Perrigo health insurance coverage at the time of the termination.

84	Perrigo Company

Potential Payments Upon Termination or Change-in-Control
Payments Under the U.S. Severance Policy
Our broad-based severance policy provides that, upon a qualifying termination of employment not within 2 years following a change in control, an eligible named executive officer, other than the CEO and non-U.S. NEO, would receive a severance payment equal to 52 weeks of the executive officer’s base salary, payable in installments or a lump sum, and a pro rata bonus payment for the year in which the termination occurs, based on actual performance.
In addition, the NEO would receive payment of health insurance premiums for 12 months, but only if the executive officer is not entitled to health insurance coverage under another employer-provided plan and is enrolled in the Perrigo health insurance coverage at the time of the termination.
Payments Under The Perrigo Employee Severance Programme, Ireland
On November 1, 2022 The Perrigo Employee Severance Programme, Ireland (“The Severance Programme”)
was amended and approved for a further period of 3 years. The broad-based severance programme provides that, upon a qualifying termination of employment, both within or not within 2 years following a change in control as defined in the U.S. severance policies, an eligible NEO, would receive a discretionary ex-gratia payment in the amount of 2.5 times the sum of the executive officer's base compensation and target annual bonus for the year in which the severance date occurs.
In addition, the NEO would receive statutory entitlements, notice or payment in lieu of notice, accrued holiday pay, individual pension advice from Mercer, our outplacement service provider and the ability to continue health insurance on an individual membership at the NEO's own cost. All employment payments are subject to deductions, as necessary.

2026 Proxy Statement	85

Talent & Compensation
Committee Report
The TCC of our Board of Directors consists of four directors, each of whom is independent, as defined under
SEC rules and the NYSE standards.
The TCC has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the TCC recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Perrigo’s Annual Report on
Form 10-K for the fiscal year ended December 31, 2025.
The Talent & Compensation Committee
•Jeffrey B. Kindler, Chair
•Bradley A. Alford
•Julia M. Brown
•Orlando D. Ashford
Equity Compensation Plan Information
The table below provides information about Perrigo’s ordinary shares that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2025. Shareholder-approved plans include our LTIP, as well as our Employee Stock Option Plan and Non-Qualified Stock Option Plan for
Directors, which were replaced by our LTIP.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

Equity compensation plans approved by shareholders	5,824,796	(1)	85.93	1,720,140	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	5,824,796		85.93	1,720,140
1.Of these shares, 821,289 were subject to non-qualified stock options, 3,074,536 were subject to unvested restricted stock units and
1,928,971 were subject to unvested performance-based stock units at target.
2.All of these shares were available for issuance under our LTIP. Includes 311,660 recycled shares, which will be available once registered.

86	Perrigo Company

CEO Pay Ratio
The CEO pay ratio was calculated in accordance with SEC rules and requirements. We identified our median employee in 2025 using target total cash compensation (base salary plus target bonus) for all individuals, excluding the CEO, who were employed by us on December 31, 2025. We believe target total cash compensation is an appropriate, consistently applied, compensation measure by which to identify our median paid employee. We excluded 405 individuals in the following jurisdictions because they represent less than 5%
of our total employee population: Czech Republic, Greece, Hong Kong, Hungary, Latvia, and Poland. We
included all other employees, whether employed on a full-time or part-time basis, or seasonally. We did not make any assumptions, and we did not make any adjustments.
We calculated total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table in this proxy statement. The total compensation of the median-paid employee, excluding the CEO, was $99,190 for 2025. The total compensation for our current CEO was $9,042,603 for 2025. Therefore, the ratio of CEO pay to median employee pay was 91:1.
This information involves reasonable estimates based on employee payroll records and other relevant company information. In addition, SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

2026 Proxy Statement	87

Pay Versus Performance
Pay Versus Performance Disclosure
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of
Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
•A list of the most important measures that our TCC used in 2025 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “Compensation Actually Paid” or “CAP”) to Company
performance;
•A table that compares the total compensation of our NEOs as presented in the Summary Compensation
Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
•Graphs that describe:
◦the relationship between our total shareholder return (“TSR”) and the TSR of the S&P 1500 Consumer
Staples Index (“Peer Group TSR”); and
◦the relationships between CAP and our cumulative TSR, GAAP Net Income, and our Company selected measure, PSU OI.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our TCC evaluates compensation decisions in light of Company or individual performance. In particular, our TCC has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income as a performance metric in any of our incentive plans. Relative TSR is a performance metric in our long-term incentive plan, but it is measured on a percentile rank basis versus the companies in the S&P 500, while Peer Group TSR in this disclosure is based on the S&P 1500 Consumer Staples
Index, which is a market-cap weighted index. Please refer to our ‘Compensation Discussion and Analysis’
section beginning on page 44 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.
Metrics Used for Linking Pay and Performance
The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link Compensation Actually Paid to the NEOs for 2025 to performance. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our PSUs. Please see the ‘Compensation Discussion & Analysis’ section beginning on page 44 for a further description of these metrics and how they are used in the Company’s executive compensation program.
•PSU OI
•Net Sales
•Free Cash Flow / Net Sales
•Absolute TSR
•Relative TSR

88	Perrigo Company

Pay Versus Performance
PSU OI was the most heavily weighted financial performance metric under our 2025 AIP and we believe is a profitability measure that, when combined with the other measures in the AIP and PSU awards, supports long-
term shareholder value creation. As such, PSU OI is the Company-selected measure included in the table and graphs that follow.
Pay Versus Performance Table
In accordance with Item 402(v), below is the tabular disclosure for the Company’s CEOs and the average of our
NEOs other than the CEO for the past four fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
							Value of Initial Fixed $100 Investment Based on:

Year	Summary Comp. Table Total for Current CEO ($)(1)	Summary Comp. Table Total for Former CEO ($)	Comp. Actually Paid to Current CEO ($)(2)	Comp. Actually Paid to Former CEO ($)	Average Summary Comp. Table Total for Other NEOs ($)(1)	Average Comp. Actually Paid to Other NEOs ($)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	GAAP Net Income ($mil.)(5)	PSU OI ($mil.)(5)(6)

2025	9,042,603	—	2,858,316	—	3,494,529	1,909,108	37	141	(1,426)	609
2024	7,142,541	—	4,949,771	—	2,629,204	1,932,465	65	137	(172)	613
2023	6,067,969	10,897,739	5,906,451	8,784,009	2,509,460	2,108,923	78	119	(13)	574
2022	—	12,810,155	—	11,219,259	2,823,990	2,582,913	80	118	(141)	533
2021	—	10,529,261	—	5,240,661	2,816,541	1,954,970	89	118	(69)	472
1.2025 CEO is P. Lockwood-Taylor (current); other NEOs are E. Bezerra, C. Atkinson, R. Janish (former), R. Khoury, A. Lennox, and T.
Schmelter (former); 2024 CEO is P. Lockwood-Taylor; other NEOs are E. Bezerra, K. Hanson (former), R. Janish (former), R. Khoury, G.
Quinn (former) and T. Schmelter (former); 2023 CEOs are P. Lockwood-Taylor and M. Kessler (former); other NEOs are E. Bezerra, J.
Dillard (former), S. Andersen (former), K. Hanson (former) and R. Janish (former); 2022 CEO is M. Kessler (former); other NEOs are E.
Bezerra, S. Andersen (former), J. Dillard (former), K. Hanson (former), T. Kingma (former), and R. Silcock (former); 2021 CEO is M.
Kessler (former); other NEOs are R. Silcock (former), J. Dillard (former), S. Andersen (former), T. Kingma (former) and S. Kochan (former).
2.The dollar amounts reported represent CAP, as computed in accordance with SEC rules. For all amounts shown in columns (c), the following methods were used to calculate fair value of awards: option awards fair value was determined using a Black-Scholes option-
pricing model; restricted stock units (RSUs) fair value was based on PRGO’s closing stock price on each valuation date, including accrued dividend equivalent units; performance stock units (PSUs) fair value assumes estimated performance results as of the end of each reporting year for financial metrics (adjusted operating income was the performance measure for our 2019, 2020, 2021, 2022, 2023, and 2024 PSUs, free cash flow / net sales for our 2025 PSUs) and a Monte Carlo simulation valuation model for market metrics (which were relative TSR vs. the S&P 500 constituents for 2019, 2020, 2021, 2022, 2023, and 2024 PSUs, and vs. custom comparator group for our 2025 PSUs), in accordance with FASB ASC 718. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to the SCT total compensation to determine the CAP values:

2026 Proxy Statement	89

Pay Versus Performance
Reconciliation of Summary Compensation Table to Compensation Actually Paid for CEO

Fiscal Year	Reported Summary Compensation Table Total Compensation for CEO ($)	(Minus) Summary Compensation Table Reported Total Value of Equity Granted to CEO (a) ($)	Plus Year-End Fair Value of Equity Granted During Fiscal Year that is Outstanding and Unvested at Year-End ($)	Plus (Minus) Year-over-Year Change in Fair Value of Awards Granted in Prior Fiscal Years that are Outstanding and Unvested at Year-End ($)	Plus Fair Value at Vesting Date of Awards Granted and Vested During Year ($)	Plus (Minus) Change in Fair Value from Beginning of the Year to Vesting Date of Awards Granted in Any Prior Fiscal Year That Vested During the Year ($)	(Minus) Fair Value of Any Awards Granted in any Prior Fiscal Year that Fail to Meet Vesting Conditions During the Fiscal Year ($)	Equals CEO Cap ($)

2025	9,042,603	(6,990,564)	3,132,956	(2,436,767)	—	110,087	—	2,858,316
2024	7,142,541	(5,579,670)	4,133,037	(488,549)	—	(257,588)	—	4,949,771
2023 (current)	6,067,969	(4,300,008)	4,138,489	—	—	—	—	5,906,451
2023 (former)	10,897,739	(10,047,050)	5,372,539	(230,666)	2,730,013	665,344	(603,910)	8,784,009
2022	12,810,155	(9,750,016)	9,282,667	(758,252)	—	(219,914)	(145,380)	11,219,259
2021	10,529,261	(7,749,994)	6,504,216	(1,836,722)	—	(1,135,832)	(1,070,268)	5,240,661
Reconciliation of Summary Compensation Table to Compensation Actually Paid for Average
Other NEOs

Fiscal Year	Reported Summary Compensation Table Total for Average Other NEOs ($)	(Minus) Summary Compensation Table Reported Total Value of Equity Granted to Average Other NEOs ($)(1)	Plus Year-End Fair Value of Equity Granted During Fiscal Year that is Outstanding and Unvested at Year-End ($)	Plus (Minus) Year-over-Year Change in Fair Value of Awards Granted in Prior Fiscal Years that are Outstanding and Unvested at Year-End ($)	Plus Fair Value at Vesting Date of Awards Granted and Vested During Year ($)	Plus (Minus) Change in Fair Value from Beginning of the Year to Vesting Date of Awards Granted in Any Prior Fiscal Year That Vested During the Year ($)	(Minus) Fair Value of Any Awards Granted in any Prior Fiscal Year that Fail to Meet Vesting Conditions During the Fiscal Year ($)	Equals Average Other NEOs CAP ($)

2025	3,494,529	(1,793,556)	589,255	(342,235)	63,647	(78,798)	(23,734)	1,909,108
2024	2,629,204	(1,294,898)	995,568	(203,582)	—	(100,128)	(93,699)	1,932,465
2023	2,509,460	(1,411,742)	1,053,612	(44,700)	—	54,504	(52,211)	2,108,923
2022	2,823,990	(1,862,495)	1,530,044	(81,925)	217,254	(25,508)	(18,447)	2,582,913
2021	2,816,541	(1,400,030)	1,110,898	(329,578)	76,203	(159,566)	(159,498)	1,954,970
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards”
columns in the SCT for the applicable year.

90	Perrigo Company

Pay Versus Performance
3.TSR assumes an investment of $100 on December 31, 2020 and the reinvestment of any dividends.
4.Reflects total shareholder return indexed to $100 for the S&P 1500 Consumer Staples Index, which is an industry line index reported in the performance graph included in the Company’s 2025 Annual Report on Form 10-K.
5.The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
6.Please see page 60 for a definition of PSU OI, which is a non-GAAP financial measure. Values shown reflect PSU OI as calculated for purposes of our executive compensation program for the applicable reporting year. The value reported for PSU OI for 2024 has been updated here to correct an oversight in the number previously reported. See Appendix A for reconciliation of Adjusted (non-GAAP) to
Reported (GAAP).
Relationship between CAP and TSR of Company and Peer Group
The graphs below illustrate the relationship between CAP for our CEO and other NEOs with the TSR of the
Company and the Peer Group. For reference, SCT total compensation values for each year are also shown.
While the CAP amounts for our CEO and other NEOs were generally aligned with our TSR, other factors influence
CAP, such as our stock price at the time of vesting during the year, the timing of new equity grants, as well as our performance versus the other measures in our annual and long-term incentive plans. The graph below also illustrates the relationship between our TSR and the Peer Group TSR.

2026 Proxy Statement	91

Pay Versus Performance
Relationship between CAP and GAAP Net Income
The graph below reflects the relationship between the CEO and Average other NEO CAP and our GAAP Net
Income. As discussed in more detail in our Compensation Discussion & Analysis, GAAP net income is not used as a metric in our annual or long-term incentive plans due to the variance in non-cash and other charges recorded against Net income. As such, we believe that its relationship to CAP and our performance is less illustrative than other metrics that factor more directly into our executive compensation program, including PSU
OI.

92	Perrigo Company

Pay Versus Performance
Relationship between CAP and PSU OI (our Company-Selected Measure)
The graph below reflects the relationship between CEO and Average Other NEO CAP and PSU OI. PSU OI determined 40% of the 2025 AIP for Corporate and Segment Leader OC members. We believe that PSU OI is an important profitability measure because it directly aligns with our stated strategic long-term growth objectives, and, when combined with the other measures utilized the AIP and PSU awards, supports long-term shareholder value creation. While the CAP amounts for our CEO and other NEOs were somewhat correlated with changes in our PSU OI, other factors influence CAP, such as our stock price at the time of vesting during the year, the timing of new equity grants, as well as our performance versus the other measures in our annual and long-term incentive plans.

2026 Proxy Statement	93

Audit Committee Report
The Audit Committee of the Board is responsible for monitoring the following, including their related risks:
(1) Perrigo’s accounting and financial reporting principles and policies; (2) the integrity of Perrigo’s financial statements and the independent audit thereof; (3) Perrigo’s compliance with legal and regulatory requirements;
(4) the qualifications, independence and performance of Perrigo’s independent registered public accounting firm; (5) the qualifications and performance of Perrigo’s internal audit function including where the service is outsourced; and (6) Perrigo’s internal control over financial reporting. In particular, these responsibilities include, among other things, the appointment and compensation of Perrigo’s independent registered public accounting firm, reviewing with the independent registered public accounting firm the plan and scope of the audit of the financial statements and internal control over financial reporting and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal auditors and the independent registered public accounting firm. All members of the Audit Committee are independent directors, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. The Board has adopted an Audit Committee Charter, which it reviews annually based upon input from the Audit Committee.
In connection with the December 31, 2025 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm the matters required to be discussed under current auditing standards; and (3) received and discussed with the independent registered public accounting firm the written disclosures and letter from the independent registered public accounting firm required under PCAOB Ethics and Independence Rule 3526 and has discussed with the independent registered public accounting firm their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of
Directors has approved, that Perrigo’s audited financial statements be included in Perrigo’s Annual Report on
Form 10-K filed with the SEC for the fiscal year ended December 31, 2025.
The Audit Committee
•Donal O’Connor, Chair
•Kevin Egan
•Adriana Karaboutis
•Albert Manzone
•Geoffrey M. Parker
•Jonas Samuelson
Proposals to be Voted On

95	Proposal 1 Election of Directors

98	Proposal 3 Advisory Vote on Executive Compensation

111	Proposal 5 Renew the Board’s Authority to Issue Shares

96	Proposal 2 Advisory Vote on Ratification of Independent Auditor and Binding Vote on Authorization of Board (through AC) to Fix Remuneration of Auditor

100	Proposal 4 Approval to Amend Long-Term Incentive Plan and Increase Number of Shares

112	Proposal 6 Renew the Board’s Authority to Opt-out

94

2026 Proxy Statement	95

Proposal 1
Elect nine director nominees to serve until the 2027 Annual
General Meeting of Shareholders
For more information on Proposal 1, see the ‘Election of Directors’ section beginning on page 22.
We are asking shareholders to approve the following resolutions as Ordinary Resolutions of the Company at the AGM:

RESOLVED that the shareholders elect, by separate resolutions, the following individuals as directors, to serve until the 2027 Annual General Meeting:

•Bradley A. Alford
•Orlando D. Ashford
•Julia M. Brown
•Kevin Egan
•Patrick Lockwood-Taylor
•Albert A. Manzone
•Donal O’Connor
•Geoffrey M. Parker
•Jonas Samuelson

Voting Recommendation

The Board of Directors unanimously recommends a vote FOR each of the director nominees.

96	Perrigo Company
Proposal 2
Ratification, in a Non-Binding Advisory Vote, of the
Appointment of Ernst & Young LLP as the Company’s
Independent Auditor and Authorization, in a Binding Vote,
of the Board of Directors, Acting Through the Audit Committee,
to Fix the Remuneration of the Auditor
The firm of Ernst & Young LLP (“EY”) began auditing the consolidated financial statements of Perrigo Company, our predecessor, in fiscal 2009. The Audit Committee has appointed EY to serve as our independent auditor for fiscal year 2026, and the Board of Directors recommends that the shareholders ratify the appointment of EY to audit our consolidated financial statements for our 2026 fiscal year. While under Irish law, EY is deemed to be reappointed without the necessity of a shareholder vote, we are submitting the appointment to our shareholders as a matter of good corporate practice to obtain their views. In addition, the shareholders are being asked to authorize the Board of Directors, acting through the Audit Committee, to determine EY’s remuneration. This authorization is required by Irish law. The affirmative vote of a majority of the votes cast at the AGM is required for this proposal.
We expect representatives of EY to be present at the AGM with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
EY has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in Perrigo or any of its affiliates other than as accountants.
During fiscal years 2024 and 2025, we retained EY to perform auditing and other services for us and paid them the following amounts for these services:

	Fiscal Year 2024 ($)	Fiscal Year 2025 ($)

Audit Fees	10,910,000	8,700,000
Audit-Related Fees(1)	1,500,000	1,460,000
Tax Compliance	1,840,000	1,500,000
Tax Consulting & Advisory	1,310,000	910,000
All Other Fees	-0-	-0-
Total Fees	13,580,000	12,570,000
1.Audit-Related Fees - Audit-related services consist primarily of audit services not required by statute or regulation, ESG assurance related procedures, agreed-upon procedures required to comply with financial accounting or regulatory reporting matters, due diligence in connection with acquisition and divestitures, and other attest services.

2026 Proxy Statement	97

Proposal 2
The Audit Committee maintains a policy pursuant to which it reviews and pre-approves audit and permitted non-
audit services (including the fees and terms thereof) to be provided by our auditor, except for the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to the completion of our audit. The Chair of the Audit Committee, or any other member or members designated by the Audit Committee, is authorized to pre-approve non-audit services, provided that any pre-approval shall be reported to the full Audit Committee at its next scheduled meeting. All audit and other services performed by our auditor in fiscal year 2025 were approved in accordance with the Audit Committee’s policy.
Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the
Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (“Company”) ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026, and authorize, in a binding vote, the Board of Directors acting through the
Audit Committee to fix the remuneration of the auditor.

Voting Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the ratification, in a non-binding advisory vote, of the appointment of Ernst & Young LLP as our Company’s independent auditor for the fiscal year ending December 31, 2026 and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor.

98	Perrigo Company

Proposal 3
Advisory Vote on Executive Compensation
Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”)
requires us to provide our shareholders with an opportunity to cast an advisory vote regarding the compensation of our named executive officers. This is commonly known as a “Say-on-Pay” proposal, as it gives our shareholders the opportunity to communicate to the TCC and the Board of Directors their view on our compensation of the named executive officers. It has been our practice to hold a Say-on-Pay vote annually, and at our 2023 AGM, our shareholders expressed their preference that we continue to do so each year. For that reason, we are asking our shareholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers disclosed in this proxy statement. As described in detail in the Compensation
Discussion and Analysis, beginning on page 44, our philosophy in setting executive compensation is to provide a total compensation package that provides the compensation and incentives needed to attract, retain and motivate talented executives who are crucial to our long-term success while aligning our executives’
compensation with our short-term and long-term performance.
Consistent with that philosophy, a significant percentage of the total compensation opportunities for each of our named executive officers is directly related to our stock price performance and to other performance factors that measure progress against operating plans and the creation of shareholder value. Through stock ownership requirements and equity incentives, we also align the interests of our executives with the long-term interests of the Company and our shareholders. For these reasons, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles.
At the 2025 AGM, our shareholders approved the Say-on-Pay proposal, with more than 99% of the votes cast voting in favor of the proposal.
We took the opportunity to engage with many of our top shareholders to have a dialog about our executive compensation program and based on their feedback believe that our 2025 pay-for-performance compensation program demonstrated that it is working as intended and is aligned with our shareholders expectations.
The TCC and Board of Directors believe that the information provided in the "Compensation Discussion and
Analysis” demonstrates that our executive compensation program aligns our executives’ compensation with
Perrigo’s short-term and long-term performance and provides compensation and incentives needed to attract, motivate and retain key executives that are crucial to Perrigo’s long-term success. Although this Say-on-Pay advisory vote is non-binding, the TCC and the Board will review the results of this vote and take them into account for future determinations concerning our executive compensation program.
Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the
Company at the AGM:

2026 Proxy Statement	99

Proposal 3

RESOLVED that the shareholders of Perrigo Company plc (“Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2026 Annual General Meeting of Shareholders, including the Compensation Discussion and
Analysis and the compensation tables and narrative disclosures under the “Executive Compensation”
section of this proxy statement.

Voting Recommendation

The Independent Directors unanimously recommend that shareholders vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

100	Perrigo Company

Proposal 4
Approval of the 2026 Long-Term Incentive Plan
We are asking our shareholders to approve the Perrigo Company plc 2026 Long-Term Incentive Plan (including the appendices thereto, the “2026 LTIP”), which is intended to replace the Perrigo Company plc 2019 Long-
Term Incentive Plan (as amended from time to time, the “Current Plan”) and will include a share reserve of
7,265,000 (in addition to the remaining share reserve under the Current Plan).
We believe that equity-based compensation is a critical part of our compensation program. Shareholder approval of the 2026 LTIP and the associated share reserve would enhance our ability to attract and retain talented employees, consultants and directors upon whom, in large measure, Perrigo’s sustained progress, growth and profitability depends. For more information on how the 2026 LTIP will fit within our existing compensation program and our past and current grant practices, see the “Director Compensation”,
“Executive Compensation”, and “Equity Compensation Plan Information” sections of this Proxy Statement.
Compensation & Governance Best Practices
The 2026 LTIP contains a number of provisions that our Board believes are consistent with the interests of shareholders and sound corporate governance practices. These include:
•Minimum Vesting: Awards under the 2026 LTIP generally have a minimum vesting period of one-year, except with respect to a maximum of 5% of the shares authorized for issuance under the A&R 2021 LTIP, and subject to the Committee’s discretion to accelerate the vesting of an award in certain events, like a termination of employment.
•No Evergreen Share Replenishment Feature: The 2026 LTIP does not provide for automatic increases in the share reserve, outside of certain adjustments in the event of any merger, reorganization or other change in corporate structure affecting Perrigo shares.
•No In-the-Money Stock Options or SARs: The exercise price of stock options and stock appreciation rights may not be less than the fair market value of a Perrigo ordinary share on the date the stock option or
SAR is granted.
•Repricing / Cancellation Limitations: Amending the terms of outstanding awards to reduce the exercise price of stock options or stock appreciation rights or cancel stock options or stock appreciation rights that are underwater is not permitted without shareholder approval, except to adjust the exercise price due to a stock dividend, stock split, recapitalization, reorganization or similar event
•Dividend Equivalents Only Payable upon Vesting of Underlying Award: Any dividend equivalents granted in connection with unvested Awards shall be payable only if and to the extent the underlying Awards become vested.
•Clawback: Equity-based compensation paid to participants under the 2026 LTIP is subject to clawback in accordance with any clawback or recoupment policy adopted by Perrigo, as in effect from time to time.

2026 Proxy Statement	101

Proposal 4
Burn Rate and Overhang
The number of shares requested was determined on the advice of our compensation consultants based on our expected use of equity-based compensation in the future and the potential dilution of our shareholders. The
Company’s historical annual share usage under our Current Plan (sometimes referred to as “burn rate” or “run rate”) and the potential dilution of the Company’s shareholders that could occur with respect to the Company’s equity plans (sometimes referred to as “overhang”) are summarized below. The last time we requested shares was 2022.
Burn rate or run rate is a calculation of shares granted during the year divided by weighted average shares outstanding.

	2025 (#)	2024 (#)	2023 (#)	Three-Year Average (#)
Stock Options Granted	—	—	—	—
Restricted Stock Units Granted	1,958,000	1,609,000	1,452,000	1,673,000
Performance Stock Units Granted	547,000	795,000	487,000	609,667
Performance Stock Units Vested	552,000	377,000	252,000	393,667
Market-Based Stock Units Granted	9,000	19,000	39,000	22,333
Market-Based Stock Units Vested	—	—	—	—
Stock Options and Restricted Stock Units Granted Plus Performance and Market-Based Units Vested	2,510,000	1,986,000	1,704,000	2,066,667
Weighted Average Basic Number of Shares of Common Stock Outstanding	138,500,000	137,400,000	135,300,000	137,066,667
Burn Rate (Stock Options and Restricted Stock Units Granted Plus Performance and Market-Based Units Vested / Common Stock Outstanding)(1)	1.81%	1.45%	1.26%	1.51%
1.Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.
Overhang is a calculation of the total potential dilution attributable to equity-based compensation and reflects the shares reserved for all outstanding (unvested) grants plus shares available for future grants as a percentage of common shares outstanding. The overhang as of March 9, 2026 is calculated as follows:

(a) Proposed share reserve under the 2026 Plan	7,265,000
(b) Shares underlying outstanding awards*	4,779,816
(c) Shares remaining available under the Current Plan**	2,155,560
(d) Total shares authorized for, or outstanding under, employee awards (a + b + c)	14,200,376
(e) Total shares outstanding	137,649,352
(f) Fully diluted overhang (d/(d+e))	9.35%
*  Of such shares, 4,131,149 are underlying full value awards (i.e., RSUs and PSUs) and 648,667 are underlying appreciation awards (i.e., stock options). Appreciation awards have weighted average exercise price of $75.77 and weighted average remaining term of 1.74 years.
PSUs are shown assuming that target performance is achieved.

102	Perrigo Company

Proposal 4
** In 2026, we have granted awards under our Current Plan covering approximately 6,810 shares, which are included in “shares underlying outstanding awards” above. Awards granted after March 9, 2026 and prior to the Annual General Meeting will be subtracted from the number of shares available under the 2026 Plan. All remaining shares will roll-over into the 2026 Plan.
The number of shares remaining available for grant as described above differs from information reported in our
10-K, which reports the information as of December 31, 2025.
If this proposal is not approved by our shareholders, our ability to continue to issue equity-based incentive compensation to our directors, employees, and consultants will be limited to the shares available under the
Current Plan, which we believe will be insufficient to remain competitive with our peers or to recruit, motivate and retain our employees, directors, and consultants.
Material Terms of the 2026 LTIP
The summary of the 2026 LTIP provided below describes the material features of the 2026 LTIP; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the 2026
LTIP. A copy of the entire 2026 LTIP has been filed with this proxy statement and is attached for your review as
Appendix B.
Effective Date and Duration
The 2026 LTIP was approved by the Board on February 18, 2026 and will be effective on the date that it is approved by our shareholders. No awards may be granted under the 2026 LTIP on a date that is more than ten years after the effective date of the 2026 LTIP (or for Incentive Stock Options, the date the 2026 LTIP is approved by the Board, if earlier), but awards theretofore granted may extend beyond that date.
Eligibility
Under the 2026 LTIP, the Talent & Compensation Committee may grant share-based incentives to employees, directors and consultants to Perrigo and its affiliates. The 2026 LTIP also permits our CEO to grant share-based incentives to employees and consultants to Perrigo and its affiliates; however, our CEO may not grant awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange
Act”). Approximately 1,769 employees and 10 non-employee directors would have been eligible to participate in the 2026 LTIP as of March 9, 2026.
Shares Available under the LTIP
The maximum number of shares that may be granted under the plan, subject to adjustment as provided in the
2026 LTIP, is 7,265,000, plus (ii) the number of shares that remain available for issuance under the Current Plan as of the effective date of the 2026 LTIP, plus (iii) the number of shares underlying outstanding awards under the
Current Plan that are forfeited, terminated, expire unexercised or are otherwise settled without delivery of shares.
As of March 9, 2026, there were 2,155,560 shares available for issuance under the Current Plan. As of that date, the number of shares underlying outstanding awards under the Current Plan was 4,779,816 shares. If any shares are issued between that date and the date of our AGM, the number of shares available under the new plan will be reduced accordingly,
If any award under the 2026 LTIP that was not delivered, expires unexercised, is terminated or forfeited, or is settled in cash or exchanged for other awards without the issuance of shares, then the shares subject to the award will again be available for issuance under the 2026 LTIP. In addition, any shares which are used as full or partial payment of the purchase price of shares or the tax withholding requirement with respect to any awards

2026 Proxy Statement	103

Proposal 4
other than Options or Stock Appreciation Rights shall again be available for awards under the 2026 LTIP. Any
Shares which are used as full or partial payment to Perrigo by a Participant of the purchase price of Shares or the tax withholding requirement with respect to Options or Stock Appreciation Rights granted under the Plan shall not again be available for Awards under the Plan.
The value of shares that may be issued with respect to awards under the 2026 LTIP to any one consultant in a calendar year may not exceed $1,000,000. No individual non-employee director may be granted awards in any one calendar year with a value in excess of $1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award.
Plan Administration
The Talent & Compensation Committee will administer the 2026 LTIP. Subject to the terms of the 2026 LTIP, the
Talent & Compensation Committee determines award eligibility, timing and the type, amount and terms of the awards. The Talent & Compensation Committee also interprets the 2026 LTIP, establishes rules and regulations under the 2026 LTIP and makes all other determinations necessary or advisable for the 2026 LTIP’s administration. With respect to participants who are not subject to Section 16 of the Exchange Act, our CEO also has authority to determine award eligibility and the timing, type, amount and terms of the awards, subject to the terms of the 2026 LTIP.
Types of Awards
Awards under the 2026 LTIP may be in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted shares, performance shares, performance units and restricted share units. The terms of each award will be set forth in a written agreement.
Stock Options
A stock option provides the option holder with the right to purchase Perrigo ordinary shares at a future date and at a specified price per share called the exercise price. Options under the 2026 LTIP may be either “incentive stock options,” as defined under the tax laws, or nonstatutory stock options; however, only employees may be granted incentive stock options. The per share exercise price may not be less than the fair market value of a
Perrigo ordinary share on the date the option is granted. The Talent & Compensation Committee (or our CEO, in the case of an option granted to a participant who is not subject to Section 16 of the Exchange Act) may specify any period of time following the date of grant during which options are exercisable, but the period cannot be longer than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the share underlying the options and a required holding period for shares received upon exercise of the option. No more than
7,100,000 shares, as adjusted, that can be delivered under the 2026 LTIP may be issued as incentive stock options.
Upon exercise, the option holder may pay the exercise price in several ways. He or she may pay in cash, in previously acquired shares or, if permitted by terms of his or her award agreement, other consideration having a fair market value equal to the exercise price, or through a combination of the foregoing.
Except to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued shares resulting from mergers, reorganizations, consolidations, share splits, share dividends, recapitalizations or similar events in no event shall the purchase price of an option be decreased after the grant date or surrendered in consideration of a new option grant with a lower exercise price or be cancelled or exchanged for cash without shareholder approval.

104	Perrigo Company

Proposal 4
Stock Appreciation Rights
A stock appreciation right or “right” allows its holder to, upon exercise, receive payment from us equal to the amount by which the fair market value of an ordinary share of Perrigo exceeds the grant price of the right on the exercise date. The grant price may not be less than the fair market value of an ordinary share of Perrigo on the grant date of the right and the term may not be greater than 10 years.
Under the 2026 LTIP, the Talent & Compensation Committee may grant rights in conjunction with the grant of stock options or on a stand-alone basis. If the Talent & Compensation Committee grants a right with an option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related stock options. The holder can exercise stand-alone stock appreciation rights during the period determined by the Talent & Compensation Committee (or the CEO,
as applicable). Upon the exercise of a stock appreciation right, the holder receives cash, ordinary shares of
Perrigo or other property, or a combination thereof, in the Talent & Compensation Committee’s or the CEO’s
discretion, as applicable. Except to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued shares resulting from mergers, reorganizations, consolidations, share splits, share dividends, recapitalizations or similar events (made in accordance with Section 409A), in no event shall the grant price of a stock appreciation right be decreased after the grant date or surrendered in consideration of a new stock appreciation right grant with a lower grant price or be cancelled in exchange for cash without shareholder approval.
Restricted Shares and Restricted Share Units
Restricted shares refers to ordinary shares of Perrigo subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted shares may not sell or otherwise transfer the shares, but he or she may vote the shares and may be entitled to any dividend or other distributions if determined by the Talent & Compensation Committee or the CEO, as applicable, provided, however, that any such dividend would become payable only if and to the extent such restricted shares become vested. The restricted shares become freely transferable when the restriction period expires.
A restricted share unit award is an award valued by reference to Perrigo ordinary shares that entitles the holder to receive one ordinary share of Perrigo or cash equal to the value of one ordinary share of Perrigo on the date of vesting of the award. The participant will have only the rights of a general unsecured creditor of the Company until delivery of shares, cash or other securities or property is made as specified in the applicable award agreement. Restricted share units are subject to a risk of forfeiture or other restrictions on ownership for a certain period of time.
The Talent & Compensation Committee (or the CEO, as applicable) sets the terms and conditions of restricted share and restricted share unit awards, including the restrictions applicable to such awards. The Talent &
Compensation Committee (or the CEO, as applicable) also determines whether the restrictions have been satisfied and the form of payment of restricted stock units, which may be in cash or Perrigo ordinary shares.
Performance Shares and Performance Units
A performance share is a right to receive ordinary shares of Perrigo or equivalent value in the future, contingent on the achievement of performance goals or other objectives during a specified period. A performance unit represents an award valued by reference to property other than ordinary shares of Perrigo, as designated by the
Talent & Compensation Committee (or the CEO, as applicable), contingent on the achievement of performance goals or other objectives during a specified period.

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Proposal 4
The Talent & Compensation Committee (or the CEO, as applicable), sets the terms and conditions of each award, including the performance goals that must be attained and the various percentages of performance unit value to be paid out upon full or partial attainment of those goals. The Talent & Compensation Committee (or the
CEO, as applicable), also determines whether the goals have been satisfied and the form of payment, which may be in cash, ordinary shares of Perrigo, other property or a combination thereof.
Dividend Equivalents
A dividend equivalent provides a participant with the right to receive an amount equal to the amount of dividends paid on one ordinary share of Perrigo for each share represented by the dividend equivalent award.
The Talent & Compensation Committee or the CEO, as applicable, determines whether a participant will receive dividend equivalents in connection with an award. Such dividend equivalents shall be subject to the same terms and conditions as the award to which the dividend equivalents relate and shall be payable only if and to the extent the underlying awards become vested. The participant will have only the rights of a general unsecured creditor of the Company until delivery of shares, cash or other securities or property is made pursuant to such dividend equivalents as specified in the applicable award agreement.
Minimum Vesting Requirements
The 2026 LTIP allows for the grant of awards subject to time-based vesting or performance-based vesting or both. Awards have a minimum vesting period of one-year, except that this one-year minimum vesting requirement does not apply if the participant’s termination from service occurs due to his or her death, disability, or retirement, upon a change in control, or upon his or her termination without cause or separation for good reason within a specified period following a change in control. In addition, up to 5% of the shares available for awards under the 2026 LTIP may be granted with a minimum vesting schedule that is less than one year. The one-year minimum vesting requirement also does not apply to any award granted in substitution for another award that does not reduce the vesting period of the award being substituted.
Termination of Employment
The 2026 LTIP provides that, unless otherwise set forth in an award agreement or determined by the Talent &
Compensation Committee, upon a participant’s death, disability or retirement, (i) all outstanding service-vesting awards immediately vest, (ii) performance-vesting awards will vest or be forfeited depending on the attainment of performance goals, and (iii) stock options and stock appreciation rights may be exercised by the participant, or by his or her estate, beneficiary or conservator in the case of death or disability, at any time prior to their stated expiration dates. If the participant’s employment is terminated involuntarily for economic reasons, for example, restructurings, dispositions or layoffs, as determined in the discretion of the Talent & Compensation
Committee (or the CEO, as applicable), the participant may exercise any vested options or vested stock appreciation rights until the earlier of 30 days following the date that is 24 months after the termination date and the expiration date of the options or stock appreciation rights. Unvested options, stock appreciation rights and restricted shares and service-vesting restricted share units that are scheduled to vest during the 24-month period following the termination date will continue to vest as if the participant had continued to perform services during the 24-month period. Those not scheduled to vest during the 24-month period are forfeited on the termination date. Unvested performance units for which the performance period is scheduled to end during the
24-month period following the participant’s termination date will vest or be forfeited depending on the attainment of performance goals. Any shares subject to a performance unit for which the performance period is not scheduled to end during such 24-month period shall be forfeited on the participant’s termination date.
If a participant’s termination is for cause, all outstanding awards are forfeited. Except as otherwise provided above, in all other terminations, unvested awards are forfeited on the termination date and the participant may

106	Perrigo Company

Proposal 4
exercise his or her vested options and stock appreciation rights during the three-month period after the termination date, but not later than the expiration date of the option or stock appreciation right. In certain circumstances, the 2026 LTIP provides for the extended ability to exercise when a participant dies following termination. The payment of certain awards to officers or other key employees following termination from employment will be delayed by at least six months if earlier payment of the awards would result in the imposition of excise taxes on him or her.
This section describes the default rules applicable to awards. The Talent & Compensation Committee (or the
CEO, as applicable) has discretion to establish different terms and conditions relating to the effect of a participant’s termination date on awards under the 2026 LTIP.
Change in Control
Regardless of the vesting requirements that otherwise apply to an award under the 2026 LTIP, unless the Talent &
Compensation Committee (or the CEO, as applicable) determines otherwise in an individual award agreement, if the participant’s termination date occurs by reason of a termination without cause or a separation for good reason on or after a change in control and prior to the two-year anniversary of the change in control, all outstanding awards will vest as of such termination date. In the case of performance units, all performance goals or other vesting criteria will be deemed achieved at (i) the greater of target and actual performance levels, if the performance period for such performance unit has not ended prior to the change in control, or (ii) actual performance levels, if the performance period for such performance unit has ended prior to the change in control.
On a change in control, the Talent & Compensation Committee has the discretion to take any of the following actions with respect to awards granted under the 2026 LTIP, without the consent of any participant: (i) require that any outstanding awards be surrendered for cash or Perrigo shares, (ii) terminate any outstanding option or stock appreciation right after participants have been given an opportunity to exercise such awards, or (iii)
convert the award to an award of the surviving corporation; provided that the Talent & Compensation Committee may deem any performance condition applicable to performance units earned as if (a) for performance awards for which the applicable performance period is complete, actual achievement of performance and (b) for performance awards for which the applicable performance period is incomplete, the greater of target and actual achievement of performance.
Generally, a change in control is defined in the 2026 LTIP to mean (i) a change in ownership of 50% or more of
Perrigo ordinary shares, (ii) the consummation of a merger, consolidation or similar transaction following which our shareholders cease to own shares representing more than 50% of the voting power of the surviving entity (or the parent of such entity) or (iii) a change in Board composition so that a majority of the Board is comprised of individuals who are neither incumbent members nor their nominees.
Adjustments
The number of shares that may be issued under the 2026 LTIP and the number of shares subject to outstanding awards may be adjusted in the event of a merger, reorganization, consolidation, share split, share dividend, recapitalization or other similar event affecting the number of outstanding ordinary shares of Perrigo. In that event, the Talent & Compensation Committee also may make appropriate adjustments to any options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or other awards outstanding under the 2026 LTIP; provided that no such adjustment may be made if and to the extent that it would cause an outstanding award to cease to be exempt from, or fail to comply with, Section 409A.

2026 Proxy Statement	107

Proposal 4
Transferability
The recipient of an award under the 2026 LTIP generally may not pledge, assign, sell, transfer or otherwise encumber or hedge his or her stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, or performance units other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Talent & Compensation Committee, however, may establish rules and procedures to allow participants in the 2026 LTIP to transfer nonstatutory stock options to immediate family members or to certain trusts or partnerships.
Subplans
The 2026 LTIP includes two subplans that reflect the requirements of applicable foreign laws with respect to certain types of awards.
The first subplan is for employees and directors who are residents of the Republic of Ireland for tax purposes or who are subject to Irish taxation. These participants may be granted fully vested shares that are subject to restrictions (the shares are “clogged”) that meet the requirements of a clog scheme under
Section 128D of the Taxes Consolidation Act 1997 (as amended).
The second subplan is for granting awards to non-employee directors and to consultants, with the intent that the portion of the 2026 LTIP covering employees meet the requirements of an “employee share scheme” under Irish company law.
Plan Amendment and Termination
Generally, the Board may amend or terminate the 2026 LTIP at any time without shareholder approval. Without shareholder approval, however, the Board may not: (1) increase the number of Perrigo ordinary shares available for issuance under the 2026 LTIP (other than as described in “Adjustments” above); (2) change the employees or the class of employees eligible to participate in the 2026 LTIP; (3) change the minimum exercise price for any option or stock appreciation right below the grant date fair market value of the award; or (4) materially change the terms of the 2026 LTIP. In addition, if any action that the Board proposes to take will have a material and adverse effect on the rights of any participant or beneficiary under an outstanding award, then the affected participant or beneficiary must consent to the action.
Amendment of Awards
The Talent & Compensation Committee or the CEO may amend the terms of any award previously granted, provided that no such amendment will materially and adversely impair the rights of any participant without his or her consent. In addition, the CEO may only amend the terms of awards granted to participants who are not subject to Section 16 of the Exchange Act; provided that no such amendment will materially and adversely impair the rights of any participant without his or her consent.
Clawback
The 2026 LTIP includes a claw-back provision that allows Perrigo to recover any kind of equity-based compensation, including time based, paid to participants under the 2026 LTIP (and associated gains) if
Perrigo’s financial results are later restated due to the individual’s misconduct, including, without limitation, fraud or knowing illegal conduct. Any Perrigo shares acquired under the 2026 LTIP (including shares acquired through the exercise of options and/or stock appreciation rights) by any current and former executive who is or was designated a Section 16 officer, and any gains or profits on the sale of such shares, will be subject to any clawback or recoupment policy adopted by Perrigo, as in effect from time to time.

108	Perrigo Company

Proposal 4
Deferral of Awards
At the discretion of the Talent & Compensation Committee (or the CEO, in the case of a participant who is not subject to Section 16 of the Exchange Act), a participant may elect to defer the payment or settlement of awards upon such terms and conditions as the Talent & Compensation Committee (or the CEO) may prescribe.
Tax Consequences
The holder of an award granted under the 2026 LTIP may be affected by certain U.S. federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Exchange Act.
The following discussion of U.S. federal income tax consequences is based on U.S. federal income tax laws in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax consequences that apply to participants in the 2026 LTIP. This summary is not intended to be exhaustive and does not constitute legal or tax advice. This summary does not address municipal, state or foreign income tax consequences of awards, or employment taxes.
Incentive Stock Options. There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The “spread”
between the exercise price and the fair market value of Perrigo ordinary shares on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the share’s appreciation until he or she sells the shares.
Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the option grant date and has held the shares for at least one year. The capital gain (or loss)
equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a nonstatutory stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.
Nonstatutory Stock Options. There are no federal income tax consequences to us or to the recipient of a nonstatutory stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of Perrigo ordinary shares on the exercise date.
This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. Perrigo receives an income tax deduction upon the exercise of a nonstatutory stock option in an amount equal to the spread.
Stock Appreciation Rights. There are no tax consequences associated with the grant of stock appreciation rights. Upon exercise, the holder of stock appreciation rights recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. Perrigo receives a corresponding deduction in the same amount that the holder recognizes as income.
Restricted Shares. Unless the holder makes an election to accelerate the recognition of income to the grant date (as described below), the holder of restricted shares does not recognize any taxable income on the shares

2026 Proxy Statement	109

Proposal 4
while they are restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation)
equals the fair market value of the shares (less the amount paid for the shares, if any). If within 30 days of receiving a restricted share award the holder files with the Internal Revenue Service an election under Section
83(b) of the Code, the holder will recognize ordinary income equal to the fair market value of the shares on the grant date (less the amount paid for the shares, if any) and any future appreciation will be taxed at capital gain rates. Generally, at the time the holder recognizes taxable income with respect to restricted shares, Perrigo will receive a deduction in the same amount.
Performance Shares, Performance Units and Restricted Share Units. There are no tax consequences associated with the grant of performance shares, performance units or restricted share units. The holder recognizes ordinary income (treated as compensation) upon a payment on the performance shares, performance units or restricted share unit awards in amount equal to the payment received, and Perrigo receives a corresponding tax deduction.
Section 280G. Under certain circumstances, the accelerated vesting of an award in connection with a change in control of Perrigo might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent they are considered excess parachute payments, a participant in the 2026 LTIP may be subject to a 20% excise tax and Perrigo may be unable to receive a tax deduction.
Section 409A. Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the affected participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2026 LTIP and awards granted under the 2026 LTIP are intended to be exempt from or conform to the requirements of Section 409A of the Code.
Section 162(m). Generally, whenever an award holder recognizes ordinary income under the 2026 LTIP, a corresponding deduction is available to Perrigo. However, Section 162(m) of the Code places a $1 million limit on the amount of compensation that Perrigo can deduct in any one taxable year for certain covered employees.
New Plan Benefits
The Talent & Compensation Committee has not granted any awards under the 2026 LTIP subject to shareholder approval of the 2026 LTIP. Participation and the types of awards under the 2026 LTIP are subject to the discretion of the Talent & Compensation Committee, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the 2026 LTIP, including from any additional shares authorized under the 2026 LTIP, are not currently determinable. As of December 31, 2025, the closing price of a
Perrigo ordinary share was $13.92.
The following table shows the grant date fair value and number of shares subject to awards that were received by our NEOs, other executive officers, non-employee directors, and employees who are not executive officers of
Perrigo Company plc in 2025. The awards granted for the 2025 fiscal year would not have changed if the 2026
LTIP had been in place instead of the Current Plan and are set forth in the following table.

110	Perrigo Company

Proposal 4

Name and Position	Grant Date Fair Value ($)(1)	Number of Shares (#)
Patrick Lockwood-Taylor, CEO, President	7,272,672	275,748
Eduardo Bezerra, EVP, CFO	2,685,676	101,704
Roberto Khoury, EVP, Chief Commercial Officer	2,040,012	77,706
Abbie Lennox, EVP, Chief Scientific Officer	1,234,996	47,779
Charles Atkinson, EVP, General Counsel and Secretary	1,749,999	66,896
Ronald Janish, Former EVP, Global Operations & Supply Chain & CTO	1,043,724	39,247
Triona Schmelter, Former EVP, President CSCA	2,087,625	79,172
Executive Officers as a group (10 individuals)	21,272,027	806,553
Non-employee Directors as a group (10 individuals)	2,239,975	88,238
Non-Executive Officer employees as a group (i.e. all employees other than the Executive Officers and Directors listed in this table)	49,967,630	1,907,383
1.The amounts in the column under “Grant Date Fair Value” represent the grant date fair value of awards as computed in accordance with
ASC 718.
Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the
Company at the AGM:

RESOLVED that, the shareholders of Perrigo Company plc (the “Company”) approve the Perrigo Company plc 2026 Long-Term Incentive Plan.

Voting Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Perrigo Company plc 2026 Long-Term Incentive Plan.

2026 Proxy Statement	111

Proposal 5
Renew the Board’s Authority to Issue Shares under Irish Law
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. On May 1, 2025, shareholders granted the Board authority to issue shares, with such authority to expire on November 1, 2026. The proposed resolution seeks to renew the Board’s authority to issue shares.
It has been customary practice in Ireland to seek shareholder authority to issue shares with an aggregate nominal value of up to 20% of the aggregate nominal value of the company’s issued share capital and for such authority to be renewed each year.
Consistent with that practice, we are seeking approval to issue up to a maximum of 20% of our issued ordinary share capital for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of
Association upon the terms below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the U.S. Securities and Exchange Commission, including those rules that limit our ability to issue shares in specified circumstances.
This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the
NYSE with whom we compete. Approval of this resolution would merely place us on par with other NYSE-listed companies.
Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the
Company at the AGM:

RESOLVED that the directors are generally and unconditionally authorized to exercise all powers to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of €27,529
(27,529,870 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of the Company as of March 2, 2026) the last practicable date before this Proxy Statement) and that the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked;
provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred had not expired.

Voting Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the renewal of the Board’s authority to issue shares under Irish law.

112	Perrigo Company

Proposal 6
Renew the Board’s Authority to Opt-out
of Statutory Preemption Rights under Irish Law
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). On May 1,
2025, shareholders granted the Board this authorization, with such authority to expire on November 1, 2026.
The proposed resolution seeks to renew the Board’s authority to opt-out of statutory pre-emption rights on the terms set out below.
It has been customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares for cash in connection with any rights issue and (2) any other issuance of shares for cash, if the issuance is limited to up to 20% of our issued share capital for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed, varied or revoked.
We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization requested in Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our
Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Approval of this resolution would merely place us on par with other
NYSE-listed companies. Renewal of the Board's authorization to opt out of the pre-emption rights as described above is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards.
Accordingly, we are asking shareholders to approve the following resolution as a Special Resolution of the
Company at the AGM:

2026 Proxy Statement	113

Proposal 6

RESOLVED that, subject to and conditional on the passing of the resolution in respect of Proposal No. 5 as set out above, the directors are empowered pursuant to section 1023 of the Companies Act 2014 to allot and issue equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 5 as if section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:
a.the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
b.the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of €27,529 (27,529,870 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 2, 2026) (the latest practicable date before this Proxy Statement).
and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Voting Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the renewal of the Board’s authority to opt-out of statutory pre-emption rights under Irish law.

114	Perrigo Company

Presentation of Irish Statutory
Financial Statements
The Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2025, including the reports of the directors and auditor thereon, will be considered at the AGM. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our AGM. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the AGM. We will mail without charge, upon written request, a copy of the Irish Statutory Financial Statements to beneficial owners of our shares and shareholders of record. Requests should be sent to: Perrigo Company plc, Attention: Charles
Atkinson, Company Secretary, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at
GeneralMeeting@perrigo.com. The Company’s Irish Statutory Financial Statements will be available on our Proxy
Statement website at www.materials.proxyvote.com/G97822 on or before April 8, 2026.

2026 Proxy Statement	115

Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statement schedules, is on file with the Securities and Exchange Commission and delivered with this proxy statement. If you would like a copy of the exhibits to the Form 10-K, please contact Charles Atkinson, Company
Secretary, Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at
GeneralMeeting@perrigo.com.

116	Perrigo Company

Questions and Answers and
Voting Information
Who may vote and how many votes do I have?
Shareholders owning Perrigo’s ordinary shares at the close of business on March 2, 2026, the record date, or their proxy holders, may vote their shares at the AGM. On that date, there were 137,649,352 Perrigo ordinary shares outstanding. Each ordinary share held as of the record date is entitled to one vote on each matter properly brought before the AGM.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Shareholder of Record: If your ordinary shares are registered directly in your name with Perrigo’s Transfer
Agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.”
Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name.” If you are a beneficial shareholder, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote.
How do I vote?
While you should follow the specific voting instructions given by your bank, broker or other nominee; here is a summary of the common voting methods:
If you own ordinary shares as a shareholder of record, you may vote your shares in any of the following ways:
•mailing your completed and signed proxy card in the enclosed return envelope by following the instructions set forth in the enclosed proxy card;
•voting over the Internet as instructed on the enclosed proxy card or by telephone by following the recorded instructions; or
•attending the AGM and voting in person.
If you vote by Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.
If you hold your shares in street name, you will need to obtain a legal proxy from your bank, broker or nominee in order for you to vote in person at the AGM and submit the legal proxy along with your ballot at the AGM. In addition, you may request paper copies of the Proxy Statement from your broker, bank or nominee by following the instructions on the Internet Notice of Availability provided by your broker, bank or nominee.

2026 Proxy Statement	117

Questions and Answers and Voting Information
Other than as set out in this Proxy Statement, the Board knows of no other matter to be presented at the AGM.
If any other business properly comes before the AGM, such business will be decided on a poll conducted at the AGM.
If I voted by proxy, can I still attend and vote at the AGM?
Yes. Even if you have voted by proxy, you may still attend and vote at the AGM. Please note, however, that if you are a beneficial owner whose shares are held in street name, you are not the shareholder of record. In that event, if you wish to attend and vote at the AGM, you must obtain a proxy issued in your name from that holder of record giving you the right to vote your shares at the AGM.
May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?
Yes. If you own ordinary shares as a shareholder of record, you may change your vote at any time before your proxy is voted at the AGM in one of four ways:
•timely deliver a valid later-dated proxy by mail by following the instructions set forth in the enclosed proxy card;
•timely deliver written notice that you have revoked your proxy to the Company Secretary at the following address:
Perrigo Company plc,
Sharp Building,
Hogan Place,
Dublin 2, D02 TY74, Ireland
Attn: Company Secretary
•timely submit revised voting instructions by telephone or over the Internet by following the instructions set forth on the proxy card; or
•attend the AGM and vote in person. Simply attending the AGM, however, will not revoke your proxy or change your voting instructions; you must vote by ballot at the AGM to change your vote.
If you are a beneficial owner of shares held in street name and you have instructed your bank, broker or other nominee to vote your shares, you may revoke your proxy at any time, before it is exercised, by:
•following the requirements of your bank, broker or nominee through which your shares are registered; or
•voting in person at the AGM by obtaining a legal proxy from your bank, broker or nominee and submitting the legal proxy with your ballot.
How does discretionary voting authority apply?
If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct.
If you do not indicate how you want to vote, you give authority to Charles Atkinson and Eduardo Bezerra to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the AGM. In that event, your proxy will be voted consistent with the Board’s voting recommendations and FOR or AGAINST any other properly raised matters at the discretion of Charles Atkinson and Eduardo Bezerra.

118	Perrigo Company

Questions and Answers and Voting Information
What constitutes a quorum?
According to our Memorandum and Articles of Association, one or more persons present at the meeting in person and holding or representing by proxy more than 50% of the total issued shares constitutes a quorum.
You will be considered part of the quorum if you return a signed and dated proxy card, vote by telephone or
Internet, or attend the AGM in person. Abstentions and broker non-votes are counted as “shares present” at the
AGM for purposes of determining whether a quorum is present at the meeting.
What are broker non-votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will not have discretionary authority to vote on any matter at the AGM other than Proposals 2, 5 and 6 and will be considered “broker non-votes” having no effect on the relevant resolution.
What is the required vote?
To pass an ordinary resolution, a simple majority of the votes cast in person or by proxy must be in favor of the resolution, while 75% of the votes cast is required for a special resolution to pass.
Proposals 1-5 are ordinary resolutions requiring a simple majority of votes cast. Proposal 6 is a special resolution requiring 75% of votes cast to pass. Abstentions and broker non-votes will have no impact on the outcome of any proposal.
How do I submit a shareholder proposal or director nomination for the next AGM?
If you want to submit a proposal for inclusion in our proxy statement for the 2027 AGM or nominate an individual for election as a director at the 2027 AGM, you should carefully review the relevant provisions of the Company’s
Memorandum and Articles of Association. To submit a proposal for inclusion in our proxy statement, you must submit your proposal no later than November 20, 2026. Your nomination or proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (“SEC”) and the Memorandum and
Articles of Association of the Company. If you want to submit a nomination or proposal to be raised at the 2027
AGM but not included in the proxy statement, we must receive your written proposal on or after January 30,
2027, but on or before February 19, 2027. If you submit your proposal after the deadline, then SEC rules permit the individuals named in the proxies solicited by Perrigo’s Board of Directors for that meeting to vote on that proposal at their discretion, but they are not required to do so.
To properly bring a proposal (other than the nomination of a director) before an annual general meeting, the advance notice provisions of our Articles of Association require that your notice of the proposal must include in summary: (1) your name and address and the name and address of the beneficial owner of the shares, if any;
(2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date) or the business proposed to be brought before the meeting; (4) a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal; (6) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations; and (7) a brief description of the business you propose to be brought before the meeting, the reasons for conducting that business at the

2026 Proxy Statement	119

Questions and Answers and Voting Information
meeting, and any material interest that you or any beneficial owner has in that business. You should send any proposal to our Company Secretary at Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74,
Ireland.
With respect to director nominations, the advance notice provisions of our Articles of Association require that your notice of nomination must include: (1) your name and address and the name and address of the beneficial owner of the shares, if any; (2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date); (4)
a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal;
(6) the name, age and home and business addresses of the nominee; (7) the principal occupation or employment of the nominee; (8) the number of Perrigo ordinary shares that the nominee beneficially owns; (9) a statement that the nominee is willing to be nominated and serve as a director; (10) an undertaking to provide any other information required to determine the eligibility of the nominee to serve as an independent director or that could be material to shareholders’ understanding of his or her independence; and (11) any other information regarding you, any beneficial owner or the nominee that would be required under the SEC’s proxy rules and regulations had our Board of Directors nominated the individual. You should send your proposed nomination to our Company Secretary at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.
In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the
Company’s nominees must provide notice that sets forth the information and representations required by Rule
14a-19 under the Exchange Act.
How do I use proxy access to nominate a director candidate for the next AGM?
Any shareholder or group of up to 20 shareholders meeting our continuous ownership requirement of 3% or more of our ordinary shares for at least 3 years who wishes to nominate a candidate or candidates for election in connection with our 2027 AGM and require us to include such nominees in our proxy statement and form of proxy must submit their nomination and request so it is received by us on or after October 21, 2026, but on or before November 20, 2026. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of the Board. Loaned shares recallable on five U.S.
business days’ notice count as owned for purposes of meeting the continuous ownership requirement, but each shareholder in the requesting group must have full voting and investment rights as well as economic interest in their shares at the time of nomination, record date and meeting date. Two or more investment funds that are under common management and investment control will count as one shareholder for purposes of determining the size of the group. All proxy access nominations must meet the requirements of the Company’s Memorandum and Articles of Association. You should send your nomination and request to our Company Secretary at Perrigo
Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.
What are the Irish Statutory Financial Statements?
The Irish Statutory Financial Statements are the financial statements required to be prepared in accordance with the Irish Companies Act 2014 and cover the results of operations and financial position of the Company for the fiscal year ended December 31, 2025. Our Irish Statutory Financial Statements, including the reports of the auditor and the directors thereon, will be considered at the AGM and will be available on our Proxy Statement website at www.materials.proxyvote.com/G97822 on or before April 8, 2026. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and deliver those

120	Perrigo Company

Questions and Answers and Voting Information
accounts to shareholders of record in connection with our AGM. However, as shareholder approval of those financial statements is not required, it will not be sought at the AGM. We will mail without charge, upon written request, a copy of our Irish Statutory Financial Statements to beneficial owners and shareholders of record of our shares. Requests should be sent to: Perrigo Company plc, Attention: Company Secretary, Sharp Building,
Hogan Place, Dublin 2, D02 TY74, Ireland or by email at GeneralMeeting@perrigo.com.
What does it mean if I receive more than one proxy card?
Your shares are likely registered differently or are in more than one account. You should complete and return each proxy card you receive to guarantee that all of your shares are voted.
Who pays to prepare, mail and solicit the proxies?
Perrigo pays all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We do not compensate our directors, officers and employees for mailing proxy materials or soliciting proxies in person, by telephone or otherwise.
Can I access these proxy materials on the Internet?
Yes. Our Proxy Statement, Annual Report on Form 10-K, Irish Statutory Financial Statements and a link to the means to vote by Internet are available at www.materials.proxyvote.com/G97822. The Irish Statutory Financial
Statements for the fiscal year ended December 31, 2025 will be available on our Proxy Statement website at
www.materials.proxyvote.com/G97822 on or before April 8, 2026.
Appendices

122

2026 Proxy Statement	A-1

Appendix A
The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company’s ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company’s prospects for future performance. These non-
GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation. Pursuant to pre-approved guidelines, items such as currency and the impact of acquisitions or divestitures not in the plan are excluded from our calculation of these metrics. For
2025, the TCC approved additional exclusions related to portions of the Adjusted Operating Income and Adjusted Net Sales
contingencies benefiting AIP OI and AIP NS results as well as the removal of the benefit of paying bonuses below target from
Adjusted Operating Income. The TCC feels that the lower incentive plan result after the removal of these items is more reflective of overall company performance.
Table I
PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES SELECTED
CONSOLIDATED INFORMATION
(in millions, except per share amounts) (unaudited)

	Twelve Months Ended December 31, 2025

Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income (Loss)	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)
Reported	$4,253.1	$1,494.5	$(1,122.2)	$(1,402.3)	$(10.12)
As a % of reported net sales		35.1%	(26.4)%	(33.0)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		141.1	223.5	225.0	1.62
Impairment charges(2)		—	1,363.1	1,363.1	9.84
Restructuring charges and other termination benefits		—	71.9	71.9	0.52
(Gain) loss on divestitures and brand sales		—	—	2.7	0.02
Unusual litigation		—	59.0	59.0	0.43
Infant formula remediation		0.9	0.9	0.9	0.01
Other(3)		11.5	26.1	34.9	0.25
Non-GAAP tax adjustments(4)		—	—	26.2	0.19
Adjusted		$1,648.0	$622.3	$381.6	$2.75
As a % of reported net sales		38.7%	14.6%	9.0%
PSU adjustments: Currency(5)			(13.6)

A-2	Perrigo Company

Appendix A

	Twelve Months Ended December 31, 2025

Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income (Loss)	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)
PSU Operating Income			$608.7
AIP adjustments: Currency, Contingency and AIP reduction(5)	(82.2)		(46.5)
AIP Net Sales and Operating Income	$4,170.9		$575.8

Diluted weighted average shares outstanding (in millions)
Reported				138.5
Effect of dilution as reported amount was a loss, while adjusted amount was income(6)				0.4
Adjusted				138.9

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.
1.Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the “Non-GAAP tax adjustments” line item.
2.During the twelve months ended December 31, 2025, impairment charges were due primarily to (1) we determined the carrying value of our CSCA and CSCI reporting units exceeded their estimated fair value, resulting in a total goodwill impairment of $1.3 billion and (2) we concluded the existence of an other-than-temporary impairment of our equity method investment in Kazmira LLC and recorded an impairment charge of $33.6 million within our CSCA segment.

3.Other pre-tax adjustments for the twelve months ended December 31, 2025 are due primarily to $12.2 million of professional consulting fees for potential divestiture activity, $9.2 million of foreign currency hedging related to divestiture activity, $11.9 million of accelerated depreciation and a $1.6 million asset abandonment related to our Nutrition Network Optimization Project

4.Non-GAAP tax adjustments for the twelve months ended December 31, 2025 are primarily due to (1) removal of $57.2 million of tax expense related to uncertain tax positions from changes in tax structure, (2) removal of $34.3 million of tax benefit on pre-tax non-GAAP adjustments (3) removal of $26.7 million of tax expense related to recording the U.S. valuation allowance, and (4) removal of $24.2 million of tax benefit related to changes in tax laws enacted in 2025.

5.Adjustments to remove the impact of currency fluctuations, contingency benefits, and reduction in Adjusted Operating Income related to the benefit of paying bonuses below target that were not included in Perrigo’s original compensation plans.

6.In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

2026 Proxy Statement	A-3

Appendix A
Table I (Continued)
PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES SELECTED
CONSOLIDATED INFORMATION
(in millions, except per share amounts) (unaudited)

	Twelve Months Ended December 31, 2024

Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)

Reported	$4,373.4	$1,542.7	$112.9	$(160.7)	$(1.17)
As a % of reported net sales		35.3%	2.6%	(3.7)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		135.0	229.5	231.7	1.69
Infant formula remediation		17.5	21.7	21.7	0.16
Restructuring charges and other termination benefits		2.7	113.4	113.4	0.82
Loss on early debt extinguishment		—	—	6.7	0.05
Unusual litigation		—	54.2	54.2	0.39
Impairment charges(3)		—	88.9	88.9	0.65
Gain on divestitures and investment securities		—	(28.1)	(34.5)	(0.26)
Other(4)		—	16.0	31.9	0.23
Non-GAAP tax adjustments(2)		—	—	0.9	0.01
Adjusted		$1,697.9	$608.5	$354.0	$2.57
As a % of reported net sales		38.8%	13.9%	8.1%

Diluted weighted average shares outstanding (in millions)
Reported				137.4
Effect of dilution as reported amount was a loss, while adjusted amount was income(5)				0.6
Adjusted				138.0
Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.
1.Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the “Non-GAAP tax adjustments” line item.
2.Non-GAAP tax adjustments for the twelve months ended December 31, 2024 are primarily due to $62.6 million of tax expense on pre-tax non-GAAP adjustments, plus the removal of (1) $65.9 million of tax impact related to an inter-company sale of intellectual property, (2)
$3.5 million of tax benefit related to a partial valuation allowance release in Belgium and (3) $1.0 million of tax expense related to audit adjustments.
3.During the twelve months ended December 31, 2024, we determined the carrying value of the Rare Diseases reporting unit net assets exceeded their fair value less costs to sell, resulting in a total impairment charge of $34.1 million, inclusive of a goodwill impairment charge of $22.1 million, we also determined the carrying value of the Hospital & Specialty Business net assets exceeded their fair value less costs to sell, resulting in a total impairment charge of 16.2 million, inclusive of a goodwill impairment charge of $5.4 million and we determined the carrying value of our Prevacid® branded product was impaired by $38.6 million and recorded the charge within our CSCA segment.

A-4	Perrigo Company

Appendix A
4.Other pre-tax adjustments for the twelve months ended December 31, 2024, included expenses of $14.4 million related to de-designation of interest rate swap agreements, amounts related to professional consulting fees for divestiture activity and amounts related to a foreign jurisdiction transfer tax payment.
5.In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.
Table I (Continued)
PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES SELECTED
CONSOLIDATED INFORMATION
(in millions, except per share amounts) (unaudited)

	Twelve Months Ended December 31, 2023

Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)

Reported	$4,655.6	$1,680.4	$151.9	$(4.4)	$(0.03)
As a % of reported net sales		36.1%	3.3%	(0.1)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		127.9	269.9	272.0	2.00
Impairment charges(2)		—	90.0	90.0	0.66
Restructuring charges and other termination benefits		0.4	40.2	40.2	0.29
Unusual litigation		—	11.9	11.9	0.09
Acquisition and integration-related charges and contingent consideration adjustments		—	8.8	8.8	0.06
Infant formula remediation		—	1.2	1.2	0.01
Gain on early debt extinguishment		—	—	(3.1)	(0.02)
Gain on divestitures and investment securities		—	(4.6)	(4.4)	(0.03)
Milestone payments received related to royalty rights		—	—	(10.0)	(0.07)
Other adjustments		—	5.1	5.1	0.04
Non-GAAP tax adjustments(3)		—	—	(55.3)	(0.41)
Adjusted		$1,808.5	$574.3	$352.0	$2.58
As a % of reported net sales		38.8%	12.3%	7.6%

Diluted weighted average shares outstanding (in millions)
Reported				135.3
Effect of dilution as reported amount was a loss, while adjusted amount was income(4)				1.4
Adjusted				136.7
Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.
1.Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the “Non-GAAP tax adjustments” line item.
2.During the twelve months ended December, 31, 2023, we determined goodwill related to our Rare Diseases reporting unit was impaired by $90.0 million and recorded the charge within our CSCI segment.

2026 Proxy Statement	A-5

Appendix A
3.Non-GAAP tax adjustments for the twelve months ended December 31, 2023 are primarily due to $61.6 million of tax expense related to pre-tax non-GAAP adjustments, plus the removal of (1) $11.4 million of tax expense related to audit settlements (2) $2.1 million of tax expense related to valuation allowance and (3) $7.2 million of tax benefit related to tax law changes.
4.In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
Table II
PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES SELECTED
CONSOLIDATED INFORMATION
(in millions, except per share amounts) (unaudited)

Consolidated Continuing Operations	December 31, 2025
Reported income (loss) from continuing operations	$(1,402.3)
Income tax benefit	104.4
Interest expense, net	162.5
Depreciation and amortization	337.5
EBITDA	(797.9)
Non-cash stock-based compensation expense	54.6
Restructuring charges and other termination benefits	71.9
Loss on early debt extinguishment	—
Unusual litigation	59.0
Gain on divestitures and investment securities	2.7
Infant formula remediation	0.9
Impairment charges	1,363.1
Other, net(1)	21.3
Adjusted EBITDA	$775.6
Reported Debt	$3,640.2
Less: Cash and cash equivalents	(531.6)
Net Debt	$3,108.6
Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.
1.Other, net includes expenses due primarily to professional consulting fees for divestiture activity, amortization adjustments from equity method investments and expenses associated with debt refinancing activities during the year.

A-6	Perrigo Company

Appendix A
Table III
PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES SELECTED
CONSOLIDATED INFORMATION
(in millions, except per share amounts) (unaudited)

	Twelve Months Ended
	December 31, 2025	December 31, 2024	Total Change
Consolidated Continuing Operations
Adjusted operating income	$622.3	$608.5	$13.8	2.3%
Adjusted operating margin	14.6%	13.9%		70 bps
Adjusted EPS	$2.75	$2.57	$0.18	7.0%
Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

2026 Proxy Statement	B-1
Appendix B
Perrigo Company PLC 2026 Long-Term Incentive Plan
SECTION 1. PURPOSE. Perrigo Company plc, a public limited company headquartered in Ireland, has adopted the Perrigo
Company plc 2026 Long-Term Incentive Plan (including the appendices hereto, the “2026 Plan” or the “Plan”) to encourage employees, directors and other persons providing significant services to Perrigo Company and its subsidiaries and/or
Affiliates to acquire a proprietary interest in the growth and performance of Perrigo Company, to generate an increased incentive to contribute to its future success and prosperity, thus enhancing the value of Perrigo Company for the benefit of share owners, and to enhance the ability of Perrigo Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of Perrigo Company depends.
SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:
1.“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the
Exchange Act.
2.“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Performance Share, Performance Unit,
Restricted Share Unit, or any other right, interest, or option relating to Shares or other securities of Perrigo granted pursuant to the provisions of the Plan.
3.“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both Perrigo and the Participant.
4.“Beneficiary” means the person or persons to whom an Award is transferred by his or her will or by the laws of descent and distribution of the state in which the Participant resided at the time of his or her death.
5.“Board” means the Board of Directors of Perrigo Company plc.
6.“Cause” means any of the following events, as determined by the Committee:
a.The commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws;
b.A breach of any material duty or obligation imposed upon the Participant by the Company;
c.Divulging the Company’s confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company is a party;
d.Engaging or assisting others to engage in business in competition with the Company;
e.Refusal to follow a lawful order of the Participant’s superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Participant; or
f.Other conduct by the Participant which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause.
7.“CEO” means the Chief Executive Officer of Perrigo.
8.A “Change in Control” means the occurrence of any of the following:
a.Any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions) (other than (A) Perrigo, (B) any employee benefit plan of the Company or any Trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any person who, on the Effective Date of the Plan, is an Affiliate of Perrigo and owning in excess of ten percent (10%) of the outstanding Shares of Perrigo

B-2	Perrigo Company

Appendix B
and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and associates, and other than in a merger or consolidation of the type referred to in subsection (h)(2) below, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%)
or more of the Shares then outstanding;
b.The consummation of a merger, consolidation or similar transaction involving Perrigo and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of Perrigo immediately prior to such consummation do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act or comparable successor rules), directly or indirectly, either (A) outstanding voting securities representing more than fifty percent
(50%) of the combined voting power of the surviving entity in such merger, consolidation or similar transaction, or
(B) outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or
c.The Continuing Directors no longer constitute a majority of the Board.
9.“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and the applicable rulings and regulations thereunder.
10.“Committee” means the Talent & Compensation Committee of the Board, which shall consist of not fewer than three directors, taking into consideration for each such director (i) the rules under Section 16(b) of the Exchange Act regarding
“non-employee directors,” and (ii) the rules regarding “independent directors” of the securities exchange on which the
Shares are listed, or any successor definition to any of the foregoing. For purposes of the Plan, reference to the
Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee’s authority has been delegated pursuant to Section 3(a) or Section 3(b) of the Plan.
11.“Company” means Perrigo Company plc, its subsidiaries and/or Affiliates.
12.“Continuing Director” means any person who was a member of the Board on the Effective Date of the Plan, and any new
director thereafter elected by the shareholders or appointed by the Board, provided such new director’s election or nomination for election by the Perrigo shareholders was approved by a majority of directors who were either directors on the Effective Date or whose election or nomination for election was previously so approved.
13.“Disability” means (i) with respect to an Employee, disability as defined under the Company’s long term disability insurance plan under which such Employee is then covered; (ii) with respect to any Participant who is not covered under a Company long-term disability plan, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion.
14.“Dividend Equivalent” means a credit made to the bookkeeping account maintained by the Committee on behalf of a
Participant, in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant, as described in Section 11 hereof.
15.“Effective Date” has the meaning set forth in Section 17 hereof.
16.“Employee” means a regular, active employee of the Company.
17.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the applicable rules and regulations thereunder.
18.“Fair Market Value” means (i) with respect to a Share, the last reported sale price of a Share on the date of determination, or on the most recent date on which the Share is traded prior to that date, as reported on the securities exchange on which the Shares are listed, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
19.“Incentive Stock Option” means an Option that, at the time such Option is granted under Section 6 hereof, qualifies as an incentive stock option within the meaning of Sections 421 and 422 of the Code or any successor provision thereto, and which is designated as an Incentive Stock Option in the applicable Award Agreement. No Incentive Stock Options may

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Appendix B
be granted to a person who is not eligible to receive an Incentive Stock Option under the Code, including as described under §1.424-1(d).
20.“Involuntary Termination for Economic Reasons” means that the Participant’s Termination Date occurs due to involuntary termination of employment by the Company by reason of a corporate restructuring, a disposition or acquisition of a business or facility, or a downsizing or layoff, as determined by the CEO, in his or her sole discretion, or by the
Committee in the case of a Participant subject to Section 16 of the Exchange Act.
21.“Nonstatutory Stock Option” means an Option granted under Section 6 hereof that is not intended to be an Incentive
Stock Option.
22.“Option” means an Award of an Incentive Stock Option or a Nonstatutory Stock Option.
23.“Participant” means an Employee who has been granted an Award under the Plan.
24.“Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.
25.“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which the performance goals specified by the Committee with respect to such Award are to be measured.
26.“Performance Share” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
27.“Performance Unit” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
28.“Perrigo” means Perrigo Company plc and any successor thereto.
29.“Person” means any individual, corporation, partnership, association, joint-stock company, Company, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.
30.“Prior Plan” means, collectively, the 2008 Plan, the 2013 Plan and the 2019 Plan (each as defined herein). The Perrigo
Company 2008 Long-Term Incentive Plan (the “2008 Plan”) sponsored by Perrigo Company, a Michigan corporation, was amended and restated and renamed the Perrigo Company 2013 Long-Term Incentive Plan (the “2013 Plan”) which was approved by the Perrigo Company shareholders on November 18, 2013. Effective December 18, 2013, Perrigo
Company became a wholly-owned subsidiary of Perrigo Company plc, a public limited company headquartered in
Ireland, and Perrigo Company plc assumed sponsorship of the 2013 Plan. Perrigo Company plc amended and restated
the 2013 Plan and renamed the 2013 Plan the Perrigo Company plc 2019 Long-Term Incentive Plan (the “2019 Plan”)
which was approved by the Perrigo Company plc shareholders on April 26, 2019 and amended on each of February 16,
2022, August 2, 2023 and November 1, 2023.
31.“Restricted Share” means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate. For the avoidance of doubt, any dividends with respect to Restricted Shares shall be payable only if and to the extent the underlying Restricted Shares become vested.
32.“Restricted Share Award” means an award of Restricted Shares under Section 8 hereof.
33.“Restricted Share Unit” or “RSU” means restricted share units which entitle the Participant to receive Shares or the value thereof which is determined in whole or in part, or is otherwise based, on Shares pursuant to Section 10 hereof.

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Appendix B
34.“Retirement” means a Participant’s Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with five or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company as an Employee or an anniversary of such date.
35.“Shares” means ordinary shares, nominal value €0.001 per share, of Perrigo and such other securities of Perrigo as the
Committee may from time to time determine.
36.“Short-Term Deferral Period” means, with respect to an amount payable pursuant to an Award, the period ending no later than the 15th day of the third month following the later of (i) the end of the Participant’s taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (ii) the end of Perrigo’s fiscal year in which the amount is no longer subject to a substantial risk of forfeiture. A Participant shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.
37.“Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
38.“Ten Percent Shareholder” means a person who owns (after taking into account the attribution rules of Section 424(b) of the Code or any successor provision thereto) more than 10% of the combined voting power of all classes of shares beneficial interest of the Company and of any subsidiary or parent corporation of the Company.
39.“Termination Date” means the date that a Participant ceases to be an Employee and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the
Board. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have a Termination Date if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.
40.“Treasury Regulation” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
SECTION 3. ADMINISTRATION.
1.AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may be granted; (ii) determine the type or types of Awards to be granted to Participants; (iii) determine the number of Shares to be covered by each Award granted hereunder and the term of each such Award; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including approval of any form of Award Agreement), which terms and conditions may provide for the forfeiture of Awards, the repayment of cash or Shares or other amounts received with respect to an Award and/or the repayment of any gains or profits on a Participant’s sale of Shares acquired under an Award under specified circumstances; (v) determine whether, to what extent and under what circumstances
Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an
Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended; (viii) construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award
Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Participant’s Award, (a) the affected Participant shall file a written claim with the Committee for review, explaining the reasons for such claim, and (b) the Committee’s decision must be written and must explain the decision; (ix) establish, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations, (x) establish, amend and rescind rules and regulations relating to the Plan (including the adoption of any sub-plan under the Plan) for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign laws; (xi) appoint such

2026 Proxy Statement	B-5

Appendix B
agents as it shall deem appropriate for the proper administration of the Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. Perrigo has adopted a sub-plan governing awards taxable in the
Republic of Ireland, which sub-plan forms part of this Plan and is attached hereto as Appendix 1. Perrigo has also adopted a sub-plan governing Awards to non-employee directors and consultants, which sub-plan forms part of this
Plan and is attached hereto as Appendix 2.
2.DELEGATION. The CEO has the authority to grant Awards to Participants, other than Participants who are subject to
Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards (including approval of any form of Award Agreement), subject to the limitations of the Plan and such other limitations and guidelines as the
Committee may deem appropriate. Such delegation of authority includes, but is not limited to, the authority to determine
(i) the type or types of Awards to be granted, (ii) the number of Shares to be covered by each such Award, (iii) the expiration date of each such Award, (iv) the period during which an Option shall be exercisable which may be determined at or subsequent to grant, (v) the restriction period applicable to Restricted Share Awards and to RSUs, (vi)
the performance criteria and performance period applicable to Performance Awards, (vii) the terms and conditions relating to the effect of a Participant’s Termination Date, and (viii) the effect of a Change in Control on such Awards.
3.AWARD AGREEMENTS
a.MINIMUM VESTING. No Award granted under the Plan may vest, in whole or in part, prior to the one-year anniversary of the date of grant of the Award. Notwithstanding the foregoing: (i) a Participant’s Award Agreement may provide for accelerated vesting if the Participant’s Termination Date occurs due to the Participant’s death,
Disability or Retirement, upon a Change in Control, or upon the Participant’s termination without “cause” (as defined in the applicable Award Agreement) or separation for “good reason” (as defined in the applicable Award
Agreement) within a specified period following a Change in Control; and, (ii) up to 5% of the Shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this
Section 3(c)(1). The foregoing one-year minimum vesting period shall not apply to any Award granted in substitution for an Award pursuant to Section 4(f) that does not reduce the vesting period of the Award being substituted.
b.VESTING DURING DISABILITY. Unless the Committee determines otherwise, the vesting of Awards granted hereunder shall continue during any period of short-term disability. A Participant who is absent from work due to a long-term disability shall continue to vest until the earlier of (i) the six-month anniversary of the commencement of the Participant’s long-term disability, or (ii) the Participant’s Termination Date.
c.PAYMENT FOR AWARDS. Except as otherwise required in any Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration to receive an Award other than the rendering of services.
d.ACCEPTANCE OF AWARD. The prospective recipient of any Award under the Plan shall not, with respect to such
Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to Perrigo, and otherwise complied with the then applicable terms and conditions.
SECTION 4. DURATION OF, AND SHARES AVAILABLE UNDER THE PLAN.
1.TERM. The Plan shall remain in effect until terminated by the Board, provided, however, that no Award may be granted under the Plan more than 10 years after the Effective Date (or for Incentive Stock Options, the date the Plan is approved by the Board, if earlier), but any Award theretofore granted may extend beyond that date.
2.SHARES AVAILABLE UNDER THE PLAN. The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(f) of the Plan, is (i) 7,265,000, plus (ii) the number of
Shares that remained available for issuance under the Prior Plan as of the Effective Date (including Shares underlying outstanding awards under the Prior Plan that are forfeited, terminated, expire unexercised or are otherwise settled without the delivery of Shares on and after the Effective Date). No further awards shall be made under the Prior Plan after the Effective Date.

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Appendix B
3.COMPUTATION OF SHARES. For the purpose of computing the total number of Shares available for Awards under the
Plan, there shall be counted against the above limits the number of Shares subject to issuance upon the exercise or settlement of Awards as of the dates on which such Awards are granted. The Shares which were previously subject to
Awards but were not delivered shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Any Shares which are used as full or partial payment to Perrigo by a Participant of the purchase price of Shares or the tax withholding requirement with respect to any Awards other than Options or Stock Appreciation Rights granted under the Plan shall again be available for Awards under the Plan. Any Shares which are used as full or partial payment to Perrigo by a
Participant of the purchase price of Shares or the tax withholding requirement with respect to Options or Stock
Appreciation Rights granted under the Plan shall not again be available for Awards under the Plan.
4.SOURCE OF SHARES. Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by Perrigo. No fractional shares shall be issued under the Plan. The
Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated. In all cases the Committee shall require that the nominal value of each newly issued Share issued in satisfaction of an Award under the Plan
(including any sub-plan) shall be paid up.
5.CHANGES IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, the
Committee shall make equitable adjustments and substitutions with respect to (i) the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, (ii) the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and (iii) the number, class and kind of Shares subject to, Awards granted under the Plan
(including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company). The Committee shall have the sole discretion to determine the manner of such equitable adjustment or substitution, provided that the number of Shares or other securities subject to any Award shall always be a whole number.
SECTION 5. ELIGIBILITY. Any Employee shall be eligible to be selected as a Participant. Awards may be granted to
Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other
Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
1.OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that (i) such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option, and (ii) such purchase price for an Incentive Stock Option granted to a Ten Percent
Shareholder shall be not less than 110% of the Fair Market Value of the Share on the date of grant of the Option.
2.OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that (i) no
Option shall be exercisable after the expiration of 10 years from the date the Option is granted, and (ii) no Incentive
Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.
3.EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock
Option.

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Appendix B
4.METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the
Committee may specify in the applicable Award Agreement.
5.INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate
Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan
(and under any other benefit plans of Perrigo or of any parent or subsidiary corporation of Perrigo) shall not exceed
$100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. An Incentive Stock Option must be exercised by the Participant within three months following the Participant’s Termination Date, or within 12 months if such termination is by reason of death or
Disability. If an Option intended to be an Incentive Stock Option fails to satisfy the requirements of Section 422 of the
Code, such Option will automatically convert to a Nonstatutory Stock Option. No more than 7,100,000 Shares (as adjusted pursuant to the provisions of Section 4(f)) that can be delivered under the Plan may be issued through Incentive
Stock Options.
6.REPRICING. Except to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock or other property or securities other than Shares) resulting from a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-
up, spin-off, combination, or exchange of shares) (provided that no such adjustment may be made if and to the extent that it would cause an outstanding Award to cease to be exempt from, or fail to comply with, Section 409A), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation
Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or
Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock
Appreciation Rights, without the approval of Perrigo’s shareholders.
SECTION 7. STOCK APPRECIATION RIGHTS.
1.GRANT OF AWARDS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. Each
Share subject to a Stock Appreciation Right shall have an exercise price of not less than Fair Market Value of a Share on the date of grant of the Stock Appreciation Right. The term of the Stock Appreciation Right shall be fixed by the
Committee in its sole discretion, provided that no Stock Appreciation Right shall be exercisable after the expiration of 10 years from the date the Stock Appreciation Right is granted. The Committee, in its sole discretion, shall establish or impose such other terms and conditions with respect to Stock Appreciation Rights as it shall deem appropriate, which need not be the same with respect to each recipient.
2.OPTIONS. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such
Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted, and may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the aggregate purchase price for the Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation
Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.
SECTION 8. RESTRICTED SHARES.
1.GRANT OF AWARDS. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient.

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Appendix B
2.REGISTRATION. Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares awarded under the
Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.
3.FORFEITURE. Except as set forth in Section 12 or otherwise determined by the Committee at the time of grant, upon a
Participant’s Termination Date for any reason during the restriction period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by Perrigo; provided that the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Perrigo, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Shares, except for Restricted Share Awards that are intended to comply with the performance-based compensation requirements of Section 14. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.
SECTION 9. PERFORMANCE AWARDS.
1.GRANT OF AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period, the length of the Performance
Period, and the amount of the Award to be distributed shall be determined by the Committee upon the grant of each
Performance Award. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine the
Participants to whom and the time or times at which such Awards shall be made and all conditions of the Awards. The provisions of Performance Awards need not be the same with respect to each recipient.
2.PAYMENT OF AWARDS. Except as otherwise provided in an Award Agreement, following the end of each Performance
Period, the Committee shall certify the extent to which the performance criteria and other conditions of the Award are achieved. Except as otherwise provided in the Plan or an Award Agreement, Performance Awards shall be settled following the Committee’s certification after the end of the relevant Performance Period, and settlement shall not occur later than the last day of the Short-Term Deferral Period applicable to the Award. Performance Awards may be paid in cash, Shares, other property or any combination of the foregoing, as determined in the sole discretion of the Committee at the time of payment.
SECTION 10. RESTRICTED SHARE UNIT AWARDS.
1.GRANT OF AWARDS. Restricted Share Unit (“RSU”) Awards may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. At the time of grant of an RSU Award, the Committee shall determine the number of RSUs subject to the Award, when such RSUs shall vest, any conditions (such as continued employment)
that must be met in order for the RSUs to vest at the end of the applicable restriction period, and any purchase price applicable to the Award. The Committee shall establish a bookkeeping account in the Participant’s name that reflects the number and type of RSUs standing to the credit of the Participant. The Participant will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement.
2.PAYMENT OF AWARDS. Each RSU that vests entitles the Participant to one Share, cash equal to the Fair Market Value of a Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award
Agreement. Except as otherwise provided in the Plan or in an Award Agreement, payment in Shares or cash (as applicable) shall be made upon the vesting of an RSU and shall not occur later than the last day of the Short-Term
Deferral Period; provided, however, that a Change in Control (as defined in Section 2) shall not accelerate the payment date of an RSU that is subject to Section 409A of the Code unless such Change in Control is also a “change in control event” as defined in the regulations under Section 409A of the Code.
SECTION 11. DIVIDEND EQUIVALENTS
If the Committee so determines at the time of grant of an Award, Perrigo shall credit to a bookkeeping account maintained on behalf of such Participant an amount equal to the amount of the dividends the Participant would have received, if such Award held by the Participant on the record date for such dividend payment had been a Share. No interest or other earnings shall accrue on such bookkeeping account. Amounts attributable to such dividend equivalents shall be subject to the same terms and conditions as the Awards to which such dividend equivalents relate. Notwithstanding the foregoing, any dividend

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Appendix B
equivalents granted in connection with unvested Awards shall be payable only if and to the extent the underlying Awards become vested. The Participant will have only the rights of a general unsecured creditor of the Company until delivery of
Shares, cash or other securities or property is made pursuant to such dividend equivalents as specified in the applicable
Award Agreement.
SECTION 12. EFFECT OF TERMINATION DATE
1.AWARDS, GENERALLY. The Committee shall have the discretion to establish terms and conditions relating to the effect of the Participant’s Termination Date on Awards under the Plan.
2.OPTIONS, STOCK APPRECIATION RIGHTS, AND RESTRICTED SHARES. Unless otherwise set forth in an Award
Agreement or determined by the Committee with respect to an Award of Options, Stock Appreciation Rights or
Restricted Shares as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to Options, Stock Appreciation Rights and Restricted Shares on a Participant’s Termination Date.
3.DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, (i) the restriction period with respect to any Restricted Shares shall lapse, and (ii) the Participant’s outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant’s estate or Beneficiary in the case of death, or conservator of the Participant’s estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.
4.INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of
Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation
Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation
Rights. Any Options, Stock Appreciation Rights or Restricted Shares that are not vested at such Termination Date, but are scheduled to vest during the 24-month period following the Termination Date, shall continue to vest during such 24-
month period according to the vesting schedule in effect prior to such Termination Date. Any Options, Stock
Appreciation Rights and Restricted Shares that are not scheduled to vest during such 24-month period will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(b)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(b)(2).
5.If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (2), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 30 days after the date which is 24 months after the Participant’s Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.
6.TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company (i) any Restricted Shares subject to a restriction period shall be forfeited, and (ii) the Participant’s right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant’s
Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any
Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination
Date shall be forfeited and the Participant shall be required to repay such amount to the Company.
7.OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(b), the Participant shall have the right to exercise his or her Options and Stock
Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination Date, or (ii)
the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.
8.If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (4), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and

B-10	Perrigo Company

Appendix B
exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.
9.SERVICE-VESTING RSU AWARDS. Unless determined otherwise by the Committee with respect to a service-based vesting RSU Award, the following provisions shall apply.
a.DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death,
Disability or Retirement, a service-based vesting RSU shall immediately vest in full, provided that any such Disability is a disability as defined in Section 409A of the Code and the regulations thereunder. Payment of the Award due to death or Disability shall be made within the Short-Term Deferral Period. Subject to Section 16(f) regarding specified employees, payment of the Award due to Retirement shall be made within the 75-day period following the
Participant’s separation from service (as defined in Section 409A); provided, however, that the Participant shall not have the right to designate the year of payment if such period spans two calendar years.
b.INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of an Involuntary Termination for Economic Reasons that constitutes a separation from service (as defined in Section
409A), (x) any Shares subject to a service-based vesting RSU Award that are scheduled to vest during the 24-month period following such Termination Date shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date, and (y) any Shares that are not scheduled to vest during such period shall be forfeited on the Termination Date. Subject to Section 16(f) regarding specified employees, the
Participant shall receive payment with respect to such Award when the scheduled vesting date or dates occur.
Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this
Section 12(c)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(c)(2).
c.TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company, the portion of any service-based vesting RSU Award that is not vested shall be forfeited at the time of such notice of termination. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such
Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the
Participant shall be required to repay such amount to the Company.
d.OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(c), the portion of any service-based vesting RSU Award that is not vested at such Termination Date shall be forfeited on the Termination Date.
10.PERFORMANCE-VESTING RSU AWARDS (“PSUs”). Unless otherwise determined by the Committee with respect to an
RSU Award, the following provisions shall apply.
a.DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death,
Disability or Retirement, any Shares subject to the PSU Award shall vest or be forfeited depending on the attainment of performance goals. Subject to Section 16(f) regarding specified employees, the Participant shall receive payment with respect to such PSU Award in accordance with Section 9(b).
b.INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of an Involuntary Termination for Economic Reasons that constitutes a separation from service (as defined in Section 409A), (i) any Shares subject to the PSU Award for which the Performance Period is scheduled to end during the 24-month period following such Termination Date shall vest or be forfeited depending on the attainment of performance goals, and (ii) any Shares subject to the PSU Award for which the
Performance Period is not scheduled to end during such 24-month period shall be forfeited on the Termination
Date. Subject to Section 16(f) regarding specified employees, the Participant shall receive payment with respect to such PSU Award in accordance with Section 9(b). Notwithstanding the foregoing, if the Participant’s
Termination Date occurs for a reason that is both described in this Section 12(d)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section
12(d)(2).
c.TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company, the portion of any PSU Award that is not vested shall be forfeited at the

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Appendix B
time of such notice of termination. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.
d.OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(d), the portion of any PSU Award that is not vested at such
Termination Date shall be forfeited on the Termination Date.
SECTION 13. CHANGE IN CONTROL PROVISIONS
Notwithstanding any other provision of the Plan to the contrary, unless otherwise determined by the Committee with respect to an Award or as stipulated in the applicable Award Agreement, in the event of a Change in Control:
1.If the Participant’s Termination Date occurs by reason of a termination without “cause” (as is defined in the applicable
Award Agreement) or a separation for “good reason” (as defined in the applicable Award Agreement) on or after a
Change in Control and prior to the two year anniversary of the Change in Control, the following shall apply to Awards held by Participants:
a.Any Options and Stock Appreciation Rights outstanding as of such Termination Date, and which are not then exercisable and vested, shall become fully exercisable and vested.
b.The restrictions and deferral limitations and other conditions applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable.
c.All Performance Awards shall be considered to be earned and payable as if the greater of target and actual achievement of performance had been obtained for the performance period; provided that, for those Performance
Awards for which the performance period has ended, the Performance Awards shall be payable based on actual performance. In addition, any deferral or other restriction applicable to the Performance Awards shall lapse and such Performance Awards shall be settled as soon as practicable after the Participant’s Termination Date.
d.The restrictions and deferral limitations and other conditions applicable to any service-based vesting RSU Award shall lapse, and such RSU Awards shall become fully vested and shall be settled as soon as practicable after the
Participant’s Termination Date.
2.In addition to the foregoing, the Committee may take any one or more of the following actions with respect to any or all
Awards, without the consent of any Participant:
a.The Committee may require that Participants surrender outstanding Awards in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, equal to the Fair Market Value of the Shares subject to the Award or, in the case of unexercised Options and Stock Appreciation Rights, the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock
Appreciation Rights exceeds the purchase price. Payment shall be made on such terms as the Committee determines.
b.After giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, the
Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the
Committee deems appropriate.
c.The Committee may determine that any Awards that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation);
provided, that the Committee may deem any performance conditions applicable to Performance Awards earned as if (a) for Performance Awards for which the applicable performance period is complete, actual achievement of performance, and (b) for Performance Awards for which the applicable performance period is incomplete, the greater of target and actual achievement of performance.
d.Any such surrender, termination or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

B-12	Perrigo Company

Appendix B
SECTION 14. [RESERVED]
SECTION 15. AMENDMENT AND TERMINATION.
1.The Board may amend, alter or discontinue the Plan at any time; provided, however, that no amendment, alteration, or discontinuation shall be made that would materially and adversely impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee’s or Participant’s consent; provided, further that, any amendment that would (i) except as is provided in Section 4(f) of the Plan, increase the total number of shares reserved for the purpose of the Plan, (ii) change the employees or class of employees eligible to participate in the Plan, (iii) change the minimum exercise price for any Option or Stock Appreciation Right below the minimum price set forth in Section 6(a) and Section
7 of the Plan, as applicable, or (iv) materially (within the meaning of rules of the securities exchange on which the Shares are then listed) change the terms of the Plan, shall not be effective without the approval of Perrigo’s shareholders.
2.The Committee may amend the terms of any Award theretofore granted; provided, that no such amendment shall materially and adversely impair the rights of any Participant without his or her consent. In addition, the CEO may amend the terms of any Award theretofore granted to a Participant who is not subject to Section 16 of the Exchange Act;
provided, that no such amendment shall materially and adversely impair the rights of any Participant without his or her consent.
3.The Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of non-Performance Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
SECTION 16. GENERAL PROVISIONS.
1.TRANSFERS OF AWARDS. Unless otherwise determined by the Committee (or the CEO, as applicable) with respect to an Award other than an Incentive Stock Option, no Award, and no Shares subject to Awards granted under the Plan which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered or hedged, except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, if so determined by the Committee (or the CEO, as applicable), a Participant may, in the manner established by the Committee (or the CEO), designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Unless otherwise determined by the Committee (or the CEO, as applicable), each Award shall be exercisable, during the
Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to such rules as the Committee may establish, a Nonstatutory
Stock Option may be transferred by a Participant during his or her lifetime to a trust, partnership or other entity established for the benefit of the Participant and his or her immediate family which, for purposes of the Plan, shall mean those persons who, at the time of such transfer, would be entitled to inherit part or all of the estate of the Participant under the laws of intestate succession then in effect in the state in which the Participant resides if the Participant had died on such transfer date without a will.
2.NO RIGHT TO BE GRANTED AWARDS. No Employee or Participant shall have any claim to be granted any Award under the Plan nor to remain in the employment or service of the Company and there is no obligation for uniformity of treatment of Employees or Participants under the Plan. The Committee may, in its sole discretion, condition eligibility for an Award on the execution of a noncompete or similar-type agreement.
3.SHARE CERTIFICATES. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
4.DEFERRAL OF AWARDS. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award

2026 Proxy Statement	B-13

Appendix B
(including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.
Notwithstanding the foregoing, any dividends or dividend equivalents shall be payable only if and to the extent the underlying Awards become vested.
5.DELIVERY AND EXECUTION OF ELECTRONIC DOCUMENTS. To the extent permitted by applicable law, Perrigo may (i)
deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, but not limited to, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that
Perrigo is required to deliver to its shareholders (including, but not limited to, annual reports and proxy statements), and
(ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award
Agreements) in the manner prescribed by the Committee.
6.SECTION 409A SPECIFIED EMPLOYEES AND SEPARATE PAYMENTS. All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award
Agreement with respect to an Award, the Plan will govern. Without limiting the generality of the preceding sentence, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:
a.any payment due upon a Participant’s termination of employment will be paid only upon such Participant’s
“separation from service” from the Company within the meaning of Section 409A;
b.any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a
“change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;
c.any payment to be made with respect to such Award in connection with the Participant’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Participant’s separation from service (or earlier death) to the extent required to comply with the requirements of Section 409A;
d.if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the
Treasury Regulations), the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
e.if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury
Regulations), the Participant’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
f.for purposes of determining whether the Participant has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Perrigo Company plc, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i)
of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent”
each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
7.WITHHOLDING TAXES. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of any withholding taxes due in respect of an Award or payment hereunder, including withholding from other compensation payable to the Participant by the Company, and shall take all actions as it determines are necessary to satisfy all obligations for the payment of applicable withholding taxes, including, without limitation, any
Federal Insurance Contributions Act (“FICA”) taxes due on the vesting of an Award. The Committee shall be authorized

B-14	Perrigo Company

Appendix B
to establish procedures for Participants to elect to satisfy such withholding tax obligations by (i) the delivery of, or directing the Company to retain, Shares, or (ii) tendering payment to the Company in the form of a personal check, a bank order, a money order, or such other form of cash payment as may be approved by the Committee. In no event may the number of Shares withheld exceed the number necessary to satisfy the maximum Federal, state and local income and employment tax withholding requirements.
8.NO IMPACT ON ADOPTION OF OTHER COMPENSATION PROGRAMS. Nothing contained in this Plan shall prevent the
Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.
9.GOVERNING LAW. The Plan and Awards granted under the Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Michigan (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder. With respect to Awards granted to Participants who are foreign nationals or who are employed outside the United States, the
Plan and any rules and regulations relating to the Plan shall be governed by the applicable Code provisions to the maximum extent possible and otherwise by the laws of the State of Michigan (without reference to principles of conflicts of laws) and, to the extent that applicable foreign law differs from the Code and Michigan law, in accordance with applicable foreign law.
10.If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
11.FORFEITURE OF AWARDS.
a.For Section 16 Officers: With respect to each of Perrigo’s current and former executive officers who is or was designated as an officer of Perrigo in accordance with Rule 16a-1(f) of the Exchange Act (“Section 16 Officer”), any
RSUs, PSUs, Restricted Shares, Performance Shares, Shares, any time-vesting equity award, or other Award granted, earned, accrued, settled or acquired under the Plan (including Shares acquired through the exercise of
Options and/or Stock Appreciation Rights), and any gains or profits on the sale of such Shares shall be subject to the Compensation Recovery Policy of Perrigo or any other “clawback” or recoupment policy later adopted by
Perrigo.
b.For all other employees: With respect to each Participant who is not a Section 16 Officer, if Perrigo, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, and the Committee determines the Participant either knowingly engaged in or failed to prevent the misconduct, or the Participant’s actions or inactions with respect to the misconduct and restatement constituted gross negligence, the Participant shall (i) be required to reimburse Perrigo for any gain associated with any Option or Stock Appreciation Right exercised during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement (the “12-Month Window”), (ii) be required to reimburse Perrigo the amount of any payment (whether payment is made in cash, Shares or other property, and including any payment with respect to dividends and/or dividend equivalents) relating to any RSUs, PSUs, Restricted Shares and/or Performance Shares
earned, accrued or settled during the 12-Month Window, and (iii) all outstanding Awards that have not yet been settled or exercised shall be immediately forfeited. In addition, Shares acquired under the Plan (including Shares acquired through the exercise of Options and/or Stock Appreciation Rights), and any gains or profits on the sale of such Shares, shall be subject to any “clawback” or recoupment policy later adopted by Perrigo.
12.RIGHT OF OFFSET. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares

2026 Proxy Statement	B-15

Appendix B
(or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
13.LIMITATION OF LIABILITY. No member of the Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:
a.any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such
Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and
b.any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered
Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.
SECTION 17. EFFECTIVE DATE OF PLAN. This amendment and restatement of the Plan shall be effective on the date that it is approved by Perrigo’s shareholders (the “Effective Date”).

B-16	Perrigo Company

Appendix B
APPENDIX 1
2026 LONG-TERM INCENTIVE PLAN
SUB-PLAN GOVERNING AWARDS TAXABLE IN THE REPUBLIC OF IRELAND
1. GENERAL
1.1This Appendix 1 establishes a sub-plan (the “Irish Sub-Plan”) to the 2026 Long-Term Incentive Plan (the “Plan”) for
purposes of employees and directors who are either resident in the Republic of Ireland for tax purposes or who are subject to Irish taxation in relation to their Awards under the Plan and who are granted Restricted Shares that are intended to meet the requirements of a Clog Scheme under Irish tax law.
All terms that are not otherwise defined herein shall have the same meaning as set forth in the Plan.
2. TERMS OF IRISH SUB-PLAN
2.1.The following definitions shall be inserted into Section 2:
a.“Restricted Share Trust” means the trust established by Perrigo;
b.“Retention Period” in connection with any of a Participant’s Restricted Shares means the period beginning on the date an award of Restricted Shares is made and ending on the 30th day after the fifth anniversary of that date, or such other period (between one year and five years plus 30 days) as the Committee may from time to time determine with respect to an allocation of Restricted Shares provided always that such period shall be set out in the
Award Agreement relating to such Restricted Shares;
2.2.The definition of Award Agreement in Section 2 shall be deleted and replaced with the following:
a.“Award Agreement” means a written agreement, contract or other instrument in such form as may from time to time be settled by the Committee which is entered into by Perrigo and a Participant setting out specific contractual terms restricting the Participant’s ability to deal with or realise value in the Restricted Shares during the designated
Retention Period and signed by both Perrigo and the Participant;
2.3.The definition of Restricted Share in Section 2 shall be deleted and replaced with the following:
a.“Restricted Share” means an Award of Restricted Shares under this Irish Sub-Plan, or (where the context so requires) any other Award under the Plan (including any sub-plan) whereby the Shares subject to that Award to which a Participant becomes entitled at grant, vesting, exercise or settlement (as the case may be) are designated as Restricted Shares for a Retention Period under this Irish Sub-Plan within the meaning of Section 128D(3)(a) of the
Irish Taxes Consolidation Act 1997, such shares also being forfeitable shares in accordance with Section 8(c) as amended under this Irish Sub-Plan.
2.4.Section 5 shall be deleted and replaced with the following:
SECTION 5. ELIGIBILITY. Any Employee or director of the Company shall be eligible to be selected as a Participant under the Irish Sub-Plan.
2.5.Section 8 shall be deleted and replaced with the following:
SECTION 8. RESTRICTED SHARES.
a.GRANT OF AWARDS. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in connection with the vesting, exercise or settlement (as the case may be) of other Awards granted under the Plan. The provisions of
Restricted Share Awards need not be the same with respect to each recipient. Restricted Share Awards may be subject to performance criteria in relation to any performance period as the Committee may determine when the
Restricted Share Award is granted.

2026 Proxy Statement	B-17

Appendix B
a.REGISTRATION. Any Restricted Shares issued or awarded hereunder shall be held in the Restricted Share Trust for the duration of the Retention Period and subject to the provisions of the trust deed and Section 128D of the Taxes
Consolidation Act 1997.
b.FORFEITURE. Except as set forth in Section 12 (as amended by the Irish Sub-Plan) or otherwise determined by the
Committee at the time of grant, upon a Participant’s Termination Date for any reason during the Retention Period, all
Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by Perrigo whereupon as a result of the forfeiture the Participant will cease to have any beneficial interest in the Restricted
Shares so forfeited and will not be entitled to receive, directly or indirectly, consideration in money or money's worth in respect of the forfeited shares in excess if the consideration given by the Participant for the acquisition of the
Restricted Shares. If as a result of any forfeiture of Shares under this Section 8(c) the Participant obtains a refund of any taxes paid in respect of the award of Restricted Shares, the Participant shall be obliged to return such refund to
Perrigo immediately upon receipt, unless the Committee determines otherwise in its absolute discretion.
c.PERFORMANCE CRITERIA. The Committee shall specify in the Award Agreement the extent to which forfeiture applies to a Restricted Share Award at the end of the applicable Retention Period as a result of performance criteria not being achieved, or partially being achieved, in relation to the applicable performance period.
2.6.Section 12(b) shall be deleted and replaced with the following:
a.OPTIONS AND STOCK APPRECIATION RIGHTS. Unless otherwise determined by the Committee with respect to an
Award of Options and Stock Appreciation Rights as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to Options and Stock Appreciation Rights on a Participant’s
Termination Date.
b.DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death,
Disability or Retirement the Participant’s outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the
Participant’s estate or Beneficiary in the case of death, or conservator of the Participant’s estate in the case of
Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.
c.INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock
Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock
Appreciation Rights. Any Options or Stock Appreciation Rights that are not vested at such Termination Date, but are scheduled to vest during the 24-month period following the Termination Date, shall continue to vest during such 24-
month period according to the vesting schedule in effect prior to such Termination Date. Any Options or Stock
Appreciation Rights that are not scheduled to vest during such 24-month period will be forfeited on the Termination
Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(b)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(b)(2).
d.If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (2), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation
Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 30 days after the date which is 24 months after the Participant’s Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.
e.TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company the Participant’s right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the
Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

B-18	Perrigo Company

Appendix B
f.OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(b), the Participant shall have the right to exercise his or her Options and
Stock Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination
Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination
Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.
g.If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (4), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or
(ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.
2.7.A new Section 12(e) shall be inserted as follows:
a.RESTRICTED SHARES. Unless otherwise determined by the Committee with respect to an Award of service-based vesting Restricted Shares as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to service-based vesting Restricted Shares on a Participant’s Termination Date.
b.DEATH. If the Participant’s Termination Date occurs due to the Participant’s death prior to the end of the Retention
Period applicable to his or her Restricted Shares, the Retention Period with respect to those Restricted Shares shall lapse.
c.DISABILITY; RETIREMENT. If the Participant’s Termination Date occurs by reason of Disability or Retirement the
Participant may continue to hold those Restricted Shares for the remainder of the Retention Period.
d.INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons within 24 months of the end of the Retention Period applicable to his or her Restricted Shares, the Participant may continue to hold those Restricted Shares for the remainder of the
Retention Period. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic
Reasons more than 24 months before the end of the Retention Period applicable to his or her Restricted Shares those Restricted Shares will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s
Termination Date occurs for a reason that is both described in this Section 12(e)(3) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(e)(3).
e.TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company the Participant’s Restricted Shares will be forfeited. If within 60 days of a Participant’s
Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause.
Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such
Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.
f.OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(d), the Participant's Restricted Shares will be forfeited on the Termination
Date unless the Committee determines that the Participant may continue to hold his or her Restricted Shares for the remainder of the Retention Period applicable to those Restricted Shares.

2026 Proxy Statement	B-19

Appendix B
APPENDIX 2
2026 LONG-TERM INCENTIVE PLAN
CONSULTANT AND NON-EMPLOYEE DIRECTOR SUB-PLAN
1. GENERAL
1.1.This Appendix 2 establishes a sub-plan (the “Consultant and NED Sub-Plan”) to the 2026 Long-Term Incentive Plan (the
“Plan”) for awards granted to non-employee directors and consultants. In order to reflect that Awards granted under the
Plan are granted under an “employees’ share scheme” as defined under Irish tax law, (a) references to directors and consultants have been removed from the Plan, and (b) this Appendix 2 establishes a sub-plan for the purpose of granting Awards to Consultants and Non-Employee Directors (as defined below) of Perrigo Company plc and its
Affiliates.
1.2.All terms that are not otherwise defined herein shall have the same meaning as set forth in the Plan.
2. TERMS OF CONSULTANT AND NED SUB-PLAN
2.1.This Consultant and NED Sub-Plan is hereby established as a sub-plan to the Plan. The provisions of the Plan shall apply in their entirety to awards made under this Consultant and NED Sub-Plan save and except only as set out in Rules 2.2 to
2.6 below.
2.2.Definitions
a.The following definitions shall be inserted for the purposes of the Consultant and NED Sub-Plan:
“Consultant” means a consultant, adviser or other natural person retained by the Company to render significant services to the Company.
“Non-Employee Director” means a director of the Company who is not an active employee of the Company.
b.The following terms as defined in the Plan shall be deleted and replaced with the following for the purposes of the
Consultant and NED Sub-Plan:
“Participant” means any person who is a Consultant or Non-Employee Director.
“Retirement” means a Participant’s Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with five or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company as a Non-Employee Director or
Consultant, or an anniversary of such date.
“Termination Date” means the date that a Participant both ceases to be a Non-Employee Director or Consultant and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board.
2.3.Section 3(a) of the Plan is amended by the addition of the following sentence at the end of that clause:
a.Decisions of the Committee in respect of the Consultant and NED Sub-Plan shall be final, conclusive and binding upon all persons including the Company, any Participant, and shareholder and any Consultant and Non-Employee
Director.
2.4.Section 4(c) of the Plan is amended so that the first sentence reads as follows:
a.No individual Consultant may be granted Awards in any one calendar year with a value in excess of $1,000,000, and no individual Non-Employee Director may be granted Awards in any one calendar year with a value in excess of
$1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award
(except that, for any year in which a Consultant or Non-Employee Director first commences service as a consultant of the Company or service on the Board, respectively, such $1,000,000 limit will not apply).

B-20	Perrigo Company

Appendix B
2.5.Section 5 of the Plan is amended by replacing it with the following:
SECTION 5. ELIGIBILITY. Any Non-Employee Director or Consultant shall be eligible to be selected as a Participant.
Awards may be granted Non-Employee Directors or Consultants of the Company or Affiliates who are foreign nationals or who are resident or taxable on the Award outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
2.6.Section 6(d) of the Plan is amended by the addition of the following sentence at the end of that clause:
Payment of the option price of any Option granted to a Consultant or Non-Employee Director shall be settled only in accordance with a method that is in compliance with applicable Irish company law.
2.7.Section 16(b) of the Plan is amended by deleting the words “Employee or” and “Employees or” from the first sentence.
2.8.Section 16(g) of the Plan is amended by the addition of the following sentence at the end of that clause:
Withholding taxes applicable to any Awards to a Consultant or Non-Employee Director shall be settled only in accordance with a method that is in compliance with applicable Irish company law.

Your **Vote** Counts!

PERRIGO COMPANY PLC

2026 Annual Meeting
Vote by April 29, 2026
11:59 PM Irish Time

Perrigo®

PERRIGO COMPANY PLC
PERRIGO NORTH AMERICAN HEADQUARTERS
430 MONROE AVENUE NW
10TH FLOOR
GRAND RAPIDS, MICHIGAN 49503

V88720-P46313

You invested in PERRIGO COMPANY PLC and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 30, 2026.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2026. The Irish Statutory Financial Statements will be available online on or before April 8, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

PV

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Vote in Person at the Meeting*

April 30, 2026
3:30 a.m. U.S. Eastern Time (8:30 a.m. Irish Time)

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect, by separate resolutions, nine director nominees to serve until the 2027 Annual General Meeting of Shareholders;	
	Nominees:	
1a.	Bradley A. Alford	For
1b.	Orlando D. Ashford	For
1c.	Julia M. Brown	For
1d.	Kevin Egan	For
1e.	Patrick Lockwood-Taylor	For
1f.	Albert A. Manzone	For
1g.	Donal O'Connor	For
1h.	Geoffrey M. Parker	For
1i.	Jonas Samuelson	For
2.	To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company's independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor;	For
3.	To provide advisory approval of the Company's executive compensation;	For
4.	To provide approval of the 2026 Long-Term Incentive Plan;	For
5.	To renew the Board's authority to issue shares under Irish law; and	For
6.	To renew the Board's authority to opt-out of statutory pre-emption rights under Irish law.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V88721-P46313

Perrigo®

PERRIGO COMPANY PLC
PERRIGO NORTH AMERICAN HEADQUARTERS
430 MONROE AVENUE NW
10TH FLOOR
GRAND RAPIDS, MICHIGAN 49503

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Irish Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Irish Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88700-P46313 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERRIGO COMPANY PLC

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Bradley A. Alford	☐	☐	☐
1b. Orlando D. Ashford	☐	☐	☐
1c. Julia M. Brown	☐	☐	☐
1d. Kevin Egan	☐	☐	☐
1e. Patrick Lockwood-Taylor	☐	☐	☐
1f. Albert A. Manzone	☐	☐	☐
1g. Donal O'Connor	☐	☐	☐
1h. Geoffrey M. Parker	☐	☐	☐
1i. Jonas Samuelson	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Mark here if you would like to attend the meeting in person.	☐	☐

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
The Irish Statutory Financial Statements will be available at www.proxyvote.com on or before April 8, 2026.

V88701-P46313

PERRIGO COMPANY PLC
ANNUAL MEETING OF SHAREHOLDERS
25 North Wall Quay, Dublin 1, D01 H104, Ireland
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any proxy or voting instructions previously given, appoints Charles M. Atkinson and Eduardo Bezerra (the "Named Proxies"), and each of them, as attorneys and proxies with full power of substitution and authorizes them to represent and vote as indicated on the reverse side of this card, with all powers which the undersigned would possess if personally present, all the ordinary shares of Perrigo Company plc held of record by the undersigned on March 2, 2026, at the Annual Meeting of Shareholders to be held at 3:30 a.m. U.S. Eastern Time (8:30 a.m. Irish Time) on April 30, 2026.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each director nominee named in Proposal 1, and "FOR" Proposals 2 through 6. If you vote by Internet or telephone, please do not send your proxy by mail.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. The Board of Directors' recommendation has been recorded as "FOR" for each director nominee and in each Proposal 2 through 6 as outlined on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE